Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-271048
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated March 5, 2025
PROSPECTUS SUPPLEMENT
(To prospectus dated March 31, 2023)
Celanese US Holdings LLC
€500,000,000     % Senior Notes due 2031

Celanese US Holdings LLC (the "Issuer" is offering €500,000,000 aggregate principal amount of its           % Senior Notes due 2031 (the "notes"). Interest on the notes will be payable annually, in cash in arrears, on the dates set forth in "Summary — The Offering." Unless previously redeemed, the notes will mature on          , 2031.
The notes will be guaranteed on a senior basis by Celanese Corporation, the Issuer's parent company (the "Parent Guarantor"), and, initially, by each of the Issuer's current and future domestic subsidiaries that guarantee the Issuer's obligations under its senior credit facilities (the "Subsidiary Guarantors" and, collectively with the Parent Guarantor, the "Guarantors"). The notes will be the senior unsecured obligation of the Issuer and the guarantees will be the Guarantors' general unsecured senior obligations for so long as each such Guarantor remains a Guarantor. See "Description of the Notes — Guarantees." The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
The notes and the guarantees will be effectively subordinated to the Issuer’s and the Guarantors’ secured debt, if any, to the extent of the value of the assets securing such debt. The notes and the guarantees will rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future unsecured senior debt and senior in right of payment to any of the Issuer’s future debt that is expressly subordinated in right of payment to the notes and guarantees. The notes and the guarantees will be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of our subsidiaries that do not guarantee the notes. See "Description of the Notes — Ranking."
We may redeem some or all of the notes at our option from time to time at the applicable redemption prices set forth under "Description of the Notes — Redemption — Optional Redemption." The notes may also be redeemed in whole, but not in part, at any time at our option, in the event of certain developments affecting United States taxation as described under the heading "Description of the Notes — Redemption for Tax Reasons."
We expect to receive net proceeds, after deducting underwriters' discounts and other estimated fees and expenses of this offering, of approximately €          . We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent U.S. Dollar ("USD") notes offering described herein and borrowings under our 364-Day Term Loan Credit Agreement (as defined below), to fund the Tender Offer (as defined below) for a portion of our outstanding 4.777% Senior Notes due 2026 and a portion of our outstanding 6.165% Senior Notes due 2027 (together, the "Tender Offer Notes"), to repay a portion of the outstanding borrowings under the Five-Year Term Loan Credit Agreement (as defined below), to repay borrowings under the U.S. Revolving Credit Agreement (as defined below) and to repay our 6.050% Senior Notes due March 15, 2025 and for general corporate purposes, which may include the repayment of other outstanding indebtedness.
Currently, there are no existing public markets for the notes. We intend to apply to list the notes on the New York Stock Exchange (the "NYSE"). The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such a listing, and we may delist the notes at any time.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-24 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Issuer
Per note	%	%	%
Total	€	€	€
__________________
(1)Plus accrued interest from                      ,      2025, if settlement occurs after that date.
See "Underwriting (Conflicts of Interest)" for a description of the compensation payable to the underwriters.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes are expected to be ready for delivery in book-entry form only through the facilities of Clearstream Banking, S.A. ("Clearstream"), and Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), on or about                      ,      2025.

Joint Book-Running Managers

J.P. Morgan	Citigroup		Deutsche Bank Securities Inc.
BofA Securities	HSBC	MUFG	UniCredit
PNC Capital Markets LLC		SMBC
Co-Managers

Morgan Stanley	Regions Securities LLC	Santander
TD Securities	Truist Securities	US Bancorp
The date of this prospectus supplement is             , 2025.

Prospectus Supplement

We expect the delivery of the notes will be made to investors on or about          , 2025, which will be the               business day following the date of pricing of the notes (such settlement being referred to as T+                    ). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before their delivery will be required, by virtue of the fact that the notes initially settle in T+                    , to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before their delivery should consult their advisors.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Before purchasing any notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Incorporation by Reference" herein.
We have not, and the underwriters have not, authorized anyone to provide you with any additional information or any information that is different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus provided in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates on the front covers of this prospectus supplement and the accompanying prospectus, the information contained in any related free writing prospectus will be accurate only as of the date of that document, and the information contained in any document incorporated by reference into this prospectus supplement is accurate only as of the date of such document, unless the information specifically indicates that another date applies.
The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy (i) by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to make such offer or solicitation or (ii) to any person to whom it is unlawful to make such offer or solicitation. See "Underwriting (Conflicts of Interest)" in this prospectus supplement.
As used throughout this prospectus supplement, unless the context otherwise requires or indicates:
•"Celanese" means Celanese Corporation, and not its subsidiaries;
•"Celanese US" and "Issuer" mean Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and
•"Company," "we," "our," and "us" refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.
Terms capitalized but not defined in this prospectus supplement shall have the meaning ascribed to them in the accompanying prospectus. References in this prospectus supplement and the accompanying prospectus to "$" and "dollars" are to the currency of the United States. References to "€" and "euro" in this prospectus supplement and the accompanying prospectus are to the currency of the member states of the European Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into dollars as presented in this prospectus supplement could have been or could be converted into dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

Notice to Prospective Investors in the EEA
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the "EEA") (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer within the EEA of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129 (as amended or superseded) and includes any relevant implementing measure in each Member State of the EEA.
PRIIPs Regulation / Prohibition on Sales to European Economic Area Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a "qualified investor" as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this section, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State. Neither this prospectus supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
MIFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a "distributor") should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), (b) are persons falling within Article 49(2)(a) to (d) "high net worth companies, unincorporated associations, etc.") of the Order (c) are outside the United Kingdom or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. The notes are being offered solely to "qualified investors" as defined in the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA") (the "UK Prospectus Regulation").
No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. No person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes other than in circumstances in which Section 21(1) of the FSMA does not apply to us.
UK PRIIPs Regulation / Prohibition on Sales to UK Retail Investors
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the Financial Services and Markets Act 2000 (the "FSMA") to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/ 2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation and has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of securities.
UK MiFIR product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook ("COBS"), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("UK MiFIR"); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the "UK MiFIR Product Governance Rules") is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
IN CONNECTION WITH THIS OFFERING, J.P. MORGAN SECURITIES PLC (OR ONE OR MORE OF ITS RESPECTIVE AFFILIATES OR PERSONS ACTING ON ITS BEHALF), AS STABILIZING MANAGER (THE "STABILIZING MANAGER"), MAY OVER-ALLOT OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE STABILIZING MANAGER WILL UNDERTAKE A STABILIZATION ACTION. IF COMMENCED, ANY STABILIZING ACTION MAY BE DISCONTINUED AT ANY TIME AND WILL BE CARRIED OUT IN COMPLIANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 CALENDAR DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement or in other materials we have filed or will file with the Securities and Exchange Commission ("SEC"), and incorporated herein and the accompanying prospectus by reference, are forward-looking in nature as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "plan," "may," "can,” "could," "might," "will" and similar expressions identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies, and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; deleveraging efforts; future revenues and financial performance; pension expenses and funding; dividend policy; anticipated restructuring, divestiture, and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration and expected synergies of the acquired businesses.
Forward-looking statements are not historical facts or guarantees of future performance but instead represent only our beliefs at the time the statements were made regarding future events, which are subject to significant risks, uncertainties, and other factors, many of which are outside of our control and certain of which are listed above and below. Any or all of the forward-looking statements included in this prospectus supplement, the accompanying prospectus and in any other materials incorporated by reference herein may turn out to be materially inaccurate. This can occur as a result of incorrect assumptions, in some cases based upon internal estimates and analyses of current market conditions and trends, management plans and strategies, economic conditions, or as a consequence of known or unknown risks and uncertainties. Many of the risks and uncertainties mentioned in this prospectus supplement, the accompanying prospectus, or in other materials we have filed or will file with the SEC and incorporated herein by reference, such as those discussed in the section titled "Risk Factors" herein and in our Annual Report on Form 10-K for the year ended December 31, 2024, will be important in determining whether these forward-looking statements prove to be accurate. Consequently, no other person should place undue reliance on our forward-looking statements and should recognize that actual results may differ materially from those anticipated by us.
All forward-looking statements made in this prospectus supplement and the accompanying prospectus are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this prospectus supplement and the accompanying prospectus will increase with the passage of time. We undertake no obligation, and disclaim any duty, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in our expectations or otherwise.
The following factors, among others, could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements:
•changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;
•the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries;
•volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, carbon monoxide, wood pulp, hexamethylene diamine, Polyamide 66, polybutylene terephthalate, ethanol, natural gas and fuel oil, and the prices for electricity and other energy sources;
•the ability to pass increases in raw materials prices, logistics costs and other costs on to customers or otherwise improve margins through price increases;

•the possibility that we will not be able to realize the anticipated benefits of the Mobility & Materials business (the "M&M Business") we acquired (the "M&M Acquisition") from DuPont de Nemours, Inc. ("DuPont"), including synergies and growth opportunities, whether as a result of difficulties arising from the operation of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities;
•additional impairments of goodwill or intangible assets;
•increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies;
•risks in the global economy and equity and credit markets and their potential impact on our ability to pay down debt in the future and/or refinance at suitable rates, in a timely manner, or at all;
•risks and costs associated with increased leverage from the M&M Acquisition, including increased interest expense and potential reduction of business and strategic flexibility;
•the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;
•the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;
•increased price competition and the introduction of competing products by other companies;
•the ability to identify desirable potential acquisition or divestiture opportunities and to complete such transactions, including obtaining regulatory approvals, consistent with our strategy;
•market acceptance of our products and technology;
•compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics or supply chain disruptions, cybersecurity incidents, terrorism or political unrest, public health crises, or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the direct or indirect consequences of acts of war or conflict (such as the Russia-Ukraine conflict or conflicts in the Middle East) or terrorist incidents or as a result of weather, natural disasters, or other crises;
•the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;
•changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, anti-dumping and countervailing duties, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions;
•changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property;
•potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change or other sustainability matters;
•potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;
•our level of indebtedness, which could diminish our ability to raise additional capital to fund operations or limit our ability to react to changes in the economy or the chemicals industry, and the success of our deleveraging efforts, as well as any changes to our credit ratings;

•changes in currency exchange rates and interest rates;
•tax rates and changes thereto; and
•various other factors, both referenced and not referenced in this prospectus supplement or the accompanying prospectus.
Additional information regarding these and other factors may be contained in our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus, especially on Forms 10-K, 10-Q and 8-K. See "Incorporation by Reference" herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we currently do not expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus supplement and the accompanying prospectus as anticipated, believed, estimated, expected, intended, planned or projected.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically. We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of or incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to "incorporate by reference" the information that we file with it. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed "filed" with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus supplement and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025 ("Form 10-K"); and
•our current reports on Form 8-K filed with the SEC on January 16, 2025, February 14, 2025 and February 18, 2025 (excluding, in each case, any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K).
We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or 7.01, and any exhibits furnished pursuant to Item 9.01 in respect of such information, on such current report on Form 8-K) until we sell all of the notes in this offering, with the exception of any information furnished to, and not deemed filed with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039
Telephone: (972) 443-4000

SUMMARY
This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled "Risk Factors" beginning on page S-24, of this prospectus supplement the "Risk Factors" section in our Form 10-K and our consolidated financial statements and the notes thereto as well as the other documents and information incorporated by reference herein before making an investment decision.
Our Company
We are a global chemical and specialty materials company. We are a global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world's largest producers of acetyl products, which are intermediate chemicals for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, medical, consumer electronics, energy storage, filtration, paints and coatings, paper and packaging, industrial applications and textiles. Our products enjoy leading global positions due to our differentiated business models, large global production capacity, operating efficiencies, proprietary technology and competitive cost structures.
Our large and diverse global customer base primarily consists of major companies across a broad array of industries. We hold geographically balanced global positions and participate in diversified end-use applications. We combine a demonstrated track record of execution, strong performance built on differentiated business models and a clear focus on growth and value creation. Known for operational excellence, reliability and execution of our business strategies, we partner with our customers around the globe to deliver best-in-class technologies and solutions.
Celanese's history began in 1918, the year that its predecessor company, The American Cellulose & Chemical Manufacturing Company, was incorporated. The company, which manufactured cellulose acetate, was founded by Swiss brothers Drs. Camille and Henri Dreyfus. The current Celanese was incorporated in 2004 under the laws of the State of Delaware and is a U.S.-based public company and our common stock, par value $0.0001 per share ("Common Stock") is traded on the NYSE under the ticker symbol CE.
Headquartered in Irving, Texas, our operations are primarily located in North America, Europe and Asia and consist of 56 global production facilities, and an additional 20 strategic affiliate production facilities. As of December 31, 2024, we employed 12,163 people worldwide.
Business Segment Overview
We operate principally through two business segments: Engineered Materials and the Acetyl Chain. See "–Business Segments" and Note 21 - Segment Information and Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.
Engineered Materials
•Overview
Our Engineered Materials segment includes our engineered materials business and certain strategic affiliates. The engineered materials business leverages our leading project pipeline model to more rapidly commercialize projects. Our unique approach is based on deep customer engagement to develop new projects that are aligned with our skill domains to address critical customer needs and ensure our success and growth.
Engineered Materials is a project-based business where growth is driven by increasing new project commercializations from the pipeline. Our project pipeline model leverages competitive advantages that include our global assets and resources, marketplace presence, broad materials portfolio and differentiated capabilities. Our global assets and resources are represented by our operations, including polymerization, compounding, research and development, and customer technology centers in all regions of the world, including Belgium, Brazil, Canada, China, Germany, India, Italy, Japan, Luxembourg, Mexico, Singapore, South Korea, Switzerland, Taiwan, the United Kingdom and the U.S., along with sites associated with our 17 strategic affiliates in China, Germany, Japan, Luxembourg, Netherlands, Saudi Arabia, South Korea, United Kingdom and the U.S.
Our broad marketplace presence reflects our deep understanding of global and customer trends, including the growing global demand for more sophisticated vehicles, evolving environmental considerations, increased global connectivity, and improved health and wellness. These global trends drive a range of needed customer solutions, such as vehicle lightweighting, precise components, aesthetics and appearance, low emissions, heat resistance and low-friction for medical applications, that we are uniquely positioned to address with our materials portfolio. In addition, the opportunity pipeline process identifies a number of emerging trends early, enabling faster growth.
Our materials portfolio offers differentiated chemical and physical properties that enable them to perform in a variety of conditions. These include enduring a wide range of temperatures, resisting adverse chemical interactions and withstanding deformation. Nylon compounds are used in a range of applications including automotive, consumer, electrical, electronic and industrial. These value-added applications in diverse end uses support the business' global growth objectives. POM, PBT and LFRT are used in a broad range of performance-demanding applications, including fuel system components, automotive safety systems, consumer electronics, appliances, industrial products and medical applications. UHMW-PE is used in battery separators, industrial products, filtration equipment, coatings and medical applications. Primary end uses for LCP are electrical applications or products and consumer electronics. Thermoplastic elastomers offer unique attributes for use in automotive, appliances, consumer goods, electrical, electronic and industrial applications.
We also have several differentiated polymer technologies designed for the utility industry, the oil and gas industry, original equipment manufacturers and companies that enhance supply chain efficiency. These include composite technologies for the utility industry that deliver greater reliability, capacity and performance for utility transmission lines.
Our differentiated capabilities are highlighted in our intimate and unique customer engagement which allows us to work across the entirety of our customers' value chain. For example, in the automotive industry we work with original equipment manufacturers as well as system and tier suppliers and injection molders in numerous areas, including polymer formulation and functionality, part and structural design, mold design, color development, part testing and part processing. This broad access allows us to create a demand pull for our solutions. This business segment also includes 17 strategic affiliates that complement our global reach, improve our ability to capture growth opportunities in emerging economies.
In November 2022, we acquired a majority of the M&M Business of DuPont pursuant to a definitive transaction agreement entered into in February 2022 by us, DuPont and an affiliate of DuPont. The M&M Acquisition was completed for a purchase price of $11.0 billion, subject to transaction adjustments. The M&M Business is a global producer of engineering thermoplastics and elastomers serving a variety of end-uses including automotive, electrical and electronics, consumer goods and industrial applications. The acquired M&M Business product portfolio includes numerous specialty materials with global leadership positions in nylons, specialty nylons polyesters and elastomers. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
In September 2023, we formed a food ingredients joint venture with Mitsui & Co., Ltd. ("Mitsui") under the name Nutrinova. We contributed receivables, inventory, property, plant and equipment, certain other assets, liabilities, technology and employees of our food ingredients business while retaining a 30% interest in the joint venture. Mitsui acquired the remaining 70% interest in the food ingredients business for a purchase price of $503 million. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.

•Key Products
Nylon. Our nylon products include Celanyl® (PA 6, PA 6.6), FRIANYL® (flame retardant PA 6, PA 66, PPA compounds), ECOMID® (recycled polyamide), Zytel® (PA, PA 6, PA 66, PA 610, PA 612), Zytel® HTN (PPA) and Zytel® LCPA and are used in automotive, appliances, electrical, medical, industrial and consumer applications due to their mechanical properties, dimensional stability, high impact resistance, resistance to organic solvents, high wear and fatigue resistance even at high temperatures, and easy processing and molding.
POM. Commonly known as polyacetal in the chemical industry, POM is sold by our engineered materials business under the trademarks Celcon® and Hostaform®. POM is used for diverse end-use applications in the automotive, industrial, consumer and medical industries. These applications include mechanical parts in automotive fuel system components and window lift systems, water handling, conveyor belts, sprinkler systems, drug delivery systems and gears in large and small home appliances.
We continue to innovate and broaden the portfolio of Celcon® and Hostaform® in order to support the industry needs for higher performing polyacetal. We have expanded our portfolio to include products with higher impact resistance and stiffness, low emissions, improved wear resistance and enhanced appearance such as laser marking and metallic effects. Our sustainable polyacetal, POM ECO-B, allows customers to realize reduction in carbon dioxide emissions in their end-use products and advance toward their renewable content goals.
Korea Engineering Plastics Co., Ltd., our 50%-owned strategic affiliate, manufactures POM and other engineering resins in the Asia-Pacific region. For further discussion, see "Business–Strategic Affiliates."
National Methanol Company, our 25% owned strategic affiliate, produces methanol which is a key feedstock for POM production. Its production facilities are located in Saudi Arabia. For further discussion, see "Business–Strategic Affiliates."
The primary raw material for POM is formaldehyde, which is manufactured from methanol. Raw materials are sourced from internal production and from third parties, generally through long-term contracts.
Polyesters. Our products include a series of thermoplastic polyesters including Celanex® PBT, Crastin® PBT and Thermx® PCT (polycyclohexylene-dimethylene terephthalate), as well as Rynite® PET, a polyester resin. These products are used in a wide variety of automotive, electrical, medical, industrial and consumer applications, including ignition system parts, radiator grilles, electrical switches, medical devices, insulation, photovoltaic panels, critical energy components, appliance and sensor housings, light emitting diodes and technical fibers.
UHMW-PE. GUR®, our UHMW-PE trademark, is a highly engineered thermoplastic designed for a variety of industrial, consumer and medical applications. Primary applications for the material include lead acid battery separators, heavy machine components, lithium ion separator membranes, and noise and vibration dampening tapes. Several specialty grades are also produced for applications in high performance filtration equipment, ballistic fibers, thermoplastic and elastomeric additives, as well as medical implants.
LFRT. Celstran® and Factor®, our LFRT products, impart extra strength and stiffness, making them more suitable for larger parts than conventional thermoplastics. These products are used in automotive, transportation and industrial applications, such as instrument panels, consoles and front end modules. LFRTs meet a wide range of end-user requirements and are excellent candidates for metal replacement where they provide the required structural integrity with significant weight reduction, corrosion resistance and the potential to lower manufacturing costs.
LCP. Vectra® and Zenite®, our LCP brands, are primarily used in electrical and electronics applications for precision parts with thin walls and complex shapes and applications requiring heat dissipation. They are also used in high heat cookware applications.
TPE. Forprene®, Sofprene® T, Laprene® and Hytrel®, our TPE brands, are primarily used in automotive, construction, appliances and consumer applications due to their ability to combine the advantages of both flexible and plastic materials. These materials are selected for their ability to stretch and return to their near original shape creating a longer life and better physical range than other materials.

TPV. SantopreneTM, DytronTM and GeolastTM, our TPV trademarks, are chemically cross-linked, high-performance materials which leverage a unique combination of engineering thermoplastic and elastomer properties. These products are used in future mobility, infrastructure, medical and sustainability applications.
Elastomers. Vamac® EAE, our elastomer brand, is primarily used in variety of demanding automotive applications, including electric and hybrid vehicle components. These materials can be formulated to provide excellent resistance to extreme temperatures and fluids.
Polypropylene. Our polypropylene products include Polifor® and Tecnoprene® and are primarily used in automotive, appliances, electrical and consumer applications due to their high impact and fatigue resistance, exceptional rigidity at high temperatures and an ability to withstand chemical agents.
VitalDose®. Our ethylene vinyl acetate ("EVA") copolymers, sold under the VitalDose® trademark, are an enabling technology used for controlled-release drugs, medical implants and combination devices, including drug-eluting implants, reliable controlled-release performance in subcutaneous and surgical implants, intravitreal and extraocular devices.
•Customers
Engineered Materials' principal customers are original equipment manufacturers and their suppliers serving the automotive, medical, industrial and consumer industries. We utilize our customer options mapping process to collaborate with our customers to identify customized solutions that leverage our broad range of polymers and technical expertise. Our engineered materials business has long-standing relationships through multi-year and annual arrangements with many of its major customers and utilizes distribution partners to expand its customer base.
Because Engineered Materials is a project-based business focused on solutions, the pricing of products in this segment is primarily based on the value-in-use and is generally independent of changes in the cost of raw materials. Therefore, in general, margins may expand or contract in response to changes in raw material costs.
See Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.
Acetyl Chain
•Overview
The Acetyl Chain segment, which includes the integrated chain of acetic acid, VAM, acetic anhydride, acetate esters, emulsion polymers, EVA polymers, redispersible powders, and acetate tow businesses, is active in every major global industrial sector and serves diverse consumer end-use applications. The Acetyl Chain operates as an integrated business with the breadth and flexibility to sell solutions across the segment and across global geographies utilizing various feedstocks. These solutions include traditional vinyl-based end uses, such as paints and coatings and adhesives, as well as other unique, high-value end uses including flexible packaging, thermal laminations, wire and cable, and compounds.
Our acetyl chain business produces and supplies acetyl products, including acetic acid, VAM, acetic anhydride and acetate esters. These products are generally used as starting materials for colorants, paints, adhesives, coatings and pharmaceuticals. Our acetyl chain business also produces organic solvents and intermediates for pharmaceutical, agricultural and chemical products.
We have focused in recent years on enhancing our ability to drive incremental value through our global production network and productivity initiatives as well as proactively managing the acetyl chain business in response to trade flows and prevailing industry trends.
Our Acetyl Chain segment has production sites in Belgium, Canada, China, Germany, Mexico, the Netherlands, Singapore, Sweden, Switzerland and the U.S. We are a global industry leader, with a broad acetyls product portfolio, leading technology, low cost production footprint and a global supply chain. We believe our production technology is among the lowest cost in the industry and provides us with global growth opportunities through low cost expansions and a cost advantage over our competitors. With decades of experience, advanced proprietary process technology and favorable capital and production costs, we are a leading global producer of acetic acid, VAM and VAE. AOPlus®3 technology extends our historical technology advantage in acetic acid and enables us to construct a world scale greenfield acetic acid facility at a lower capital cost than our competitors. Our VAntage®2 technology enables us to increase VAM capacity to meet growing customer demand globally with minimal investment. VAM produced by the acetyl chain business is a primary raw material for our emulsion polymers and EVA polymers businesses.
Our emulsion polymers business is a leading global producer of vinyl acetate-based emulsions and develops products and application technologies to improve performance, create value and drive innovation in applications such as paints and coatings, adhesives, construction, glass fiber, textiles and paper. Our emulsion polymers products are sold under globally and regionally recognized brands including EcoVAE®, Mowilith®, Vinamul®, Celvolit®, Dur-O-Set®, Avicor®, Flexbond® and Resyn®.
Our EVA polymers business is a leading North American manufacturer of a full range of specialty EVA resins and compounds, as well as select grades of LDPE. Sold under the Ateva® brand, these products are used in many applications, including flexible packaging films, lamination film products, hot melt adhesives, automotive parts and carpeting.
Our RDP business is a leading global producer of redispersible polymer powders, sold under the Elotex® brand. The business consumes polymer emulsions which are converted into powdered thermoplastic resin materials. RDP products are used in a variety of applications in the mortar industry, including decorative mortar, exterior insulation and finish systems, gypsum-based materials, plaster and render, self-leveling floor systems, skim coat and tile adhesives.
Our acetate tow business is a leading global producer and supplier of acetate tow and acetate flake, primarily used in filter products applications. We hold an approximately 30% ownership interest in three separate ventures in China that produce acetate flake and acetate tow. China National Tobacco Corporation, a Chinese state-owned tobacco entity, has been our venture partner for over three decades.
•Key Products
Acetyl Products. Acetyl products include acetic acid, VAM, acetic anhydride and acetate esters. Acetic acid is primarily used to manufacture VAM, purified terephthalic acid and other acetyl derivatives. VAM is used in a variety of adhesives, paints, films, coatings and textiles. Acetic anhydride is a raw material used in the production of cellulose acetate, detergents and pharmaceuticals. Acetate esters are used in solvents for ink formulations, surface coatings, adhesives and pharmaceutical industries. We manufacture acetic acid, VAM and acetic anhydride for our own use in producing downstream, value-added products, as well as for sale to third parties.
Acetic acid and VAM leverage global supply and demand fundamentals. The principal raw materials in these products are carbon monoxide, methanol and ethylene. We generally purchase carbon monoxide under long-term contracts. We generally purchase methanol and ethylene under both annual and multi-year contracts. Methanol and ethylene are commodity products and generally available from a wide variety of sources, while carbon monoxide is typically purpose-made in close proximity.
We have a joint venture, Fairway, with Mitsui, in which we own a 50% interest, for the production of methanol at our integrated chemical plant in Clear Lake, Texas. The methanol unit utilizes natural gas in the U.S. Gulf Coast region as a feedstock. Almost all of our North American methanol needs are met from our share of the production, as well as the long-term contract we have with our joint venture partner, Mitsui.
In December 2023, we began carbon capture and utilization ("CCU") operations at our Clear Lake site as part of our Fairway joint venture. The unit is capable of capturing CO2 industrial emissions and producing low-carbon methanol which would help our global customers meet the growing demand for more sustainable and circular solutions. The products will be launched under the ECO-CC name and be supported through third-party mass balance tracking and life cycle assessment processes.

Solvents and Derivatives. We manufacture a variety of solvents, formaldehyde and other chemicals, which in turn are used in the manufacture of paints, coatings, adhesives and other products. Many solvents and derivatives products are derived from our production of acetic acid. Primary products are:
•Ethyl acetate, an acetate ester that is a solvent used in coatings, inks and adhesives;
•Butyl acetate, an acetate ester that is a solvent used in inks, pharmaceuticals and perfume; and
•Formaldehyde and paraformaldehyde, which are primarily used to produce adhesive resins for plywood, particle board, coatings, POM engineering resins and a compound used in making polyurethane.
Emulsion Polymers. Our emulsion polymers business produces conventional vinyl- and acrylate-based emulsions and VAE emulsions. VAE emulsions are a key component of water-based architectural coatings, adhesives, non-wovens, textiles, glass fiber and other applications. VAE emulsions are in high demand in Europe and Asia as they enable low volatile organic compound paints, specifically in interior paints.
EVA Polymers. Our EVA polymers business produces low-density polyethylene, EVA resins and compounds. Low-density polyethylene is produced in high-pressure reactors from ethylene, while EVA resins and compounds are produced in high-pressure reactors from ethylene and VAM.
Redispersible Powders. Our RDP business uses a number of emulsions in manufacturing redispersible powders to meet requirements for various applications and formulated to fit our customers' needs for optimal production.
Acetate tow and acetate flake. Acetate tow is a fiber used primarily in cigarette filters. In order to produce acetate tow, we first produce acetate flake by processing wood pulp with acetic acid and acetic anhydride. Wood pulp generally comes from reforested trees and is purchased externally from a variety of sources, and acetic anhydride is an intermediate chemical that we produce from acetic acid in our intermediate chemistry business. Acetate flake is then further processed into acetate tow.
•Customers
Our acetyl chain business sells its products both directly to customers and through distributors. Acetic acid, VAM, acetate esters and acetic anhydride are global businesses, and we generally supply our customers under a mix of short- and long-term agreements. Acetic acid, VAM and acetic anhydride customers produce intermediate chemicals and polymers used in water-based paints, adhesives, paper coatings, polyesters, film modifiers, pharmaceuticals, cellulose acetate and textiles. We have long-standing relationships with most of these customers. Solvents and derivatives are sold to a diverse group of regional and multinational customers under multi-year contracts and on the basis of long-standing relationships. Solvents and derivatives customers are primarily engaged in the production of paints, coatings and adhesives. We manufacture formaldehyde for our own use as well as for sale to a few regional customers.
Emulsion, RDP and EVA polymers products are sold to a diverse group of regional, family owned and multinational customers. Customers of our emulsion polymers and RDP business are manufacturers of water-based paints and coatings, adhesives, paper, building and construction products, glass fiber, non-wovens, textiles and premixed dry mortars. Customers of our EVA polymers business are engaged in the manufacture of a variety of products, including hot melt adhesives, automotive components, thermal laminations, and flexible and food packaging materials.
Acetate tow is sold principally to the major tobacco companies that account for a majority of worldwide cigarette production. Many sales are conducted under contracts with pricing for one or more years. As a result, margins may expand or contract in response to changes in market conditions over these similar periods, and we may be unable to adjust pricing due to other factors, such as the intense level of competition in the industry.
Pricing of our products within the Acetyl Chain segment is influenced by industry utilization, changes in the cost of raw materials, sensitivity to demand and the value-in-use. Therefore, in general, there is a direct correlation between these factors and our net sales for most Acetyl Chain products. This impact to pricing typically lags changes in raw material costs over months or quarters and impacts profit margins over those periods.

See Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.
Recent Developments
Concurrent U.S. Dollar Notes Offering
We have announced the commencement of a concurrent offering of $500 million Senior Notes due 2030 and $1 billion Senior Notes due 2033 (collectively, the "USD notes") in an underwritten public offering pursuant to a separate prospectus supplement (the "concurrent USD notes offering"). The closing of the concurrent USD notes offering will be subject to customary conditions precedent. The completion of this offering is not conditioned upon the successful completion of the concurrent USD notes offering and the concurrent USD notes offering will not be conditioned upon the successful completion of this offering. We cannot assure you that the concurrent USD notes offering will be completed. This prospectus supplement is not, and should not be construed as, an offer of any securities other than the notes.
Tender Offer
On March 5, 2025, we announced that we had commenced a tender offer (the "Tender Offer") to purchase for cash up to €500 million aggregate principal amount of our outstanding 4.777% Senior Notes due 2026 (the "2026 Notes") and up to $250 million aggregate principal amount of our outstanding 6.165% Senior Notes due 2027 (the "2027 Notes"). The Tender Offer is currently scheduled to expire at 5:00 p.m., New York City time, on April 2, 2025 (the "Expiration Time"), unless extended by us. As of December 31, 2024, we had approximately $1.04 billion aggregate principal amount of 2026 Notes and approximately $2 billion aggregate principal amount of 2027 Notes outstanding.
The Tender Offer is being made solely pursuant to the terms and conditions described in the Offer to Purchase dated March 5, 2025 (the "Offer to Purchase"). The consummation of the Tender Offer is conditioned upon, among other things, the successful completion of this offering and the concurrent USD notes offering. This offering, however, is not conditioned on the consummation of the Tender Offer or the tender of any specific amount of Tender Offer Notes. We cannot provide any assurance as to the amount of Tender Offer Notes that will be tendered in the Tender Offer or that the Tender Offer will be consummated. If the Tender Offer is not consummated or the full amount of net proceeds is not used to fund the Tender Offer and to repay a portion of the outstanding the borrowings under the Five-Year Term Loan Credit Agreement, we intend to use any remaining net proceeds for general corporate purposes, including the repayment of borrowings under the U.S. Revolving Credit Agreement or other indebtedness. Please see "Use of Proceeds." J.P. Morgan Securities LLC, BofA Securities, Inc. and HSBC Securities (USA) Inc. are acting as the dealer managers for the Tender Offer of the 2026 Notes and J.P. Morgan Securities plc, BofA Securities, Inc. and HSBC Securities (USA) Inc. are acting as the dealer managers for the Tender Offer of the 2027 Notes. Please see "Underwriting (Conflicts of Interest)." Neither this prospectus supplement nor the accompanying prospectus constitute an offer to purchase or a solicitation of an offer to sell Tender Offer Notes.
Amendment to Credit Agreement
On February 17, 2025, Celanese US entered into (a) a Fifth Amendment to Credit Agreement (the "Amendment to the Five-Year Term Loan Credit Agreement"), which amends the Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, the subsidiaries of Celanese party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the "Five-Year Term Loan Credit Agreement"), (b) a Fourth Amendment to Credit Agreement (the "Amendment to the U.S. Revolving Credit Agreement"), which amends the Revolving Credit Agreement, dated as of March 18, 2022, by and among the Company, Celanese US, Celanese Europe B.V., as a borrower, the subsidiaries of Celanese party thereto as guarantors, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the "U.S. Revolving Credit Agreement" and, together with the Five-Year Term Loan Credit Agreement, the "U.S. Credit Agreements"), and (c) a First Amendment to Credit Agreement (the "Amendment to the 364-Day Term Loan Credit Agreement" and, together with the Amendment to the Five-Year Term Loan Credit

Agreement and the Amendment to the U.S. Revolving Credit Agreement, the "Amendments"), which amends the Term Loan Credit Agreement, dated as of November 1, 2024, by and among the Company, Celanese US, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to February 17, 2025, the "364-Day Term Loan Credit Agreement" and, together with the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, the "Credit Agreements").
The Amendments (i) temporarily waive the mandatory prepayment clause under the Five-Year Term Loan Credit Agreement for (a) if such proceeds are applied to prepay other indebtedness, the first $1.6 billion of proceeds from the issuance of unsecured senior notes in a single transaction or series of transactions to occur by June 30, 2025 and (b) if such proceeds are applied to prepay other indebtedness and subject to certain other restrictions, any proceeds in excess of $2.0 billion from such issuance, (ii) increase the consolidated net leverage ratio financial covenant level applicable under the Credit Agreements from the fiscal quarter ending March 31, 2025 through the maturity date, to initially 6.50:1.00, and, in the case of the U.S. Credit Agreements, provide for modified step-down levels for such covenant thereafter, and (iii) exclude the first qualifying disposition (as such term is defined in the Credit Agreements) consummated after February 17, 2025 from the provision decreasing the consolidated net leverage ratio financial covenant level applicable in the event of a qualifying disposition.
Corporate Information
Our executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039. Our telephone number is (972) 443-4000 and our website is www.celanese.com. The information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of the Notes" in this prospectus supplement.

Issuer	Celanese US Holdings LLC.

Notes Offered	€500,000,000 aggregate principal amount of % Senior Notes due 2031.

Maturity	The 20 notes will mature on , 2031.

Form and Denomination	The Issuer will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof, maintained in book-entry form. Notes in denominations of less than €100,000 will not be available.

Interest Rate and Payment	Interest on the notes will accrue at a rate of % per annum and will be payable annually in cash in arrears on of each year, commencing , 2025.

Guarantees
The notes will be guaranteed, jointly and severally, on a senior basis by the Parent Guarantor, and, initially, by the Subsidiary Guarantors. Each Subsidiary Guarantor’s obligation to guarantee the notes will be released at such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary’s obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer’s obligations under the senior credit facilities.
As of December 31, 2024, the Issuer and the Guarantors collectively held $10.4 billion in assets and the Issuer’s non-guarantor subsidiaries collectively held $27.8 billion in assets, including receivables from the Issuer and the Guarantors.

Currency of Payments	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used.

Ranking
The notes and the guarantees will be general senior unsecured obligations of the Issuer and each Guarantor (for so long as each such Guarantor remains a Guarantor), respectively and will:
•rank equally in right of payment to all of the Issuer’s and each Guarantor’s existing and future senior unsecured debt;
•rank senior in right of payment to the Issuer’s and each Guarantor’s future debt that is expressly subordinated in right of payment to the notes and the guarantees;
•be effectively subordinated to the Issuer’s and each Guarantor’s secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness; and
•be structurally subordinated to all of the existing and future liabilities, including trade payables, and preferred stock of the Issuer’s subsidiaries that do not guarantee the notes.
The indenture does not restrict the ability of our subsidiaries to incur unsecured indebtedness.

As of December 31, 2024, the Issuer and the Guarantors collectively had $22.1 billion of liabilities, including liabilities to non-guarantor subsidiaries and trade payables, and the Issuer’s non-guarantor subsidiaries had $9.8 billion of liabilities, including trade payables. As of December 31, 2024, the Issuer and the Guarantors collectively had no secured debt and $1.8 billion available for borrowing under its revolving credit facilities.

Use of Proceeds
The net proceeds of the offering of the notes will be approximately €            billion (approximately $             billion based on a €/$ exchange rate of €1.00/$          as of                         , 2025) after deducting the underwriting discounts and other estimated fees and expenses of this offering.
We intend to use the net proceeds from the offering, together with the net proceeds from the concurrent USD notes offering, to fund the Tender Offer, to repay a portion of the outstanding borrowings under the Five-Year Term Loan Credit Agreement, to repay borrowings under the U.S. Revolving Credit Agreement and to repay a portion of our 6.050% Senior Notes due March 15, 2025 and for general corporate purposes, which may include the repayment of other outstanding indebtedness.
Certain of the underwriters and/or their affiliates may hold Tender Offer Notes or 6.050% Senior Notes due March 15, 2025 and are lenders under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement. To the extent the underwriters and/or their affiliates tender Tender Offer Notes in the Tender Offer or have their Tender Offer Notes repurchased or redeemed or their 6.050% Senior Notes due March 15, 2025 repaid at maturity, and because we will repay borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, they will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest) — Conflicts of Interest" and "Use of Proceeds."

Because an affiliate of BofA Securities, Inc. ("BofA Securities") is a lender under the Five-Year Term Loan Agreement and the U.S. Revolving Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, BofA Securities, an underwriter in this offering, is deemed to have a "conflict of interest" under Rule 5121 ("Rule 5121") of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121, which requires, among other things, that a "qualified independent underwriter" ("QIU") participate in the preparation of, and exercise the usual standards of "due diligence" with respect to, the registration statement and this prospectus supplement. Morgan Stanley & Co. LLC ("Morgan Stanley") has agreed to act as QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Morgan Stanley will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Morgan Stanley against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act. See "Use of Proceeds" and "Underwriting (Conflicts of Interest)" for additional information.

Optional Redemption
We may redeem some or all of the notes from time to time at the applicable redemption prices described under the heading "Description of the Notes — Redemption — Optional Redemption" in this prospectus supplement.
In addition, commencing on the Par Call Date for the notes, we may redeem some or all of the notes at any time and from time to time at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). See "Description of the Notes — Redemption — Optional Redemption."

Redemption for Tax Reasons
The Issuer may redeem all but not part of the notes if, as a result of certain tax law changes, the Issuer would be required to pay Additional Amounts on the notes as described under "Description of the Notes — Payment of Additional Amounts." This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the date fixed for redemption, and all Additional Amounts owed with respect thereto, if any. See "Description of the Notes — Redemption — Redemption for Tax Reasons."

Additional Amounts	If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the notes or any Guarantee, we (or such Guarantor, if applicable) will, subject to certain exceptions and limitations set forth herein, pay Additional Amounts as is necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a "United States person" (as defined below in the "Description of the Notes — Certain Definitions") after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any note or Guarantee in the absence of such withholding or deduction. See "Description of the Notes — Payment of Additional Amounts."

Change of Control Offer
If we experience a change of control event, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. See "Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer."

Certain Covenants
The indenture governing the notes will contain, covenants that limit, among other things, the Issuer's ability and the ability of its subsidiaries to:
•incur liens securing debt;
•enter into sale-leaseback transactions;
•merge or consolidate with any other person; and
•sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of the Issuer's assets or the assets of its subsidiaries.
These covenants are subject to important exceptions, limitations and qualifications as described in "Description of the Notes — Certain Covenants."

Listing
We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.

Trustee	U.S. Bank Trust Company, National Association

Registrar	U.S. Bank Trust Company, National Association

Transfer Agent	U.S. Bank Trust Company, National Association

Paying Agent	U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch)

Governing Law	The notes and the indenture will be governed by New York law.

Risk Factors
See "Risk Factors" and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
The information contained herein should be read together with, and is derived from, the historical consolidated financial statements and the accompanying notes incorporated by reference into this prospectus supplement. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page S-49 of this prospectus supplement for a discussion of factors that affect the comparability of the information reflected in the summary consolidated financial and operating data.
The following table summarizes selected financial and operating data for the periods and as of the dates indicated.

	Year Ended December 31,
	2024	2023
	(In $ millions, except percentages)
Statement of Operations Data
Net sales	10,280	10,940
Gross profit	2,356	2,603
Selling, general and administrative ("SG&A") expenses	(1,030)	(1,075)
Other (charges) gains, net	(1,744)	(68)
Gain (loss) on disposition of businesses and assets, net	(14)	505
Operating profit (loss)	(697)	1,687
Equity in net earnings (loss) of affiliates	196	102
Non-operating pension and other postretirement employee benefit (expense) income	(20)	(69)
Interest expense	(676)	(720)
Interest income	33	39
Dividend income - equity investments	128	126
Earnings (loss) from continuing operations before tax	(996)	1,183
Earnings (loss) from continuing operations	(1,506)	1,973
Earnings (loss) from discontinued operations	(8)	(9)
Net earnings (loss)	(1,514)	1,964
Net earnings (loss) attributable to Celanese Corporation	(1,522)	1,960
Other Data
Depreciation and amortization	801	706
SG&A expenses as a percentage of Net sales	10.0%	9.8%
Operating margin(1)	(6.8)%	15.4%
Other (charges) gains, net
Restructuring	(107)	(52)
Asset impairments	(1,639)	(15)
Plant/office closures	2	(1)
Total Other (charges) gains, net	(1,744)	(68)
__________________
(1)Defined as Operating profit (loss) divided by Net sales.
Non-GAAP Financial Information
The following tables provide the following Non-US GAAP measures for the periods presented: adjusted EBIT, operating EBITDA, free cash flow and net debt. These measures are not recognized in accordance with US GAAP and should not be viewed as an alternative to US GAAP measures of performance or liquidity. The most directly comparable financial measure presented in accordance with US GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for free cash flow is net cash provided by (used in) operations; and for net debt is total debt.
Definitions of Non-US GAAP Financial Measures
•Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items.
•Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization.
•Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our noncontrolling interest joint ventures.
•Net debt is defined by the Company as total debt less cash and cash equivalents. We believe that net debt provides useful information to management, investors, analysts and other parties in evaluating changes to the Company's capital structure and credit quality assessment.
Celanese Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	Year Ended December 31,
	2024	2023
	(In $ millions)
Net earnings (loss) attributable to Celanese Corporation	(1,522)	1,960
(Earnings) loss from discontinued operations	8	9
Interest income	(33)	(39)
Interest expense	676	720
Refinancing expense	—	7
Income tax provision (benefit)	510	(790)
Certain Items attributable to Celanese Corporation(2)	2,009	(114)
Adjusted EBIT	1,648	1,753
Depreciation and amortization expense(1)	728	691
Operating EBITDA	2,376	2,444
_________________
(1)Excludes accelerated depreciation and amortization expense as detailed in the table above, which amounts are included in Certain Items above.
(2)Certain Items attributable to Celanese Corporation includes adjustments for exit and shutdown costs, asset impairments, impact from plant incidents and natural disasters, mergers, acquisitions and dispositions, actuarial gain or loss on pension and postretirement plans, legal settlements and commercial disputes, gain or loss on disposition of businesses and assets and other certain items.

Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2024	2023
	(In $ millions)
Net cash provided by (used in) investing activities	(470)	(134)
Net cash provided by (used in) financing activities	(1,313)	(1,456)
Net cash provided by (used in) operating activities	966	1,899
Capital expenditures on property, plant and equipment	(435)	(568)
Contributions from/(Distributions) to NCI	(33)	(11)
Free Cash Flow(1)	498	1,320
_________________
(1)Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for contributions from or distributions to our NCI joint ventures.
Net Debt - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2024	2023
	(In $ millions)
Short-term borrowings and current installments of long-term debt - third party and affiliates	1,501	1,383
Long-term debt, net of unamortized deferred financing costs	11,078	12,301
Total debt	12,579	13,684
Cash and cash equivalents	(962)	(1,805)
Net debt	11,617	11,879

RISK FACTORS
Investing in the notes involves various risks, including the risks described below as well as those discussed under the caption "Risk Factors" in our Form 10-K. You should carefully consider these risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to Business and Industry Conditions
We are exposed to general economic, political and regulatory conditions and risks in the countries in which we have operations and customers.
We operate globally and have customers in many countries. Our major facilities are primarily located in North America, Europe and Asia, and we hold interests in affiliates that operate in the U.S., Germany, China, Japan, South Korea and Saudi Arabia. Our principal customers are similarly global in scope and the prices of our most significant products are typically regional or world market prices. Consequently, our business and financial results are affected, directly and indirectly, by world economic conditions, including declines in consumer and business confidence, fluctuating commodity prices and interest rates, cost inflation, instability in credit markets, volatile exchange rates and other challenges such as the changing regulatory environment. For example, we expect the sequential demand and pricing challenges experienced in the fourth quarter of 2024 to be largely unchanged in the first quarter of 2025, with continued weakness in core end-markets like automotive, construction, paints, coatings, and industrial. Further, we expect additional headwinds in the first quarter of 2025 from seasonality in both the acetate tow and the medical implants businesses, as well as a planned outage at the Bishop, Texas facility.
Our operations are also subject to global political conditions, which may be subject to heightened uncertainty as a result of changes in governmental administration in the jurisdictions in which we operate and elsewhere. For example, any future withdrawal or renegotiation of trade agreements, or the failure to reach agreement over trade agreements, or the imposition of new or increased tariffs, including, but not limited to, anti-dumping and countervailing duties, on our products or raw materials, or the more aggressive prosecution of trade disputes with countries like China, may increase costs or reduce profitability, or adversely affect our ability to operate our business and execute our growth strategy. In addition, it may be more difficult for us to enforce agreements, collect receivables, receive dividends and repatriate earnings through foreign legal systems. In certain foreign jurisdictions our operations are subject to nationalization and expropriation risk and some of our contractual relationships within these jurisdictions are subject to cancellation without full compensation for loss. Furthermore, in certain cases where we benefit from local government subsidies or other undertakings, such benefits are subject to the solvency of local government entities and are subject to termination without meaningful recourse or remedies.
We have invested significant resources in China and other Asian countries. This region's growth may continue to slow, or trade flows could be negatively impacted, and we may fail to realize the anticipated benefits associated with our investment there and, consequently, our financial results may be adversely impacted.
In addition, we have significant operations and financial relationships based in Europe. Historically, sales originating in Europe have accounted for approximately one-third of our net sales annually, and accounted for approximately 31% of our Net sales in 2024. Adverse conditions in the European economy are expected to continue to negatively impact our overall financial results and liquidity due to reduced economic growth, trade disruptions, decreased end-use customer demand or other factors.
We are subject to risks associated with the volatility in the prices and availability of key raw materials and energy, which could have a significant adverse effect on the margins of our products and our financial results.
We are exposed to volatility in the prices of our raw materials and energy. We purchase significant amounts of ethylene, methanol, carbon monoxide and natural gas from third parties primarily for use in our production of basic chemicals in our intermediate chemistry business, principally acetic acid, VAM and formaldehyde. We use a portion of our output of these chemicals, in turn, as inputs in the production of downstream products in all of our business segments. We also purchase some of these raw materials for use in our emulsion polymers and EVA polymer businesses, primarily for vinyl acetate ethylene emulsions and ethylene vinyl acetate production, as well as significant amounts of wood pulp for use in our production of acetate tow. We also procure polymers, rubber and polypropylene for use in production of engineered materials, and other raw materials as additives to our products including fiberglass, flame retardant materials and other compounding components.
The prices and availability of many of these items are dependent on supply and logistics considerations. Prices can increase significantly as a result of uncertainties associated with inflationary pressures, transportation or logistics disruptions, weather, natural disasters, epidemics, pandemics, the effects of climate change or political instability, plant or production disruptions, war or conflicts, strikes or other labor unrest, breakdown or degradation of transportation infrastructure used in the delivery of raw materials and energy commodities, terrorist activities, civil unrest, or changes in laws, regulations, or tariffs in any of the countries in which we have significant suppliers. In particular, to the extent of our vertical integration in the production of chemicals, shortages in the availability of raw material chemicals, such as natural gas, ethylene and methanol or the loss of our dedicated supplies of carbon monoxide, may have an increased adverse impact on us as it can cause a shortage in intermediate and finished products. Such shortages would adversely impact our ability to produce certain products and increase our costs resulting in reduced margins and adverse impacts to our financial results.
Like many companies, we have experienced significant supply disruptions and increased costs of inputs. These trends have impacted, and may in the future impact, our operating costs. We have previously undertaken efforts to offset these costs through pricing actions, alternative supply arrangements, and hedging strategies, however, these have not eliminated all exposure to inflationary pressure. We cannot always successfully pass increased costs to customers, and even where we are successful, increased prices have led to and could lead to reduced demand for our products or could result in competitive disadvantages.
Although we generally have long-term supply agreements, multi-year purchasing and sales agreements and forward purchase contracts providing for the supply of ethylene, methanol, carbon monoxide, wood pulp, hexamethylene diamine, PA66, PBT, ethanol, natural gas, fuel oil, and electricity, the contractual prices for these raw materials and energy can vary with economic conditions and may be highly volatile. In addition to the factors noted above that may impact supply or price, factors that have caused volatility in our raw material prices in the past and which may do so in the future include:
•Shortages of raw materials due to increasing demand, e.g., from growing uses or new uses;
•Capacity constraints, e.g., due to construction delays, labor disruption, government-imposed work or travel restrictions, involuntary shutdowns or turnarounds;
•A supplier's inability to meet our delivery orders, a supplier's decision not to fulfill orders or to terminate a supply contract or our inability to obtain or renew supply contracts on favorable terms;
•The general level of business, economic and industry activity; and
•The direct or indirect effect of governmental regulation (including the impact of government regulation relating to power usage, climate change or regulation of production and transport of certain chemicals).
If we are not able to fully offset the effects of higher energy and raw material costs through price increases, productivity improvements or cost reduction programs, or if such commodities become unavailable, it could have a significant adverse effect on our ability to timely and profitably manufacture and deliver our products resulting in reduced margins, lost sales and adverse impacts to our financial results.
We have a practice of maintaining, when available, multiple sources of supply for raw materials and services. However, some of our individual plants may have single sources of supply for some of their raw materials, such as carbon monoxide, steam and ethylene, or site services. Almost all of our supply of methanol in North America is currently obtained from our Fairway joint venture with Mitsui, in which we own a 50% interest, for the production of methanol at our integrated chemical plant in Clear Lake, Texas. Although we have been able to obtain sufficient supplies of raw materials and services, there can be no assurance that unforeseen developments will not affect our ability to source raw materials or services in the future. Even if we have multiple sources of supply for a raw material or a service, there can be no assurance that these sources can make up for the loss of a major supplier. Furthermore, if any sole source or major supplier were unable or unwilling to deliver a raw material or a service for an extended period of time, we may not be able to find an acceptable alternative or any such alternative could result in increased costs. It is also possible that profitability would be adversely affected if we were required to qualify additional sources of supply for a raw material or a service to our specifications in the event of the loss of a sole source or major supplier.
Risks Related to Our Global Operations and Our Strategy
Production at our manufacturing facilities, or at our suppliers', could be disrupted for a variety of reasons, which could prevent us from producing enough of our products to maintain our sales and satisfy our customers' demands.
A disruption in production at one or more of our manufacturing facilities, or our suppliers, could have a material adverse effect on our business. Disruptions or interruptions of operations could occur for many reasons, including fire, natural disasters, severe weather, unplanned maintenance or other manufacturing problems, public health crises, disease, geopolitical events, strikes or other labor unrest, transportation interruption, government regulation, political unrest or terrorism, accidents, interruptions in sources of raw materials, cybersecurity incidents, the direct or indirect consequences of acts of war or conflict (such as the Russia-Ukraine conflict or conflicts in the Middle East), or other unforeseen events or delays in construction or operation of facilities. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant time to start production, each of which could negatively affect our business and financial performance.
We have experienced disruptions of the type described above in recent years. For example, in 2024, concurrent outages by two of our suppliers of critical raw materials for production of acetic acid and subsequent production of VAM at our U.S. gulf coast sites led to the declaration of force majeure for these products sold in the Western Hemisphere. Additionally, we proactively and temporarily shut down one or more of our Texas production facilities during Winter Storm Uri in February 2021 and Hurricane Laura in August 2020, each of which instances resulted in lost sales and impacted our financial results for the relevant quarter.
If one of our key manufacturing facilities is unable to produce our products for an extended period of time, our sales may be reduced by the shortfall caused by the disruption and we may not be able to meet our customers' needs, which could cause them to seek other suppliers. In particular, production disruptions at our manufacturing facilities that produce chemicals used as inputs in the production of chemicals in other business segments, such as acetic acid, VAM and formaldehyde, had in the past and could have a more significant adverse effect on our business and financial performance and results of operations to the extent of such vertical integration. Furthermore, to the extent a production disruption occurs at a manufacturing facility that has been operating at or near full capacity, the resulting shortage of our product could be particularly harmful because production at such manufacturing facility may not be able to reach levels achieved prior to the disruption.
We may experience difficulties or delays achieving the intended benefits from acquiring the M&M Business.
In November 2022, we completed the acquisition of the M&M Business of DuPont. Since closing, we have actively worked, and continue to actively work, to integrate the M&M Business and its systems into our own and improve the performance of the M&M Business. The benefits of the M&M Acquisition, including the anticipated financial benefits and the synergies and growth opportunities, may not be realized as expected or may not be achieved within the anticipated timeframe, or at all. Since closing we have also worked, and continue to actively work, to integrate the M&M Business and its systems into our own. For example, in February 2024 we incorporated the M&M Business into the new enterprise resource planning ("ERP") system used by the Company. As we work to further integrate technology, information and ERP systems, financial reporting and commercial activities, it is possible that we may encounter unanticipated delays, costs or inefficiencies in connection with our continuing efforts to integrate the M&M Business.

If the potential financial and other benefits and synergies of the M&M Business going forward do not materialize in the amounts or on the timing we expect, or if we are not as successful as we plan at aligning our and the M&M Business's practices and operations, then our business, financial performance and operating results could be adversely affected.
Failure to develop new products and production technologies, or to implement productivity and cost reduction initiatives successfully, may harm our competitive position.
Our operating results depend significantly on the development of commercially viable new products, product grades and applications, as well as improving process technologies. If we are unsuccessful in developing new products, applications and improved production processes in the future, including failing to leverage our opportunity pipeline in our Engineered Materials segment, our competitive position and operating results may be negatively affected. However, as we invest in new technology, we face the risk of unanticipated operational or commercialization difficulties, including an inability to obtain necessary permits or governmental approvals, the development of competing technologies, failure of facilities or processes to operate in accordance with specifications or expectations, construction delays, cost overruns, the unavailability of financing, required materials or equipment and various other factors. Likewise, we have undertaken and are continuing to undertake initiatives in all of our business segments to improve productivity and performance and to generate cost savings. These initiatives, which may be limited or offset by, among other things, contractual obligations, may not be completed or beneficial or the estimated cost savings from such activities may not be realized.
We could be subject to damages based on claims brought against us by our customers or lose customers as a result of the failure of our products to meet certain quality specifications.
Our products provide important performance attributes to our customers' products. If one of our products fails to perform in a manner consistent with applicable quality specifications, a customer could seek replacement of the product or damages for costs incurred as a result of the product failing to perform as specified. A successful claim or series of claims against us could have a material adverse effect on our reputation, financial condition and results of operations and could result in a loss of one or more key customers.
Our production facilities, including facilities we own and/or operate and operations at our facilities owned and/or operated by third parties, handle the processing of some volatile and hazardous materials that subject us to operating and other risks that could have a negative effect on our operating results.
Although we take precautions to enhance the safety of, and minimize the disruption to, our operations and operations at our facilities owned and/or operated by third parties, we are subject to operating and other risks associated with chemical manufacturing, including the storage and transportation of raw materials, finished products and waste. These risks include, among other things, pipeline and storage tank leaks and ruptures, explosions and fires and discharges or releases of toxic or hazardous substances. In addition, we may have limited control over operations at our facilities owned and/or operated by third parties or such operations may not be fully integrated into our safety programs.
These operating and other risks can cause personal injury, property damage, third-party damages and environmental contamination, and may result in the shutdown of affected facilities and the imposition of civil or criminal penalties. The occurrence of any of these events may disrupt production and have a negative effect on the productivity and profitability of a particular manufacturing facility, our operating results and cash flows.
Our future success depends in part on our ability to protect our intellectual property rights and our rights to use our intellectual property. Our inability to protect and enforce these rights could reduce our ability to maintain our industry position and our profit margins.
We rely on our patents, trademarks, copyrights, know-how and trade secrets, and patents and other technology licensed from third parties, to protect our investment in research and development and our competitive commercial positions in manufacturing and marketing our products. We have adopted internal policies and practices for protecting our know-how and trade secrets. In addition, our practice is to seek patent or trade secret protection for significant developments that provide us competitive advantages and freedom to practice for our businesses. Patents may cover catalysts, processes, products, intermediate products and product uses. These patents are usually filed in strategic countries throughout the world and provide varying periods and scopes of protection based on the filing date and the type of patent application. The legal life and scope of protection provided by a patent may vary among those countries in which we seek protection. As patents expire, the catalysts, processes, products, intermediate products and product uses described and claimed in those patents generally may become available for use by the public subject to our continued protection for associated know-how and trade secrets. We also monitor intellectual property of others, especially patents that could impact our rights to commercially implement research and development, our rights to manufacture and market our products, and our rights to use know-how and trade secrets. We will not intentionally infringe upon the valid intellectual property rights of others, and we will continue to assess and take actions as necessary to protect our positions. We also seek to register trademarks as a means of protecting the brand names of our products, which brand names become more important once the corresponding product or process patents have expired. We operate in regions of the world where intellectual property protection may be limited and difficult to enforce and our continued growth strategy may result in us seeking intellectual property protection in additional regions with similar challenges. We also monitor the trademarks of others and take action when our trademark rights are being infringed upon. If we are not successful in protecting or maintaining our patent, license, trademark or other intellectual property rights, or protecting our rights to commercially make, market and sell our products, our net sales, results of operations and cash flows may be adversely affected.
We have recognized goodwill and indefinite-lived intangible asset impairment losses and may be required to recognize goodwill and indefinite-lived intangible asset impairment losses in the future.
At December 31, 2024, the Company has $5.4 billion of goodwill and $1.5 billion of indefinite-lived intangible assets recorded on its balance sheet. We test goodwill and indefinite-lived intangibles for impairment at least annually and more frequently if the Company believes indicators of impairment exist. The valuation models used to determine the fair value of goodwill or indefinite-lived intangible assets are dependent upon various assumptions and reflect management's best estimates.
The goodwill and indefinite-lived intangible asset impairment analyses are sensitive to changes in key assumptions used, such as discount rate, revenue growth rate, tax rate, cash flow projections and terminal value rate. Such key assumptions may be adversely impacted by significant negative industry or economic trends and forecasts, disruptions to our business, inability to effectively integrate acquired businesses, unexpected significant change or planned changes in use of our assets, changes in the structure of our business, divestitures, or market capitalization declines. Changes in market conditions or key assumptions made in future quantitative tests could negatively impact the results of future impairment testing for any of the Company's reporting units and could result in the recognition of an impairment charge. Because of the significance of our goodwill and indefinite-lived intangible assets, any future impairment of these assets could require material noncash impairment losses, which also could be material to our statements of operations.
During the three months ended December 31, 2024, we recognized a non-cash goodwill impairment loss of $1.5 billion in our Engineered Materials segment. Additionally, we recognized aggregate non-cash impairment losses of $117 million for the year ended December 31, 2024 related to certain trade names, primarily Zytel®, included in the Engineered Materials segment. See Note 9 - Goodwill and Intangible Assets, Net in the consolidated financial statements included in our Form 10-K for further information.
There can be no assurance that future events or conditions may not result in additional impairments in our engineered materials reporting unit or impairment to any of our other reporting units' goodwill or to any of our indefinite-lived intangible or long-lived assets.
Our business is exposed to risks associated with the creditworthiness of our suppliers, customers and business partners and the industries in which our suppliers, customers and business partners participate are cyclical in nature, both of which may adversely affect our business and results of operations.
Our business is exposed to risks associated with the creditworthiness of our key suppliers, customers and business partners and reductions in demand for our customers' products. These risks include the interruption of production at the facilities of our customers, the reduction, delay or cancellation of customer orders, delays in or the inability of customers to obtain financing to purchase our products, delays in or interruptions of the supply of raw materials we purchase and bankruptcy of customers, suppliers or other creditors. Furthermore, some of the industries in which our end-use customers participate, such as the automotive, electrical, construction and textile industries, are highly competitive, to a large extent driven by end-use applications, and may experience overcapacity, all of which may affect demand for and the pricing of our products. In addition, many of these industries are highly cyclical in nature, thus posing risks to us that vary throughout the year, including, but not limited to, accurately forecasting demand and other trends affecting our ability to accurately forecast revenues and operating results, and vary according to macroeconomic factors. The occurrence of any of these events may adversely affect our cash flow, profitability and financial condition.
We may incur significant charges in the event we close or divest all or part of a manufacturing plant or facility and engage in other divestitures that introduce significant risks and uncertainties.
We periodically assess our manufacturing operations in order to manufacture and distribute our products in the most efficient manner. Based on our assessments, we may make capital improvements to modernize certain units, move manufacturing or distribution capabilities from one plant or facility to another plant or facility, discontinue manufacturing or distributing certain products or close or divest all or part of a manufacturing plant or facility. We also have shared services agreements at several of our plants and if such agreements are terminated or revised, we would assess and potentially adjust our manufacturing operations. The closure of our facility in Mechelen, Belgium, resulted in charges during fiscal 2024 and is expected to result in charges through fiscal 2028. The closure or divestiture of all or part of a manufacturing plant or facility could result in future charges that could be significant. Additionally, as part of our deleveraging efforts, we may engage in opportunistic dispositions or monetization of product or business lines or other assets. Divestitures involve significant risks and uncertainties that could adversely affect our business, results of operations and financial condition. These include, among others, the inability to find potential buyers on favorable terms, disruption to our business and/or diversion of management attention from other business concerns, loss of key employees, renegotiation or termination of key business relationships, retention of certain liabilities related to the divested business and indemnification or other post-closing claims. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
The insurance coverage that we maintain may not fully cover all operational risks.
We maintain property, business interruption, casualty and cyber/information security insurance but such insurance may not cover all of the risks associated with the hazards of our business and is subject to limitations, including deductibles and maximum liabilities covered. We may incur losses beyond the limits, or outside the coverage, of our insurance policies, including liabilities for environmental remediation. In the future, the types of insurance we obtain and the level of coverage we maintain may be inadequate or we may be unable to continue to maintain our existing insurance or obtain comparable insurance at a reasonable cost.
Risks associated with our joint ventures, including differences in views with our joint venture partners may cause them not to operate according to their business plans, which may adversely affect our results of operations.
We currently participate in a number of joint ventures and may enter into additional joint ventures in the future. Our joint ventures require us to work cooperatively with unaffiliated third parties. Differences in views among joint venture participants may result in delayed decisions or failure to agree on major decisions. Additionally, our partners may be unable or unwilling to meet their economic or other obligations to the joint ventures, which could negatively impact them. If these risks cause the joint ventures to fail to achieve their desired operating performance, our results of operations could be adversely affected.
Our significant non-U.S. operations expose us to global exchange rate fluctuations that could adversely impact our profitability.
We conduct a significant portion of our operations outside the U.S. Consequently, fluctuations in currencies of other countries, especially the euro and Chinese yuan, may materially affect our operating results. Because our consolidated financial statements are presented in U.S. dollars, we must translate revenues, income and expenses, as well as assets and liabilities, into U.S. dollars based on average exchange rates prevailing during the reporting period or the exchange rate at the end of that period. Therefore, increases or decreases in the value of the U.S. dollar against other major currencies will affect our net operating revenues, operating income and the cost of balance sheet items denominated in foreign currencies. Foreign exchange rates can also impact the competitiveness of products produced in certain jurisdictions and exported for sale into other jurisdictions. These changes may impact the value received for the sale of our goods versus those of our competitors.
In addition to currency translation risks, we incur a currency transaction risk whenever one of our operating subsidiaries enters into a purchase or sales transaction using a currency different from the operating subsidiary's functional currency. Given the volatility of exchange rates, particularly the strengthening of the U.S. dollar against major currencies or the currencies of large developing countries, we may not be able to manage our currency transaction and translation risks effectively.
We use financial instruments to hedge certain exposure to foreign currency fluctuations, but those hedges in most cases cover existing balance sheet exposures and not future transactional exposures. We cannot guarantee that our hedging strategies will be effective. In addition, the use of financial instruments creates counterparty settlement risk. Failure to effectively manage these risks could have an adverse impact on our financial position, results of operations and cash flows.
We are subject to information or operational technology cybersecurity threats that could materially affect our business.
We have been and will continue to be subject to advanced and persistent threats in the areas of information and operational technology security and fraud. We rely on information and operational technology systems, including tools that utilize artificial intelligence, to conduct our business. We seek to prevent unauthorized access, maintain the confidentiality and the integrity of our information and operational technology systems and strive to detect and investigate any cybersecurity incidents that may occur, however in some cases we might be unaware of a particular incident or its magnitude and effects. We may face increased information technology security, continuity and fraud risks due in part to our business efforts to digitize certain operations at our manufacturing sites to increase efficiencies and to our continued reliance on many employees working remotely part of the time, which may create additional information security vulnerabilities and/or magnify the impact of any disruption in information technology systems. In addition, the rapid evolution and increased adoption of artificial intelligence technologies may intensify our cybersecurity risks. Many tools and resources we use integrate or will integrate some form of artificial intelligence, which has the potential to result in bias, miscalculations, data errors, intellectual property infringement and other unintended consequences. Artificial intelligence technologies may also be used by adversaries to enable new or augment existing attack techniques, tactics and protocols. Additionally, we may be exposed to unauthorized access or operational interruptions to our information or operational technology systems through undetected vulnerabilities in our service providers' information systems or software. These risks may be heightened as a result of our ongoing efforts to integrate the M&M Business's technology environment with our own. It may take considerable time for us to investigate and evaluate the full impact of incidents, particularly for sophisticated attacks. These factors may inhibit our ability to provide prompt, full, and reliable information about the incident to our customers, partners, regulators, and the public.
The theft, misuse or publication of our intellectual property and/or confidential business information or the compromising of our systems or networks (including through ransomware, unauthorized access or insider threats) could harm our competitive position, cause operational disruption (including the potential to disrupt or compromise our control of physical plant operations at our manufacturing sites), reduce the value of our investment in research and development of new products and other strategic initiatives or otherwise adversely affect our business or results of operations. To the extent that any security breach impacts operations at our manufacturing sites, we may experience production or shipping disruptions. To the extent that any security breach results in inappropriate disclosure of our employees', customers' or vendors' confidential or personally identifiable information, we may incur liability or suffer reputational damage in the marketplace as a result. We maintain cyber/information security insurance, but any losses may be beyond the limits, or outside the coverage, of our policy.
Information and operational security threats and methods of perpetrating fraud or misappropriating information are constantly evolving and becoming more complex, which increases the difficulty and expense of defending against these threats. Although we attempt to mitigate these risks by employing a number of measures, including insurance, monitoring of our systems and networks, implementation of security tools and processes, employee training, crisis simulations and maintenance of backup and protective systems, our systems, networks, products and services remain potentially vulnerable to increasingly sophisticated advanced persistent threats, including nation-state actors, that may have a material effect on our business. In addition, the devotion of additional resources to the security of our information or operational technology systems in the future could significantly increase the cost of doing business or otherwise adversely impact our financial results.
We cannot guarantee the timing or amount of our dividends and/or our share repurchases, which are subject to a number of uncertainties that may affect the price of our Common Stock.
The declaration, payment, and amount of any dividends, and/or the decision to purchase Common Stock under our share repurchase programs, are subject to the sole discretion of our Board of Directors and, in the context of our capital allocation strategy, will depend upon many factors, including our financial condition, operating results, cash flows, relevant prospects, our capital requirements and access to capital markets, covenants associated with certain of our debt obligations, legal requirements, and other factors that our Board of Directors may deem relevant, and there can be no assurances that we will continue to pay a dividend or repurchase shares of our Common Stock in the future. In furtherance of our deleveraging efforts, we have paused our share repurchase program and are in the process of evaluating additional cash generation or conservation opportunities. As part of this process, on November 4, 2024, we announced our intent to reduce our quarterly dividend by approximately 95 percent beginning in the first quarter of 2025. We plan to continue to evaluate our dividend policy, taking into account our ability to return to a balanced capital allocation strategy. Any further reduction or elimination of our dividends could adversely affect the price of our Common Stock.
Regulatory, Legal, Environmental and Tax Risks
Failure to comply with applicable laws or regulations and/or changes in applicable laws or regulations may adversely affect our business and financial results as a whole.
We are subject to extensive international, national, state, local and other laws and regulations. Failure to comply with these laws, including antitrust, anticorruption and sanctions laws, rules, regulations or court decisions, could expose us to fines, penalties and other costs. Although we have implemented policies, procedures and employee training designed to promote compliance with these laws, rules, regulations and court decisions, there can be no assurance that our employees and business partners and other third parties acting on our behalf will comply with these laws, rules, regulations and court decisions, which could result in fines, penalties and costs and damage to our business reputation. For example, in July 2020 we announced that we had reached a final settlement of $92 million with respect to a competition law investigation by the European Commission based on certain past ethylene purchases by certain subsidiaries of the Company. Shell Chemicals Europe, another group of corporate claimants, and, most recently, TotalEnergies Petrochemicals & Refining SA have filed claims for damages with the District Court of Amsterdam against four companies, including the Company, arising from those activities. BASF SE has filed a similar claim in the Court of Munich, Germany. See Note 19 - Commitments and Contingencies in the consolidated financial statements included in our Form 10-K for further information.
Moreover, changes in laws or regulations, including the more aggressive enforcement of such laws and regulations, such as unexpected changes in regulatory requirements (including trade compliance requirements), or changes in reporting requirements of the U.S., Canadian, Mexican, German, European Union ("EU") or Asian governmental agencies, could increase the cost of doing business in these regions. In addition, enforcement of environmental or other governmental policy may result in plant shut downs or significantly decreased production, such as in China on high pollution days. Any of these types of conditions, including the failure to obtain or maintain operating permits for our business, may have an effect on our business and financial results as a whole and may result in volatile current and future prices for our products and raw materials. See Note 19 - Commitments and Contingencies in the consolidated financial statements included in our Form 10-K for further information.

Our business exposes us to potential product liability, warranty, and tort claims, and recalls, which could adversely affect our financial condition and performance.
The development, manufacture and sale of specialty materials and chemical products by us, including products produced for the medical device, pharmaceutical, automobile, construction, appliance, cigarette and aerospace end markets, involves a risk of exposure to product liability, warranty, toxic tort, public nuisance, and other tort claims, product recalls, product seizures and related adverse publicity. A product liability, warranty, toxic tort, public nuisance, or other tort claim or judgment against us that is larger than those typically experienced in the regular course of business could also result in substantial and unexpected expenditures, affect consumer or customer confidence in our products, and divert management's attention from other responsibilities. Although we maintain product liability insurance, there can be no assurance that this type or the level of coverage is adequate or that we will be able to continue to maintain our existing insurance or obtain comparable insurance at a reasonable cost, if at all. A product recall or a significant partially or completely uninsured judgment against us could have a material adverse effect on our results of operations or financial condition. Although we have standard contracting policies and controls, we may not always be able to contractually limit our exposure to third party claims should our failure to perform result in downstream supply disruptions or product recalls.
Environmental regulations and other obligations relating to environmental matters could subject us to liability for clean-ups, fines, penalties and other damages, require us to incur significant costs to modify our operations and increase our manufacturing and delivery costs.
Costs related to our compliance with environmental, health and safety laws and regulations, and potential obligations with respect to sites currently or formerly owned or operated by us, may have a negative impact on our operating results. We also have obligations related to the indemnity agreement contained in the demerger and transfer agreement between Celanese GmbH and Hoechst AG for environmental matters arising out of certain divestitures that took place prior to the demerger. See Note 13 - Environmental in the consolidated financial statements included in our Form 10-K for further information.
Our operations are subject to extensive international, national, state, local and other laws and regulations that govern environmental, health and safety matters and that regulate the handling, manufacture, use, emission and disposal of products, materials and hazardous and non-hazardous waste. If we violate any one of those laws or regulations, we can be held liable for substantial fines and other sanctions, including limitations on our operations as a result of changes to or revocations of environmental permits involved. We could also face claims for damages from individuals or groups for alleged violations of these laws or regulations.
We also incur substantial capital and other costs to comply with environmental, health and safety requirements. Stricter environmental, safety and health laws and regulations could result in substantial additional costs and liabilities to us or limitations on our operations. Consequently, compliance with these laws and regulations may negatively affect our earnings and cash flows in a particular reporting period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" for further information.
For more information on risks we face specifically related to climate change and related potential regulation, see the risk factor titled "We are subject to financial, regulatory, physical and transition risks associated with climate change or other sustainability matters as well as potential legislation, regulation and international accords to address climate change and other sustainability matters" below.
Changes in environmental, health and safety regulations in the jurisdictions where we manufacture or sell our products could lead to a decrease in demand for or significant restrictions on use and/or production of our products and raw materials.
New or revised governmental regulations, independent studies or consumer or societal perceptions relating to the effect of our products on health, safety or the environment may affect demand for our products and the cost of producing our products. In addition, products we produce, including VAM, formaldehyde, polymers derived from formaldehyde and acetaldehyde, may be classified and labeled in a manner that would adversely affect demand for such products. For example, in 2019 the U.S. Environmental Protection Agency ("EPA") designated formaldehyde as a high-priority substance under the Toxic Substances Control Act ("TSCA") and the substance is currently undergoing a multi-step review process. In December 2024, the EPA issued its final risk evaluation of certain uses of formaldehyde under the TSCA. We anticipate that, consistent with the TSCA, the EPA will develop a draft risk management plan that is expected to be released for public comment in approximately 12 months.
Other initiatives, including the Chemical Strategy for Sustainability initiative currently to be undertaken by the EU as part of the Green Deal will potentially require, or increase existing requirements for, toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. These assessments may result in heightened concerns about the chemicals involved and additional regulatory requirements being placed on the production, handling, labeling and/or use of the subject chemicals. The new requirements may necessitate reformulation of products in order to meet customers' demands, which would be a financially burdensome process.
Such concerns and additional requirements could also increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could lead to a decrease in demand for these products. Such a decrease in demand would likely have an adverse impact on our business and results of operations.
We are subject to financial, regulatory, physical and transition risks associated with climate change or other sustainability matters as well as potential legislation, regulation and international accords to address climate change and other sustainability matters.
Greenhouse gas ("GHG") emissions have become the subject of significant international, national, regional, state and local attention. For example, the EPA, SEC, and European Commission have promulgated or proposed extensive rules concerning reporting of GHG emissions. The European Commission has also embarked on the European Green Deal initiative with the goal of making the EU carbon neutral by 2050, which is leading to additional statutory and regulatory requirements. In addition, regulation of greenhouse gas also could occur pursuant to future treaty obligations, statutory or regulatory changes or new climate change legislation intended to reduce or mitigate the effects of GHG emissions. Compliance with such legislation, regulation and accords and the associated potential cost is complicated by the fact that various countries and regions are following different approaches and standards to the regulation of climate change.
A number of our operations are within jurisdictions that have or are developing regulatory regimes governing GHG emissions, which may lead to direct and indirect costs on our operations. Some jurisdictions have emissions reduction measures directed at the power or oil and gas sectors, which could result in higher power input costs or reduced energy availability for us. Other regulations that are being implemented or contemplated include the potential for restrictions on GHG emissions, cap and trade emissions trading systems, taxes on GHG emissions, fuel, and energy, or carbon import charges on certain products among other provisions. These may exist in addition to country and corporate-level net-zero GHG emissions pledges. These measures, if and where enacted, may significantly increase our costs of operations or require us to incur significant additional capital costs for the installation of equipment to mitigate GHG emissions for our sites' manufacturing operations.
Physical impacts that could be associated with climate change, such as increased frequency and severity of hurricanes and floods and impact on sea levels, may also impact our facilities and operations and those of our key suppliers. A number of our sites are located in areas that are exposed to weather events and changing sea levels (such as the Texas Gulf Coast) and that have been impacted by hurricanes and other weather events in the past as described elsewhere in these risk factors. To the extent climate change exacerbates these threats, our operations and supply chains could experience increased levels of disruptions and added costs.
Additionally, increased social, legislative and regulatory focus on climate change and other sustainability matters as well as customer demand for responsibly manufactured products could lead to changes in the behavior of our customers or their end-customers, and could result in reduced customer demand for products made from materials that are perceived to be significant contributors to greenhouse gas emissions and global climate change. We may fail to accurately react to these trends and refine our product offerings through innovation, or we may not be able to fully address these concerns through changes in manufacturing methods or use of more sustainable materials and processes, which could result in reduced demand for our products.

We closely monitor developments in this area, but there is significant uncertainty regarding what legislative or regulatory requirements may be put in place, which makes it impossible for us to predict the longer-term impact these measures have on our operations. However, we believe that future legislative and regulatory developments related to climate change are likely, which could materially increase operating costs in the chemical industry and thereby increase our manufacturing and delivery costs.
Our aspirations, goals, and initiatives related to sustainability, and our public statements and disclosures regarding them, expose us to risks.
We have developed and publicized, and expect to continue to establish, goals, targets, and other objectives related to sustainability matters. These include a GHG intensity reduction target and other environmental targets. Such statements reflect our current plans at the time they are made, and do not constitute a guarantee that they will be achieved. Our ability to track and meet these goals depends on future innovations and technology and the availability of accurate reporting methods. Our efforts to research, establish, accomplish, and accurately report on these goals, targets, and objectives could expose us to operational, reputational, financial, legal, and other risks. Our ability to achieve any stated goal, target, or objective is and will be subject to numerous factors and conditions, many of which are outside of our control, such as evolving regulatory or quasi-regulatory sustainability standards, the ability of suppliers to meet our sustainability and other standards, differing requirements and the pace of changes in technology.
We may face increased scrutiny from the investment community, other stakeholders, regulators, and the media related to our sustainability activities, including the goals, targets, and objectives that we announce, and our methodologies and timelines for pursuing them. If our sustainability practices do not meet regulator, investor or other stakeholder expectations and standards, which continue to evolve and may be conflicting, our reputation, ability to attract or retain employees, and attractiveness as an investment, business partner, or as an acquirer could be negatively impacted, which could in turn adversely impact our business and results of operations. Similarly, our failure or perceived failure to pursue or fulfill our goals, targets, and objectives, to comply with ethical, environmental, or other standards, regulations, or expectations, or to satisfy various reporting standards with respect to these matters, within the timelines that we announce, or at all, could have the same negative impacts, as well as expose us to government enforcement actions and private litigation. Even if we achieve the goals, targets, and objectives we set, we may not realize all of the benefits expected at the time they were established.
Our business and financial results may be adversely affected by various legal and regulatory proceedings.
We are involved in legal and regulatory proceedings, lawsuits, claims and investigations in the normal course of business and could become subject to additional claims in the future, some of which could be material. The outcome of existing proceedings, lawsuits, claims and investigations may differ from our expectations because the outcomes of such proceedings, including regulatory matters, are often difficult to reliably predict. Various factors or developments can lead us to change current estimates of liabilities and related insurance receivables where applicable, or permit us to make such estimates for matters previously not susceptible to reasonable estimates, such as a significant judicial ruling or judgment, a significant settlement, significant regulatory developments, or changes in applicable law. A future adverse ruling, settlement, or unfavorable development could result in charges that could have a material adverse effect on our business, results of operations or financial condition in any particular period. See Note 13 - Environmental and Note 19 - Commitments and Contingencies in the consolidated financial statements included in our Form 10-K for further information.
Changes in, or the interpretation of, tax legislation or rates throughout the world, or the resolution of tax examinations or audits, could materially impact our results.
Our future effective tax rate and related tax balance sheet attributes could be impacted by changes in, or the interpretation of, tax legislation throughout the world. The overall tax environment has made it increasingly challenging for multinational corporations to operate with certainty about taxation in many jurisdictions. For example, the European Commission has been conducting investigations focusing on whether local country tax rulings or tax legislation provide preferential tax treatment that violates EU state aid rules.

Furthermore, a number of countries where we do business, including the U.S. and many countries in the EU, have changed or are considering changes in relevant tax, accounting and other laws, regulations and interpretations, including changes to tax laws applicable to multinational corporations. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, expirations of tax holidays or rulings, changes in the assessment regarding the realization of deferred tax assets, or changes in tax laws and regulations or their interpretation. The increasingly complex global tax environment and related legislative developments could have a material adverse effect on our effective tax rate, results of operations, cash flows and financial condition.
For example, the Organization of Economic Cooperation and Development (the "OECD"), which represents a coalition of member countries, is supporting changes to numerous long-standing tax principles through its base erosion and profit shifting initiatives, which focus on a number of issues, including (i) the shifting of profits among affiliated entities located in different tax jurisdictions and (ii) a global minimum tax of at least 15% of adjusted financial statement income, applied on a country-by-country basis, applicable to multinational groups with annual revenue of EUR750 million or more. The adoption of such changes is contingent upon the independent actions of participating countries to enact implementing domestic legislation. Countries where we do business, including several EU member states, have either implemented, or are in the process of implementing, the 15% global minimum tax into domestic legislation.
In August 2022, the Inflation Reduction Act of 2022 ("IRA") was enacted in the U.S. The IRA created a new book minimum tax, effective for tax years beginning after December 31, 2022, of 15% of adjusted consolidated GAAP (as defined below) pre-tax income for corporations with three-year average adjusted annual book income in excess of $1.0 billion. The IRA also created an excise tax that is generally equal to 1% of the value of any stock repurchased by us after December 31, 2022.
We are subject to the regular examination of our income tax returns by various tax authorities. Examinations in material jurisdictions or changes in laws, rules, regulations or interpretations by local taxing authorities could result in impacts to tax years open under statute or to foreign operating structures currently in place.
Our tax returns have been under audit for the years 2013 through 2015 by the United States, the Netherlands and Germany. In September 2021, we received a draft joint audit report proposing adjustments to transfer pricing and the reallocation of income between the related jurisdictions. The relevant tax authorities also proposed to apply these adjustments to open tax years through 2019. We were unable to reach an agreement with the relevant tax authorities and therefore these audits continued on a separate jurisdictional basis. In the fourth quarter of 2022, we concluded settlement discussions with the Dutch tax authority, and in the third quarter of 2024, we concluded settlement discussions with the German tax authority related to the German transfer pricing audit. We engaged in continuing discussions with the tax authority in the United States, and we are currently evaluating all additional potential remedies regarding the ongoing examination.
In addition, we are under examination in certain jurisdictions for other matters for various years, including Mexico, Canada, the United States and Germany.
We cannot predict with certainty the outcome of tax examinations or audits. We regularly assess the likelihood of adverse outcomes resulting from these examinations or changes in laws, rules, regulations or interpretations to determine the adequacy of our provision for taxes. It is possible the outcomes from these examinations or audits will have a material adverse effect on our financial condition and operating results in future periods.
Risks Related to Our Human Capital
Our success depends upon our ability to attract and retain key employees and the identification and development of talent to succeed senior management.
Our success depends on our ability to attract and retain key personnel including our management team. The inability to recruit and retain talented employees or the unexpected loss of such talented employees or key personnel may adversely affect our operations. Like many companies, we have experienced in the last couple of years and continue to experience an increasingly competitive hiring environment for skilled employees at our manufacturing and other sites, which in some cases has increased, or may in the future increase, the cost of retaining or hiring talented employees, particularly in technical manufacturing roles critical to our success.
In addition, we rely on our senior management team specifically, therefore our future success depends in part on our ability to retain those members of senior management and to identify and develop talent to succeed senior management. The hiring and retention of key personnel and appropriate senior management succession planning will continue to be important to the successful implementation of our strategies.
Significant changes in pension fund investment performance or assumptions relating to pension costs may have a material effect on the valuation of pension obligations, the funded status of pension plans and our pension cost.
The cost of our pension plans is incurred over long periods of time and involves many uncertainties during those periods of time. Our funding policy for pension plans is to accumulate plan assets that, over the long run, will approximate the present value of projected benefit obligations. Our pension cost is materially affected by the discount rate used to measure pension obligations, the level and value of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets will likely result in corresponding increases and decreases in the valuation of plan assets and a change in the discount rate or mortality assumptions, which will likely result in an increase or decrease in the valuation of pension obligations. The combined impact of these changes will affect the reported funded status of our pension plans as well as the net periodic pension cost in the following fiscal years. An extended duration strategy in the asset portfolio was implemented in some plans to reduce the influence of liability volatility due to changes in interest rates. If the funded status of a pension plan declines, we may be required to make unscheduled contributions in addition to those contributions for which we have already planned. See Note 12 - Benefit Obligations in the consolidated financial statements included in our Form 10-K for further information.
Some of our employees are unionized, represented by workers councils or are subject to local laws that are less favorable to employers than the laws of the U.S.
As of December 31, 2024, we had 12,163 employees globally. Approximately 13% of our 4,085 U.S.-based employees are unionized. In addition, a large number of our employees are employed in countries in which employment laws provide greater bargaining or other employment rights than the laws of the U.S. Such employment rights require us to work collaboratively with the legal representatives of the employees to effect any changes to labor agreements. Most of our employees in Europe are represented by workers councils and/or unions that must approve any changes in terms and conditions of employment, including potentially salaries and benefits. They may also impede efforts to restructure our workforce. Although we believe we have a good working relationship with our employees globally and their legal representatives, a strike, work stoppage, or slowdown by our employees, including in connection with renegotiation of labor contracts from time to time, could occur, resulting in a disruption of our operations or higher ongoing labor costs.
Risks Relating to the Notes, the Guarantees and Our Indebtedness
Our indebtedness and interest expense could adversely affect us, decrease our business flexibility, diminish our ability to raise additional capital to fund our operations or refinance our existing indebtedness when it matures, adversely affect our credit ratings, and limit our ability to react to changes in the economy or the chemicals industry.
As of December 31, 2024, on an as further adjusted basis as set forth under "Capitalization," our total indebtedness would have been $12.6 billion. In addition, as of December 31, 2024, we had $1.9 billion available for borrowing under our revolving credit facilities, including $1.75 billion under our U.S. Revolving Credit Agreement. On February 6, 2025, we borrowed $300 million under our U.S. Revolving Credit Agreement and had $1.45 billion of availability remaining thereunder.

Our higher level of indebtedness and other liabilities could have other important consequences, including:
•increasing our vulnerability to general economic and industry conditions, including exacerbating the impact of any adverse business effects that could impact our ability to repay amounts due under existing senior credit agreements or the indentures governing our outstanding senior unsecured notes (collectively, the "Outstanding Notes") or the notes offered hereby;
•requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness and amounts payable in connection with the satisfaction of our other liabilities, therefore reducing our ability to use our cash flow to fund operations, capital expenditures and future business opportunities or pay dividends on or repurchase our Common Stock;
•reducing our flexibility to respond to changing business and economic conditions;
•exposing us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;
•exposing us to the risk of changes in currency exchange rates as certain of our borrowings are denominated in foreign currencies;
•adversely affecting our ability to comply with restrictive covenants in our debt agreements, which could result in an event of default, including cross-defaults to other debt facilities, if not cured or waived;
•adversely affecting our future credit ratings, which could increase our future costs of funding, liquidity and access to capital markets; and
•limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes.
We may incur additional indebtedness in the future, and the limited covenants in the indenture for the notes and the terms of the notes do not provide protection against some types of important corporate events.
The indentures governing the Outstanding Notes do not, and the indenture governing the notes will not, prohibit us from incurring additional unsecured indebtedness in the future. We are also permitted to incur secured indebtedness that would be effectively senior to the notes to the extent of the value of the assets securing such indebtedness subject to the limitations described in the section herein entitled "Description of the Notes —Certain Covenants — Liens." The indentures for the Outstanding Notes do not, and the indenture governing the notes will not:
•limit our ability to incur indebtedness that is equal in right of payment to the notes or the Outstanding Notes;
•restrict our subsidiaries' ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the notes or the Outstanding Notes;
•restrict our ability to repurchase or prepay our securities; or
•restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Common Stock or other securities ranking junior to the notes or the Outstanding Notes.
In addition, the indenture governing the notes will not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations.
As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the notes.
Our variable rate and euro denominated indebtedness subjects us to interest rate risk and foreign currency exchange rate risk, which could cause our debt service obligations to increase significantly and affect our operating results.
Certain of our borrowings are at variable rates of interest or are euro denominated, which exposes us to interest rate risk and currency exchange rate risk, respectively. If interest rates were to increase, our debt service obligations on our variable rate indebtedness would increase. As of December 31, 2024, we had $880 million of variable rate debt subject to interest rate exposure. Accordingly, a 1% increase in interest rates would increase annual interest expense by $9 million.
We may not be able to generate sufficient cash to service our indebtedness and may be forced to take other actions to satisfy obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations depends on the financial condition and operating performance of our subsidiaries, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.
If our cash flows and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets on unfavorable terms, seek additional capital or restructure or refinance our indebtedness or continue to delay capital expenditures. These alternative measures may not be successful and may not permit us to meet our scheduled debt service and other obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to complete those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due.
Restrictive covenants in our debt agreements may limit our ability to engage in certain transactions and may diminish our ability to make payments on our indebtedness or pay dividends.
The agreements governing our senior revolving credit facilities (the "Revolving Credit Agreements") and term loan credit agreements (the "Term Loan Agreements" and, together with the Revolving Credit Agreements, the "Credit Agreements"), the indentures governing our Outstanding Notes and the amended and restated receivables purchase agreement (the "Purchase Agreement") governing our accounts receivables securitization facility contain various covenants that limit our ability to engage in specified types of transactions. The Credit Agreements contain covenants including, but not limited to, restrictions on our and certain of our subsidiaries' ability to incur additional debt; incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's assets or the assets of certain subsidiaries. Additionally, the Credit Agreements require the maintenance of certain financial ratios. The indentures governing our Outstanding Notes contain covenants including, but not limited to, restrictions on our and certain of our subsidiaries' ability to incur liens securing debt; merge or consolidate with any other person; and sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer's assets or the assets of certain subsidiaries.
The Purchase Agreement also contains covenants including, but not limited to, restrictions on CE Receivables LLC, a wholly-owned, "bankruptcy remote" special purpose subsidiary of the Company, and certain other Company subsidiaries' ability to incur indebtedness; grant liens on assets; merge, consolidate, or sell assets; pay dividends or make other restricted payments; make investments; prepay or modify certain indebtedness; or engage in other businesses.
Such restrictions in the instruments governing our debt obligations could result in us having to obtain the consent of our lenders and holders of our Outstanding Notes and the notes in order to take certain actions. Disruptions in credit markets may prevent us from obtaining or make it more difficult or more costly for us to obtain such consents. Our ability to expand our business or to address declines in our business may be limited if we are unable to obtain such consents.
A breach of any of these covenants could result in a default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, a default under any of the Credit Agreements could permit lenders to accelerate the maturity of our indebtedness under such Credit Agreement and to terminate any commitments to lend. If the lenders under any Credit Agreement accelerate the repayment of such indebtedness, we may not have sufficient liquidity to repay such amounts or our other indebtedness, including the notes. In such event, we could be forced into bankruptcy or liquidation and, as a result, you could lose some or all of your investment in the notes.
The Issuer and Celanese are holding companies and depend on subsidiaries to satisfy their obligations under the notes and the guarantee of the Issuer's obligations under the notes by Celanese.
As holding companies, the Issuer and Celanese, which we refer to as the Parent Guarantor, conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. Consequently, the principal source of cash to pay the Issuer's and Parent Guarantor's obligations, including obligations under the notes and the guarantee of the Issuer's obligations under the notes by the Parent Guarantor, is the cash that our subsidiaries generate from their operations. We cannot assure you that our subsidiaries will be able to, or be permitted to, make distributions to enable the Issuer or the Parent Guarantor to make payments in respect of their obligations. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, applicable country or state laws, regulatory limitations and terms of our debt instruments may limit our subsidiaries' ability to distribute cash to the Issuer and the Parent Guarantor. While the Credit Agreements limit the ability of our subsidiaries to put restrictions on paying dividends or making other intercompany payments to us, these limitations are subject to certain qualifications and exceptions, which may have the effect of significantly restricting the applicability of those limits. In the event the Issuer and the Parent Guarantor do not receive distributions from our subsidiaries, the Issuer and the Parent Guarantor may be unable to make required payments on the notes, the guarantee of the Issuer's obligations under the notes by the Parent Guarantor, or our other indebtedness.
Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors.
Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or any of the guarantees thereof by the Subsidiary Guarantors could be voided, or claims in respect of the notes or any of the guarantees thereof by the Subsidiary Guarantors could be subordinated to all of the Issuer's indebtedness or that of the Subsidiary Guarantors if, among other things, the Issuer or a Subsidiary Guarantor, at the time the Issuer or such Subsidiary Guarantor incurred the indebtedness evidenced by the notes or such guarantee:
•received less than reasonably equivalent value or fair consideration for the issuance of the notes or for the incurrence of such guarantee; and
•were insolvent or rendered insolvent by reason of such incurrence; or
•were engaged in a business or transaction for which the Issuer's or the Subsidiary Guarantor's remaining assets constituted unreasonably small capital; or
•intended to incur, or believed that the Issuer or the Subsidiary Guarantor would incur, debts beyond the Issuer's or the Subsidiary Guarantor's ability to pay such debts as they mature; or
•was a defendant in an action for money damages docketed against the Issuer or such Subsidiary Guarantor if, in either case, after final judgment, the judgment was unsatisfied.
As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A bankruptcy court could also void the notes or a guarantee if it found that the Issuer or the Subsidiary Guarantors issued the notes or the guarantees with the actual intent to hinder, delay or defraud creditors.
We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Subsidiary Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to the Issuer's or any of the Subsidiary Guarantors' other debt. In general, however, a court would deem an entity insolvent if:
•the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;
•the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•it could not pay its debts as they became due.
If a court were to void the issuance of the notes or the incurrence of the guarantees as the result of a fraudulent transfer or conveyance, or hold such obligations unenforceable for any other reason, holders of the notes would cease to have a claim against the Issuer or that Subsidiary Guarantor on its guarantee. A court could also subordinate the notes or any of the guarantees to the other indebtedness of the Issuer or the applicable Subsidiary Guarantor, direct holders of the notes to return any amounts paid under the notes or a guarantee to the Issuer or the applicable Subsidiary Guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes.
Each guarantee will contain a provision intended to limit the Subsidiary Guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. Each Subsidiary Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor. Under applicable case law, these provisions may not be effective to protect the guarantees from being voided under fraudulent transfer or conveyance law.
We cannot assure you that active trading markets for the notes will exist if you desire to sell the notes.
The notes are new issues of securities with no established trading markets. Although we intend to apply for listing of the notes for trading on the NYSE, no assurance can be given that the notes will become or will remain listed or that any active trading markets for the notes will develop or, if developed, that they will continue. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make markets in the notes after we complete the offering, they have no obligation to do so and may discontinue making markets in the notes at any time without notice. If no active trading markets develop, you may not be able to sell your notes at a particular time and the price that you receive when you sell may not be favorable.
If trading markets do develop, changes in our ratings or the financial markets could adversely affect the liquidity of any markets for the notes.
The liquidity of any markets for the notes will depend on a number of factors, including:
•ratings on our debt securities assigned by rating agencies;
•the time remaining until maturity of the notes;
•the number of holders of notes;
•our operating performance and financial condition;

•the markets for similar securities;
•the interest of securities dealers in making markets in the notes; and
•prevailing interest rates.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.
Rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities could have an adverse effect on the market prices of the notes.
Our credit ratings are subject to change and may not reflect all risks of your investments in the notes.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating. Any actual or anticipated negative changes or downgrades in our credit ratings or ratings outlook or watch, including any announcement that our ratings are under review for a downgrade, could increase our corporate borrowing costs and affect the market value of the notes.
We may be unable to purchase the notes upon a change of control event.
Upon a change of control event, as defined in the indentures governing the Outstanding Notes and the notes, the Issuer is required to offer to purchase all of the Outstanding Notes and the notes then outstanding for cash at 101% of the principal amount thereof plus accrued and unpaid interest, if any. Similarly, under the Credit Agreements and the Purchase Agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of the indebtedness and terminate their commitments to lend under the respective agreements. Our other indebtedness also may contain repayment requirements with respect to specific events that constitute a change of control. If a change of control event occurs, we may not have sufficient funds to pay the change of control purchase price with respect to the Outstanding Notes or the notes or to repay outstanding indebtedness under our senior credit facilities, our accounts receivables securitization facility or our other indebtedness, and may be required to secure new third party financing to do so. We may not be able to obtain this financing on commercially reasonable terms, or on terms acceptable to us, or at all. Our failure to repurchase the notes upon a change of control event would constitute an event of default under the indenture.
The change of control event provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control event under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require the Issuer to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction. See "Description of the Notes — Repurchase at the Option of Holders — Change of Control Offer."
Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets, to the extent of the value of those assets.
Subject to the restrictions in the indentures governing the Outstanding Notes and the notes, we, including our subsidiaries, may incur significant indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our future indebtedness secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could, to the extent of such indebtedness, foreclose on such assets to the exclusion of holders of the notes. In any such event, because the notes will not be secured by our assets, remaining proceeds, if any, from the sale of such assets will be available to pay obligations on the notes only after such indebtedness has been paid in full.
The notes will be structurally subordinated to all indebtedness of our current subsidiaries that are not, and any of our future subsidiaries that do not become, guarantors of the notes.
The notes will, subject to certain exceptions, be guaranteed by each of our domestic subsidiaries that guarantees our senior credit facilities until such time as such subsidiary ceases to, or substantially contemporaneously with the release of such subsidiary's obligation under its guarantee of the notes will cease to, or at such time does not, guarantee the Issuer's obligations under the Issuer's senior credit facilities. Each of our current subsidiaries that is not, and any future subsidiary that does not become, a Subsidiary Guarantor under our senior credit facilities, and therefore under the notes, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor of the notes, all of such subsidiary's creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary's assets before we (and therefore the holders of the notes) would be entitled to any payment. As of December 31, 2024, the Issuer's non-guarantor subsidiaries collectively had $9.8 billion of liabilities, including trade payables.
The lenders under the Credit Agreements are required to release the Guarantors from their obligations under the Credit Agreements in a variety of circumstances and, in some cases, the Guarantors may also be released from their guarantees of the notes and the Outstanding Notes under the indenture.
The lenders under the Credit Agreements are required to release the guarantees under the Credit Agreements in a variety of circumstances. In the event of such release and the fulfillment of certain other conditions, any guarantee of the notes and the Outstanding Notes may also be released without action by, or consent of, any holder of the notes or the Outstanding Notes, or the trustee under the indenture. See "Description of the Notes — Guarantees." You will not have a claim as a creditor against any subsidiary that is no longer a Guarantor of the notes and the Outstanding Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of holders of the notes and the Outstanding Notes..
An investment in the notes by a holder whose home currency is not euro entails significant risks.
All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros. An investment in the notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a United States holder, see "Certain United States Federal Income Tax Considerations — Consequences to United States Holders" for certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euros.
The notes permit us to make payments in dollars if we are unable to obtain euros.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the EU that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.
Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the notes.
Despite the European Commission's measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. Additionally, macroeconomic and geopolitical challenges, including the ongoing war in Ukraine and the uncertainty regarding ongoing U.S. support, heightened inflationary pressures, new or increased tariffs, rising energy prices, supply chain disruptions, and broader global economic uncertainty, have negatively impacted financial markets and could further exacerbate market volatility in the Eurozone.
These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. Furthermore, a significant devaluation of the euro, the imposition of exchange controls, or the exit of a key Eurozone country could restrict our access to capital markets and negatively impact our euro-denominated debt instruments.
These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes, our ability to refinance liabilities and our business, financial condition and results of operations.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The indenture is, and the notes and guarantees will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
You must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.
Owners of book-entry interests will not be considered owners or holders of notes unless and until definitive notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole registered holder of the notes.
Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch), the paying agent, which will make payments to Clearstream and Euroclear. Thereafter, those payments will be credited to the accounts of participants in Clearstream and Euroclear that hold book-entry interests in the notes in global form and subsequently credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, none of the Issuer, the Guarantors, the trustee, the transfer agent, the registrar or any paying agent under the indenture will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests.

Accordingly, if you own a book-entry interest in the notes, you must rely on the procedures of Clearstream and Euroclear and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the notes under the Indenture.
Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, you will be reliant on the common depositary to act on your instructions and/or you will only be permitted to act to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. We cannot assure you that the procedures to be implemented through Euroclear and Clearstream will be adequate to ensure the timely exercise of rights under the notes. See "Book-Entry, Delivery and Form."
The notes have minimum specified denominations of €100,000.
The notes have minimum denominations of €100,000 and multiples of €1,000. The notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding (should definitive certificates be printed) and would need to purchase a principal amount of notes such that its holding amounts to at least €100,000.
The European Commission has proposed a financial transactions tax in certain member states of the EU which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.
On February 14, 2013, the European Commission (the "Commission") published a proposal (the "Commission's proposal") for a Directive for a common financial transactions tax ("FTT") in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a "participating Member States"). On March 16, 2016, Estonia formally withdrew from enhanced cooperation on the FTT leaving ten remaining participating Member States. The Commission's proposal has a very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of the notes should, however, be exempt.
Under the Commission's proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a "financial institution," and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.
The Commission's proposal remains subject to negotiation between the ten remaining participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw. Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

USE OF PROCEEDS
The net proceeds of the offering of the notes will be approximately €          billion (approximately $          billion based on a €/$ exchange rate of €1.00/$          as of                 , 2025) after deducting the underwriting discounts and other estimated fees and expenses of this offering.
The table below sets forth our expected sources and uses of funds from this offering, the concurrent USD notes offering and borrowings under our 364-Day Term Loan Credit Agreement, as if such transactions had occurred on December 31, 2024. Actual amounts will vary from estimated amounts depending on several factors, including the size and timing of the offerings and the Tender Offer and differences between estimated and actual fees, costs, premiums and expenses. Accordingly, the amounts below may vary.

Sources	($ in millions)	Uses	($ in million)
% Senior Notes due 2030 offered in the concurrent USD notes offering(a)	$500	Repayment of 6.050% Senior Notes due March 15, 2025(d)	$1,000
% Senior Notes due 2031 offered hereby(b)	520	4.777% Senior Notes due 2026 tendered and accepted for purchase in the Tender Offer(e)	520
% Senior Notes due 2033 offered in the concurrent USD notes offering(a)	1,000	6.165% Senior Notes due 2027 tendered and accepted for purchase in the Tender Offer(f)	250
Borrowings under 364-Day Term Loan Credit Agreement(c)	500	Partial repayment of borrowings under Five-Year Term Loan Credit Agreement(g)	400
		Repayment of borrowings under U.S. Revolving Credit Agreement(h)	300
		Estimated fees and expenses(i)	50
Total	$2,520		$2,520
__________________
(a)Reflects gross proceeds from the sale of the notes in the concurrent USD notes offering, assuming the notes offered thereby will be issued at par, and does not take into account the underwriters’ discounts and commissions and estimated offering expenses payable by us.
(b)Reflects gross proceeds from the sale of the notes in this offering, assuming the notes offered hereby will be issued at par, and does not take into account the underwriters’ discounts and commissions and estimated offering expenses payable by us. Represents the approximate dollar equivalent of €500 million of notes offered hereby, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(c)As of December 31, 2024, we had no outstanding borrowings under our 364-Day Term Loan Credit Agreement. Amounts outstanding under the 364-Day Term Loan Credit Agreement are due 364 days from the date of borrowing and will accrue interest at a rate equal to Secured Overnight Financing Rate with an interest period of one or three months plus a margin of 1.300% to 2.250% per annum, or the base rate plus a margin of 0.300% to 1.250%, in each case, based on our senior unsecured debt rating.
(d)As of December 31, 2024, we had $1.0 billion outstanding of 6.050% Senior Notes due 2025.
(e)Assumes €500 million of 4.777% Senior Notes due 2026 are tendered and accepted for purchase in the Tender Offer. Represents the approximate dollar equivalent of €500 million of 4.777% Senior Notes due 2026 tendered and accepted for purchase, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00. As of December 31, 2024, we had €1.0 billion outstanding of 4.777% Senior Notes due 2026.
(f)Assumes $250 million of 6.165% Senior Notes due 2027 are tendered and accepted for purchase in the Tender Offer. As of December 31, 2024, we had $2.0 billion outstanding of 6.165% Senior Notes due 2027. As of the date hereof, the interest rate payable on the 6.165% Senior Notes due 2027 has increased by 0.25% to 6.415% from the original stated coupon of 6.165%.
(g)As of December 31, 2024, we had $880 million in outstanding borrowings under our Five-Year Term Loan Credit Agreement. Amounts borrowed and outstanding under the Five-Year Term Loan Credit Agreement mature on October 31, 2027 and bore interest at a rate equal to 6.047% as of December 31, 2024.
(h)As of December 31, 2024, we had no outstanding borrowings under our U.S. Revolving Credit Agreement. Amounts borrowed and outstanding under the U.S. Revolving Credit Agreement mature on March 18, 2027 and the margin for borrowings under the U.S. Revolving Credit Facility was 1.00% to 2.00% above certain interbank rates at current Company credit ratings. We borrowed $300 million under the U.S. Revolving Credit Agreement on February 6, 2025 and used cash on hand to repay in full our 1.250% Senior Notes due 2025.
(i)Represents payment of an early tender premium in the Tender Offer, assuming €500 million of 4.777% Senior Notes due 2026 and $250 million 6.165% Senior Notes due 2027 are tendered and accepted for purchase prior to the early tender time, and interest related to the partial repayment of borrowings under the Five-Year Term Loan Credit Agreement and the repayment of borrowings under U.S. Revolving Credit Agreement. Does not include underwriters’ discounts and commissions and estimated offering expenses payable by us.
Certain of the underwriters and/or their affiliates may hold Tender Offer Notes or 6.050% Senior Notes due March 15, 2025 and are lenders under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement. To the extent the underwriters and/or their affiliates tender Tender Offer Notes in the Tender Offer or have their Tender Offer Notes repurchased or redeemed or their 6.050% Senior Notes due March 15, 2025 repaid at maturity, or if we repay borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, they will receive a portion of the net proceeds from this offering. See "Underwriting (Conflicts of Interest) — Conflicts of Interest" and "Use of Proceeds."
Because an affiliate of BofA Securities is a lender under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, BofA Securities, an underwriter in this offering, is deemed to have a "conflict of interest" under Rule 5121 of FINRA. Accordingly, this offering will be conducted in compliance with the requirements of Rule 5121, which requires, among other things, that a "qualified independent underwriter" participate in the preparation of, and exercise the usual standards of "due diligence" with respect to, the registration statement and this prospectus supplement. Morgan Stanley has agreed to act as QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Morgan Stanley will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Morgan Stanley against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act. See "Underwriting (Conflicts of Interest)" for additional information.

CAPITALIZATION
The following table sets forth (i) our actual historical consolidated cash and cash equivalents and capitalization as of December 31, 2024, (ii) our cash and cash equivalents and capitalization as adjusted to give effect to the incurrence of $300 million in outstanding borrowings under the U.S. Revolving Credit Agreement on February 6, 2025 and the use of such borrowings, together with cash on hand, to repay in full our 1.250% Senior Notes due 2025 and (iii) our cash and cash equivalents and capitalization as further adjusted to give effect to (a) the incurrence of $500 million in borrowings under the 364-Day Term Loan Credit Agreement (the "Senior Term Loan due 2026") and (b) this offering of the notes and the concurrent USD notes offering and the use of proceeds as described under "Use of Proceeds." The information in this table should be read in conjunction with the financial information incorporated by reference into the accompanying prospectus and the consolidated financial statements for Celanese and accompanying notes incorporated by reference herein.

	December 31, 2024
	Actual	As Adjusted(a)		As Further Adjusted(b)(c)
	(Unaudited) (In millions)
Cash and cash equivalents	$962	$951	(a)	$951
Total debt:
U.S. Revolving Credit Facility(d)	$—	$300	(a)	$—
CNY Revolving Credit Facility(d)	55	55		55
1.250% Senior Notes due 2025(e)	311	—		—
6.050% Senior Notes due 2025	1,000	1,000		—
Senior Term Loan due 2026	—	—		500
1.400% Senior Notes due 2026	400	400		400
4.777% Senior Notes due 2026(f)	1,040	1,040		520
2.125% Senior Notes due 2027(g)	518	518		518
6.165% Senior Notes due 2027(h)	2,000	2,000		1,750
Senior Term Loan due 2027, interest rate of 6.047%	880	880		480
0.625% Senior Notes due 2028(i)	519	519		519
6.350% Senior Notes due 2028	1,000	1,000		1,000
5.337% Senior Notes due 2029(j)	519	519		519
6.330% Senior Notes due 2029	750	750		750
6.550% Senior Notes due 2030	999	999		999
6.379% Senior Notes due 2032	1,000	1,000		1,000
6.700% Senior Notes due 2033	1,000	1,000		1,000
% Senior Notes due 2031 offered hereby(k)	—	—		520
% Senior Notes due 2030 offered in the concurrent USD notes offering	—	—		500
% Senior Notes due 2033 offered in the concurrent USD notes offering	—	—		1,000
Finance leases through 2054	145	145		145
Industrial revenue bonds and other debt	499	499		499
Subtotal	12,635	12,624		12,674
Unamortized debt issuance costs	(56)	(56)		(56)	(l)
Total debt	12,579	12,568		12,618
Total stockholders' equity	5,175	5,175		5,175
Total capitalization	$17,754	$17,743		$17,793

__________________
(a)The as adjusted column reflects the incurrence of $300 million in outstanding borrowings under the U.S. Revolving Credit Agreement on February 6, 2025 and the use of such borrowings, together with cash on hand, to repay in full our 1.250% Senior Notes due 2025.
(b)The as further adjusted column assumes €500 million aggregate principal amount of the 4.777% Senior Notes due 2026 are tendered and accepted for purchase in the Tender Offer and $250 million aggregate principal amount of the 6.165% Senior Notes due 2027 are tendered and accepted for purchase in the Tender Offer.
(c)The as further adjusted column assumes the incurrence of $500 million of borrowings under the Senior Term Loan due 2026, which will be used, together with a portion of the proceeds from this offering and the concurrent USD notes offering, to repay at maturity the 6.050% Senior Notes due 2025.
(d)As of December 31, 2024, we had no indebtedness outstanding and $1.75 billion of undrawn availability under the U.S. Revolving Credit Agreement and $55 million of indebtedness outstanding and $171 million of undrawn availability under our separate credit facilities available to our subsidiaries in China. On February 6, 2025, we incurred $300 million in outstanding borrowings under the U.S. Revolving Credit Agreement.
(e)Represents the dollar equivalent of the outstanding amount of €300 million, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(f)Represents the dollar equivalent of the outstanding amount of €1.0 billion, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00. The as further adjusted column represents the approximate dollar equivalent of €500 million of 4.777% Senior Notes due 2026 tendered and accepted for purchase, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(g)Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(h)As of the date hereof, the interest rate payable on the 6.165% Senior Notes due 2027 has increased by 0.25%.
(i)Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(j)Represents the dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(k)Represents the approximate dollar equivalent of the outstanding amount of €500 million, using the exchange rate reported by the European Central Bank on December 31, 2024 of $1.0389 per €1.00.
(l)Does not reflect the unamortized debt issuance costs related to this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with the Company's consolidated financial statements and notes to the consolidated financial statements included in our Form 10-K, which are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").
Investors are cautioned that the forward-looking statements contained in this section, other parts of this prospectus supplement and our Form 10-K involve both risk and uncertainty. Several important factors could cause actual results to differ materially from those anticipated by these statements. Many of these statements are macroeconomic in nature and are, therefore, beyond the control of management.
Results of Operations
Financial Highlights

	Year Ended December 31,
	2024	2023	Change

	(In $ millions, except percentages)
Statement of Operations Data
Net sales	10,280	10,940	(660)
Gross profit	2,356	2,603	(247)
Selling, general and administrative ("SG&A") expenses	(1,030)	(1,075)	45
Other (charges) gains, net	(1,744)	(68)	(1,676)
Gain (loss) on disposition of businesses and assets, net	(14)	505	(519)
Operating profit (loss)	(697)	1,687	(2,384)
Equity in net earnings (loss) of affiliates	196	102	94
Non-operating pension and other postretirement employee benefit (expense) income	(20)	(69)	49
Interest expense	(676)	(720)	44
Interest income	33	39	(6)
Dividend income - equity investments	128	126	2
Earnings (loss) from continuing operations before tax	(996)	1,183	(2,179)
Earnings (loss) from continuing operations	(1,506)	1,973	(3,479)
Earnings (loss) from discontinued operations	(8)	(9)	1
Net earnings (loss)	(1,514)	1,964	(3,478)
Net earnings (loss) attributable to Celanese Corporation	(1,522)	1,960	(3,482)
Other Data
Depreciation and amortization	801	706	95
SG&A expenses as a percentage of Net sales	10.0%	9.8%
Operating margin(1)	(6.8)%	15.4%
Other (charges) gains, net
Restructuring	(107)	(52)	(55)
Asset impairments	(1,639)	(15)	(1,624)
Plant/office closures	2	(1)	3
Total Other (charges) gains, net	(1,744)	(68)	(1,676)
__________________
(1)Defined as Operating profit (loss) divided by Net sales.

	As of December 31,
	2024	2023

	(In $ millions)
Balance Sheet Data
Cash and cash equivalents	962	1,805

Short-term borrowings and current installments of long-term debt - third party and affiliates	1,501	1,383
Long-term debt, net of unamortized deferred financing costs	11,078	12,301
Total debt	12,579	13,684
Factors Affecting Business Segment Net Sales
The percentage increase (decrease) in Net sales attributable to each of the factors indicated for each of our business segments is as follows:
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

	Volume	Price	Currency	Total

	(In percentages)
Engineered Materials	(5)	(3)	(1)	(9)
Acetyl Chain	4	(6)	—	(2)
Total Company	(1)	(4)	(1)	(6)
Consolidated Results
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Net sales decreased $660 million, or 6%, for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•lower pricing, driven by our Acetyl Chain segment due to an environment with greater supply than demand, as well as our Engineered Materials segment due to competitive market dynamics, product mix, and decreased energy surcharges;
•lower volume in our Engineered Materials segment primarily due to the formation of the Nutrinova joint venture (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information) and reduced demand for elastomers due to weaker automotive demand, partially offset by higher volume, principally for POM in Europe and Asia; and
•an unfavorable currency impact, primarily resulting from a weaker Chinese Yuan ("CNY") and Japanese Yen ("JPY") relative to the U.S. dollar;
partially offset by:
•higher volume in our Acetyl Chain segment for most of our products, primarily methanol, downstream derivative products, acid, and VAM.
Operating profit decreased $2.4 billion, or 141%, for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•an unfavorable impact of $1.7 billion to Other (charges) gains, net primarily in our Engineered Materials segment related to an impairment loss on goodwill of $1.5 billion and impairment losses on certain trade names, primarily Zytel® (see Note 9 - Goodwill and Intangible Assets, Net and Note 24 - Other (Charges) Gains, Net in the consolidated financial statements included in our Form 10-K for further information);
•lower Net sales across our segments; and
•a gain of $515 million in our Engineered Materials segment recognized on the formation of the Nutrinova joint venture during the year ended December 31, 2023, which did not recur in the 2024 fiscal year (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information);
partially offset by:
•lower raw material costs in our Engineered Materials and Acetyl Chain segments.
Non-operating pension and other postretirement employee expense decreased $49 million for the year ended December 31, 2024 compared to the same period in 2023 primarily due to a decrease in recognized actuarial loss of $29 million as a result of an increase in the weighted average discount rate used to determine benefit obligations from 4.5% to 4.8%, partially offset by lower than expected actual asset returns. See Note 12 - Benefit Obligations in the consolidated financial statements included in our Form 10-K for further information.
Our effective income tax rate for the year ended December 31, 2024 was (51)% compared to (67)% for the year ended 2023. The change in the effective income tax rate for the year ended December 31, 2024 compared to the same period in 2023 was primarily due to:
•prior year impacts that did not recur in the 2024 fiscal year, including the relocation of certain intangible assets to better align with the acquired M&M foreign operations, the realignment of our European headquarters and principal operations to Switzerland to achieve operational efficiencies, the release of valuation allowances on U.S. foreign tax credit carryforwards, and the excess of the GAAP gain over the tax gain from the formation of the Nutrinova joint venture; and
•2024 fiscal year impacts of a non-deductible goodwill impairment loss and recognition of a valuation allowance against certain local country, non-U.S. tax credit carryforwards due to reduced forecasts of earnings in future periods and capital gains tax arising from an internal integration-related restructuring of our acquired China operations to optimize our debt profile.
See Note 15 - Income Taxes in the consolidated financial statements included in our Form 10-K for further information.

Business Segments
Engineered Materials

	Year Ended December 31,			%
	2024	2023	Change	Change

	(In $ millions, except percentages)
Net sales	5,607	6,149	(542)	(8.8)%
Net Sales Variance
Volume	(5)%
Price	(3)%
Currency	(1)%
Other (charges) gains, net	(1,724)	(56)	(1,668)	(2,978.6)%
Operating profit (loss)	(1,179)	1,083	(2,262)	(208.9)%
Operating margin	(21.0)%	17.6%
Equity in net earnings (loss) of affiliates	172	83	89	107.2%
Depreciation and amortization	510	462	48	10.4%
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Net sales decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•lower volume, primarily driven by the formation of the Nutrinova joint venture (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information) and reduced demand for elastomers due to weaker automotive demand, partially offset by higher volume for certain products, principally for POM in Europe and Asia;
•lower pricing for most of our products, primarily due to competitive market dynamics, product mix, and decreased energy surcharges; and
•an unfavorable currency impact, primarily resulting from a weaker JPY and CNY relative to the U.S. dollar.
Operating profit decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•an unfavorable impact of $1.7 billion to Other (charges) gains, net primarily related to an impairment loss on goodwill of $1.5 billion and impairment losses on certain trade names, primarily Zytel® (see Note 9 - Goodwill and Intangible Assets, Net and Note 24 - Other (Charges) Gains, Net in the consolidated financial statements included in our Form 10-K for further information);
•a gain of $515 million recognized on the formation of the Nutrinova joint venture during the year ended December 31, 2023, which did not recur in the 2024 fiscal year (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information); and
•lower Net sales;
partially offset by:
•lower raw materials costs for most of our products.

Equity in net earnings (loss) of affiliates increased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•an increase in earnings from our Mylar Specialty Films strategic affiliates of $61 million, primarily due to increased restructuring costs incurred in the year ended December 31, 2023, which did not recur in the 2024 fiscal year.
Acetyl Chain

	Year Ended December 31,			%
	2024	2023	Change	Change

	(In $ millions, except percentages)
Net sales	4,763	4,884	(121)	(2.5)%
Net Sales Variance
Volume	4%
Price	(6)%
Currency	—%
Operating profit (loss)	951	1,109	(158)	(14.2)%
Operating margin	20.0%	22.7%
Dividend income - equity investments	127	124	3	2.4%
Depreciation and amortization	244	217	27	12.4%
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Net sales decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•lower pricing for most of our products globally, due to an environment with greater supply than demand during the year ended December 31, 2024;
partially offset by:
•higher volume for most of our products, primarily methanol, downstream derivative products, acid, and VAM.
Operating profit decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•lower Net sales; and
•higher spending of $40 million, primarily as a result of increased plant operating and maintenance expenses, including costs at our new acetic acid unit at Clear Lake, Texas, and plant turnaround costs related to our joint venture, Fairway Methanol LLC ("Fairway");
partially offset by:
•lower raw material and sourcing costs, primarily for carbon monoxide and methanol.

Other Activities

	Year Ended December 31,			%
	2024	2023	Change	Change

	(In $ millions, except percentages)
Operating profit (loss)	(469)	(505)	36	7.1%
Non-operating pension and other postretirement employee benefit (expense) income	(28)	(68)	40	58.8%
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
Operating loss decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•lower functional spending and incentive compensation cost of $33 million.
Non-operating pension and other postretirement employee expense decreased for the year ended December 31, 2024 compared to the same period in 2023 primarily due to:
•a decrease in the actuarial loss of $29 million as a result of an increase in the weighted average discount rate used to determine benefit obligations from 4.5% to 4.8%, partially offset by lower than expected actual asset returns. See Note 12 - Benefit Obligations in the consolidated financial statements included in our Form 10-K for further information.
Liquidity and Capital Resources
Our primary sources of liquidity are cash generated from operations, available cash and cash equivalents, dividends from our portfolio of strategic investments and available borrowings under our senior unsecured revolving credit facilities. As of December 31, 2024, we had $1.75 billion available for borrowing under our senior U.S. unsecured revolving credit facility, $171 million available for borrowing under our separate China Revolving Credit Facilities (defined below) and up to $1.0 billion under the 364-Day Term Loan Credit Agreement, if required, in meeting our working capital needs and other contractual obligations. In addition, we held cash and cash equivalents of $962 million as of December 31, 2024. We are actively managing our business to maintain cash flow, and we believe that liquidity from the above-referenced sources will be sufficient to meet our operational and capital investment needs and financial obligations for the foreseeable future.
On February 29, 2024, we announced the intended closure of our facility in Mechelen, Belgium to optimize production costs across our global network. This operation is included in the Engineered Materials segment. We fully ceased operations during the three months ended December 31, 2024. We expect to incur additional exit and shutdown costs related to the closure of the facility of approximately $20 million, inclusive of estimated employee termination costs, through 2028. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
In October 2023, we announced the intended closure of our PA66 and High-Performance Nylon ("HPN") polymerization units at our facility in Uentrop, Germany to optimize production costs across our global network. These operations are included in the Engineered Materials segment. We fully ceased operation of the PA66 polymerization unit and partially ceased operation of the HPN polymerization units during the year ended December 31, 2024. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
In September 2023, we formed a food ingredients joint venture with Mitsui & Co., Ltd. ("Mitsui") under the name Nutrinova. We contributed receivables, inventory, property, plant and equipment, certain other assets, liabilities, technology and employees of our food ingredients business while retaining a 30% interest in the joint venture. Mitsui acquired the remaining 70% interest in the food ingredients business for a purchase price of $503 million, subject to transaction adjustments. We accounted for our interest in the joint venture as an equity method investment, and our portion of the results will continue to be included in the Engineered Materials segment. For further information regarding the food ingredients joint venture, see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K.
In November 2022, we acquired a majority of the M&M Business for a purchase price of $11.0 billion, subject to transaction adjustments, in an all-cash transaction. For further information regarding the acquisition and related financing transactions, see "–Debt and Other Obligations" and Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K.
Our incurrence of debt to finance the purchase price for the M&M Acquisition has increased our leverage and our ratio of indebtedness to consolidated EBITDA as set forth in our senior unsecured credit facilities. We believe that cash flows from our operations, together with synergy opportunities from the M&M Acquisition and cost reduction initiatives, will support our deleveraging efforts over the next few years. However, we expect the weakened demand environment, as discussed below, to continue to adversely impact our cash generation in the near-term. In furtherance of our deleveraging efforts, we have paused our share repurchase program and are in the process of evaluating additional cash generation or conservation opportunities. As part of this process, on November 4, 2024, we announced our intent to reduce our quarterly dividend by approximately 95 percent beginning in the first quarter of 2025. We will continue to evaluate our dividend policy, taking into account our ability to return to a balanced capital allocation strategy. Our deleveraging efforts may also include, in addition to the food ingredients joint venture described above, other opportunistic dispositions or monetization of other product or business lines or other assets.
While our contractual obligations, commitments and debt service requirements over the next several years are significant, we continue to believe we will have available resources to meet our liquidity requirements, including debt service, for the next twelve months. If our cash flow from operations is insufficient to fund our debt service and other obligations, we may be required to use other means available to us such as increasing our borrowings, reducing or delaying capital expenditures, seeking additional capital, further reducing or pausing dividend payments, or seeking to restructure or refinance our indebtedness. There can be no assurance, however, that we will continue to generate cash flows at or above current levels.
Total capital expenditures were $435 million for the year ended December 31, 2024. We continue to focus our near-term capital expenditures on required maintenance projects and productivity improvements, as we continue to prioritize deleveraging and expect total capital expenditures to be approximately $300 million to $350 million in 2025. In Engineered Materials, at our Nanjing, China facility, our expansions of (1) the compounding plant is in construction and we are accelerating completion to meet demand and (2) the new liquid crystal polymer ("LCP") plant is in construction and remains on schedule under a delayed timeline. At our Bishop, Texas facility, our debottleneck of the ultra-high molecular weight polyethylene ("UHMW-PE") unit is on schedule and in detailed engineering design while construction is delayed in line with expected demand growth. Our energy optimization productivity and greenhouse gas reduction project at our polyoxymethylene ("POM") unit in Frankfurt, Germany is on schedule and in detailed engineering design. In the Acetyl Chain, our planned expansion of our vinyl acetate ethylene ("VAE") emulsion plant in Frankfurt, Germany is in construction and on schedule for start-up in the second half of 2025. We continue to see the investments made in recent years strengthen the growth and reliability, while lowering the carbon footprint, of our manufacturing network to best serve our customers.
We did not repurchase any Common Stock during the year ended December 31, 2024.
On a stand-alone basis, the Parent Guarantor and its immediate 100% owned subsidiary, the Issuer, have no independent external operations of their own. Accordingly, they generally depend on the cash flow of their subsidiaries and their ability to pay dividends and make other distributions to the Parent Guarantor and the Issuer in order to meet their obligations, including their obligations under senior credit facilities and senior notes, and to pay dividends on our Common Stock.
We are subject to capital controls and exchange restrictions imposed by the local governments in certain jurisdictions where we operate, such as China, South Korea, India and Indonesia. Capital controls impose limitations on our ability to exchange currencies, repatriate earnings or capital, lend via intercompany loans or create cross-

border cash pooling arrangements. Our largest exposure to a country with capital controls is in China. Pursuant to applicable regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the Chinese government imposes certain currency exchange controls on cash transfers out of China, puts certain limitations on duration, purpose and amount of intercompany loans, and restricts cross-border cash pooling. While it is possible that future tightening of these restrictions or application of new similar restrictions could impact us, these limitations do not currently restrict our operations.
We remain in compliance with the covenants in the existing Global Credit Agreements (defined below, and as amended to date) and expect to remain in compliance based on our current expectation of future results of operations and planned cash generation activities. If the actual future results of our operations and cash generation activities differ materially from these expectations, we may be required to seek an amendment to or waiver of any impacted covenants, which may increase our borrowing costs under the existing Global Credit Agreements.
Cash Flows
Cash and cash equivalents decreased $843 million to $962 million as of December 31, 2024 compared to December 31, 2023. As of December 31, 2024, $627 million of the $962 million of cash and cash equivalents was held by our foreign subsidiaries. Under the Tax Cuts and Jobs Act, we have incurred a prior year charge associated with the deemed repatriation of foreign earnings. These funds are largely accessible without additional material tax consequences, if needed in the U.S., to fund operations. See Note 15 - Income Taxes in the consolidated financial statements included in our Form 10-K for further information.
Year Ended December 31, 2024 Compared to Year Ended December 31, 2023
•Net Cash Provided by (Used in) Operating Activities
Net cash provided by operating activities decreased $933 million to $966 million for the year ended December 31, 2024 compared to $1.9 billion for the same period in 2023, primarily due to:
•unfavorable trade working capital of $654 million, primarily due to inventory reductions compared to those in the prior year driven by balancing production with demand and the timing of settlement of trade payables during the year ended December 31, 2024;
•a decrease in Net earnings, excluding the non-cash impacts of impairment losses, primarily due to the goodwill impairment loss of $1.5 billion in the Engineered Materials segment, (see Note 9 - Goodwill and Intangible Assets, Net in the consolidated financial statements included in our Form 10-K for further information), deferred income taxes of $1.2 billion and the gain of $515 million recognized on the formation of the Nutrinova joint venture during the year ended December 31, 2023, which did not recur in the 2024 fiscal year (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information); and
•an increase in cash taxes paid of $112 million.
•Net Cash Provided by (Used in) Investing Activities
Net cash used in investing activities increased $336 million to $470 million for the year ended December 31, 2024 compared to $134 million for the same period in 2023, primarily due to:
•a cash inflow of $461 million recognized during the year ended December 31, 2023 related to the formation of the Nutrinova joint venture (see Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information), which did not recur in the 2024 fiscal year.
partially offset by:
•a decrease of $133 million in capital expenditures during the year ended December 31, 2024.

•Net Cash Provided by (Used in) Financing Activities
Net cash used in financing activities decreased $143 million to $1.3 billion for the year ended December 31, 2024 compared to $1.5 billion for the same period in 2023, primarily due to:
•a decrease in payments on long-term debt, primarily due to our cash tender offer of $2.25 billion completed in August 2023, payment in full of delayed-draw term loans of $870 million and repayment at maturity of the 1.125% senior unsecured notes during the year ended December 31, 2023, that did not recur in the 2024 fiscal year, partially offset by repayments at maturity of the 5.900% and 3.500% senior unsecured notes during the year ended December 31, 2024; and
•a decrease in net payments on short-term debt, primarily driven by a payment of $500 million on our March 2022 U.S. Term Loan Credit Agreement (defined below) during the year ended December 31, 2023, which did not recur in the 2024 fiscal year, partially offset by an increase in net payments on our revolving credit facilities of $74 million;
partially offset by:
•a decrease in proceeds of long-term debt, primarily due to the issuance of certain senior unsecured notes of $3.0 billion during the year ended December 31, 2023, that did not recur in the 2024 fiscal year, partially offset by 2024 fiscal year borrowings on working capital loan facilities in China; and
•an increase in net payments on our China Working Capital Term Loan Agreement (defined below).
Debt and Other Obligations
•Senior Credit Facilities
In March 2022, we entered into the Five-Year Term Loan Credit Agreement, pursuant to which lenders provided a tranche of delayed-draw term loans due 5 years from issuance in an amount equal to $1.0 billion.
Also in March 2022, we entered into the U.S. Credit Agreements consisting of a $1.75 billion senior unsecured revolving credit facility (with a letter of credit sublimit), maturing in 2027.
On February 21, 2023, August 9, 2023, February 16, 2024, November 1, 2024 and February 17, 2025, we amended certain covenants in certain of the U.S. Credit Agreements, including financial ratio maintenance covenants.
The U.S. Credit Agreements are guaranteed by the Parent Guarantor, the Issuer and the Subsidiary Guarantors.
In January 2023, Celanese (Shanghai) International Trading Co., Ltd ("CSIT"), a fully consolidated subsidiary, entered into a restatement of an existing credit facility agreement (the "CSIT Revolving Credit Agreement") to upsize and modify the facility thereunder to consist of an aggregate CNY1.75 billion uncommitted senior unsecured revolving credit facility available under two tranches (with overdraft, bank guarantee and documentary credit sublimits) (the "CSIT January 2023 Facility"). Obligations bear interest at certain fixed and floating rates. On April 7, 2024, the CSIT January 2023 Facility was reduced to CNY750 million and on December 19, 2024, the CSIT January 2023 Facility was reduced to CNY550 million. The CSIT Revolving Credit Agreement is guaranteed by the Issuer.
Also in January 2023, CSIT entered into a senior unsecured working capital loan contract for CNY800 million (the "China Working Capital Term Loan Agreement"), payable 12 months from withdrawal date and bearing interest at 0.5% less than certain interbank rates. The loan under the China Working Capital Term Loan Agreement was fully drawn in January 2023 and was fully repaid during the three months ended March 31, 2024.
In December 2023, Celanese (Nanjing) Chemical Co., Ltd. ("CNC") entered into a senior unsecured working capital loan agreement for CNY800 million, payable on December 25, 2026 and bearing interest at 2.8% (the "CNC

Working Capital Loan Agreement"). The loan under the CNC Working Capital Loan Agreement was fully drawn during the three months ended March 31, 2024.
On June 28, 2024, CNC entered into a senior unsecured working capital loan agreement for CNY800 million, payable in installments until June 28, 2027 and bearing interest at 2.75% (the "CNC Three Year Working Capital Loan Agreement"). The CNC Three Year Working Capital Loan Agreement was partially drawn during the year ended December 31, 2024.
On November 1, 2024, we entered into the 364-Day Term Loan Credit Agreement, pursuant to which the lenders provided a delayed-draw term loan due 364 days from the date of borrowing in an amount up to $1.0 billion. Amounts outstanding under the 364-Day Term Loan Credit Agreement will accrue interest at a rate equal to the Secured Overnight Financing Rate with an interest period of one or three months ("Term SOFR") plus a margin of 1.300% to 2.250% per annum, or the base rate plus a margin of 0.300% to 1.250%, in each case, based on the Company's senior unsecured debt rating, subject to further changes based on such ratings. The commitments under the 364-Day Term Loan Credit Agreement will terminate by March 15, 2025. The loan under the 364-Day Term Loan Credit Agreement was not drawn during the year ended December 31, 2024.
On December 10, 2024, CNC entered into a credit facility agreement (the "CNC Revolving Credit Agreement," together with the CNC Three Year Working Capital Loan Agreement, the CSIT Revolving Credit Agreement, the China Working Capital Term Loan Agreement and the CNC Working Capital Loan Agreement, the "China Credit Agreements," and the China Credit Agreements together with the U.S. Credit Agreements, the "Global Credit Agreements") for a CNY1.0 billion uncommitted senior unsecured revolving credit facility (the "CNC December 2024 Facility", and together with the CSIT January 2023 Facility and any other revolving credit facilities available to the Company's subsidiaries in China, the "China Revolving Credit Facilities"). Obligations bear interest at certain floating rates. We expect the China Credit Agreements will facilitate our efficient repatriation of cash to the U.S. to repay debt and effectively redomicile a portion of our U.S. debt to China at a lower average interest rate.
On February 6, 2025, we borrowed $300 million under our U.S. Revolving Credit Facility. This borrowing and cash on hand were used primarily to repay in full our senior unsecured notes due 2025, with an interest rate of 1.250%, due on February 11, 2025, and for general corporate purposes.
•Senior Notes
We have Outstanding Notes, issued in public offerings registered under the Securities Act, as follows:

Senior Notes	Issue Date	Principal	Interest Rate		Interest Pay Dates		Maturity Date
		(In millions)	(In percentages)
1.250% Notes	December 2017	€300	1.250	(1)	February 11		February 11, 2025
6.050% Notes	July 2022	$1,000	6.050		March 15	September 15	March 15, 2025
4.777% Notes	July 2022	€1,000	4.777		July 19		July 19, 2026
1.400% Notes	August 2021	$400	1.400		February 5	August 5	August 5, 2026
2.125% Notes	November 2018	€500	2.125		March 1		March 1, 2027
6.165% Notes	July 2022	$2,000	6.165		January 15	July 15	July 15, 2027
0.625% Notes	September 2021	€500	0.625		September 10		September 10, 2028
6.350% Notes	August 2023	$1,000	6.350	(2)	May 15	November 15	November 15, 2028
5.337% Notes	July 2022	€500	5.337		January 19		January 19, 2029
6.330% Notes	July 2022	$750	6.330		January 15	July 15	July 15, 2029
6.550% Notes	August 2023	$999	6.550	(2)	May 15	November 15	November 15, 2030
6.379% Notes	July 2022	$1,000	6.379		January 15	July 15	July 15, 2032
6.700% Notes	August 2023	$1,000	6.700	(2)	May 15	November 15	November 15, 2033
__________________
(1)The 1.250% Notes were repaid in full on February 11, 2025.

(2)On November 14, 2024, S&P Global Ratings downgraded our credit rating to BB+, which had the effect of increasing the interest rates by 25 basis points on the senior unsecured notes due 2028, senior unsecured notes due 2030 and senior unsecured notes due 2033 to 6.600%, 6.800% and 6.950%, respectively, effective November 15, 2024.
The Outstanding Notes were issued by the Issuer and are guaranteed on a senior unsecured basis by the Parent Guarantor and the Subsidiary Guarantors. The Issuer may redeem some or all of each of the Outstanding Notes, prior to their respective maturity dates, at a redemption price of 100% of the principal amount, plus a "make-whole" premium as specified in the applicable indenture, plus accrued and unpaid interest, if any, to the redemption date.
In August 2023, the Issuer completed a public offering of senior unsecured notes registered under the Securities Act as follows (collectively, the "2023 Offering"):

Maturity Date	Aggregate Principal Amount Issued	Discount to Par	Interest Rate
	(In $ millions)
November 15, 2028	1,000	99.986%	6.350%
November 15, 2030	999	99.950%	6.550%
November 15, 2033	1,000	99.992%	6.700%
Also in August 2023, the Issuer completed a cash tender offer for $2.25 billion in aggregate principal amount (the "2023 Tender Offer") as follows:

Maturity Date	Aggregate Principal Amount Tendered	Purchase price per $1,000 principal amount	Total Tender Offer Consideration	Accrued and Unpaid Interest

	(In $ millions)		(In $ millions)
July 5, 2024	1,473	$999.92	1,473	12
March 15, 2025	750	$1,002.85	752	20
May 8, 2024	27	$983.95	27	—
The net proceeds from the 2023 Offering were used (i) to fund the 2023 Tender Offer and (ii) for the repayment of other outstanding indebtedness.
•Accounts Receivable Purchasing Facility
In June 2023, we entered into an amendment to the amended and restated receivables purchase agreement under our U.S. accounts receivable purchasing facility among certain of our subsidiaries, our wholly-owned, "bankruptcy remote" special purpose subsidiary ("SPE") and certain global financial institutions ("Purchasers"). We de-recognized $1.5 billion and $1.4 billion of accounts receivable under this agreement for the years ended December 31, 2024 and 2023, respectively, and collected $1.5 billion and $1.3 billion of accounts receivable sold under this agreement during the same periods. Unsold U.S. accounts receivable of $139 million were pledged by the SPE as collateral to the Purchasers as of December 31, 2024.
•Factoring and Discounting Agreements
We have factoring agreements in Europe, Japan, Singapore and China with financial institutions. We de-recognized $700 million and $423 million of accounts receivable under these factoring agreements for the years ended December 31, 2024 and 2023, respectively, and collected $640 million and $407 million of accounts receivable sold under these factoring agreements during the same periods.
We have master discounting agreements (the "Master Discounting Agreements") with financial institutions in China to discount, on a non-recourse basis, banker's acceptance drafts ("BADs"), classified as accounts receivable. We received $100 million and $45 million from the accounts receivable transferred under the Master Discounting Agreements as of December 31, 2024 and 2023.

Covenants
Our material financing arrangements contain customary covenants, including the maintenance of certain financial ratios, events of default and change of control provisions. Failure to comply with these covenants, or the occurrence of any other event of default, could result in acceleration of the borrowings and other financial obligations. We were in compliance with all of the covenants related to our debt agreements as of December 31, 2024. On February 17, 2025, November 1, 2024, February 16, 2024, August 9, 2023 and February 21, 2023, we amended certain covenants in the U.S. Credit Agreements, including financial ratio maintenance covenants.
See Note 11 - Debt in the consolidated financial statements included in our Form 10-K for further information.
Guarantor Financial Information
We have Outstanding Notes, issued in public offerings registered under the Securities Act. The Outstanding Notes were issued by the Issuer and are guaranteed by the Parent Guarantor and the Subsidiary Guarantors. See Note 11 - Debt in the consolidated financial statements included in our Form 10-K for further information. The Issuer and Subsidiary Guarantors are 100% owned subsidiaries of the Parent Guarantor. The Subsidiary Guarantors are listed in Exhibit 22.1 to our Form 10-K.
The Parent Guarantor and the Subsidiary Guarantors have guaranteed the Outstanding Notes on a full and unconditional, joint and several, senior unsecured basis. The guarantees are subject to certain customary release provisions, including that a Subsidiary Guarantor will be released from its respective guarantee in specified circumstances, including (i) the sale or transfer of all of its assets or capital stock; (ii) its merger or consolidation with, or transfer of all or substantially all of its assets to, another person; or (iii) its ceasing to be a majority-owned subsidiary of the Issuer in connection with any sale of its capital stock or other transaction. Additionally, a Subsidiary Guarantor will be released from its guarantee of the Outstanding Notes at such time that it ceases to guarantee the Issuer's obligations under the existing U.S. Credit Agreements (subject to the satisfaction of customary document delivery requirements). The obligations of the Subsidiary Guarantors under their guarantees are limited as necessary to prevent such guarantees from constituting a fraudulent conveyance or fraudulent transfer under applicable law.
The Parent Guarantor and the Issuer are holding companies that conduct substantially all of their operations through their subsidiaries, which own substantially all of our consolidated assets. The Parent Guarantor holds the stock of its immediate 100% owned subsidiary, the Issuer, but has no material consolidated assets. The principal source of cash to pay the Parent Guarantor's and the Issuer's obligations, including obligations under the Outstanding Notes and the guarantee of the Issuer's obligations under the existing U.S. Credit Agreements, is the cash that our subsidiaries generate from their operations. Each of the Subsidiary Guarantors and our non-guarantor subsidiaries is a distinct legal entity and, under certain circumstances, applicable country or state laws, regulatory limitations and terms of other debt instruments may limit our subsidiaries' ability to distribute cash to the Issuer and the Parent Guarantor.
For cash management purposes, we transfer cash among the Parent Guarantor, Issuer, Subsidiary Guarantors and non-guarantors through intercompany financing arrangements, contributions or declaration of dividends between the respective parent and its subsidiaries. While the non-guarantor subsidiaries do not guarantee the Issuer's obligations under our outstanding debt, the transfer of cash under these activities facilitates the ability of the recipient to make specified third-party payments for principal and interest on the Outstanding Notes, the existing U.S. Credit Agreements, other outstanding debt, Common Stock dividends and Common Stock repurchases.
The summarized financial information of the Guarantors is presented below on a combined basis after the elimination of: (i) intercompany transactions among such entities and (ii) equity in earnings from and investments in the non-guarantor subsidiaries. Transactions with, and amounts due to or from, non-guarantor subsidiaries and affiliates are separately disclosed.

Year Ended December 31, 2024
(In $ millions)
Net sales to third parties	1,819
Net sales to non-guarantor subsidiaries	1,140
Total net sales	2,959
Gross profit	558
Earnings (loss) from continuing operations	(367)
Net earnings (loss)	(374)
Net earnings (loss) attributable to the Obligor Group	(374)

	As of December 31,
	2024	2023

	(In $ millions)
Receivables from non-guarantor subsidiaries	1,138	787
Other current assets	2,372	2,245
Total current assets	3,510	3,032
Goodwill	536	536
Other noncurrent assets	6,386	3,289
Total noncurrent assets	6,922	3,825
Current liabilities due to non-guarantor subsidiaries	5,258	2,993
Current liabilities due to affiliates	5	6
Other current liabilities	2,212	1,940
Total current liabilities	7,475	4,939
Noncurrent liabilities due to non-guarantor subsidiaries	3,371	3,365
Other noncurrent liabilities	11,241	13,007
Total noncurrent liabilities	14,612	16,372
Share Capital
On February 12, 2025, we declared a quarterly cash dividend of $0.03 per share on our Common Stock amounting to approximately $3 million. The cash dividend will be paid on March 11, 2025 to holders of record as of February 25, 2025. As disclosed above, as part of our deleveraging efforts, we announced our intent to reduce our quarterly dividend by approximately 95 percent beginning in the first quarter of 2025. We will continue to evaluate our dividend policy, taking into account our ability to return to a balanced capital allocation policy.
Our Board of Directors has authorized the aggregate repurchase of $6.9 billion of our Common Stock since February 2008. These authorizations give management discretion in determining the timing and conditions under which shares may be repurchased. This repurchase program does not have an expiration date. During the year ended December 31, 2024, we did not repurchase any shares of our Common Stock. As of December 31, 2024, we had $1.1 billion remaining under authorizations by our Board of Directors. As discussed above, as part of our deleveraging efforts, we have paused our share repurchase program.
See Note 14 - Shareholders' Equity in the consolidated financial statements included in our Form 10-K for further information.

Contractual Obligations, Guarantees and Commitments
We calculated $2.5 billion of all future interest payments on debt and other obligations using the rate in effect on December 31, 2024 and $493 million of all future pension and other postretirement funding obligations. We have directly guaranteed various debt obligations under agreements with third parties related to certain equity affiliates. As of December 31, 2024, we have directly guaranteed $145 million and €31 million of such obligations.
We have not entered into any material off-balance sheet arrangements.
In the consolidated financial statements included in our Form 10-K, see Note 10 - Current Other Liabilities for current asset retirement obligations, Note 11 - Debt for a description of the guarantees under our Outstanding Notes and Credit Agreement, Note 12 - Benefit Obligations for a description of the pension and other postretirement funding obligations, Note 13 - Environmental for a description of environmental obligations, Note 15 - Income Taxes for a description of uncertain tax positions, Note 16 - Leases for lease obligations and Note 19 - Commitments and Contingencies for a discussion of commitments and contingencies related to legal and regulatory proceedings.
Market Risks
See Item 7A. Quantitative and Qualitative Disclosure about Market Risk included in our Form 10-K for further information.
Business Environment
During the three months ended December 31, 2024, we experienced a sustained decrease in our share price, following downward revisions in forecast earnings and our announcement to reduce our quarterly dividend by approximately 95% beginning in the first quarter of 2025 to redeploy cash toward debt reduction, and a challenging demand environment. We faced extended weakness in the macroeconomic environment, with downturns in the Western Hemisphere automotive and industrial end-markets, impacting our Engineering Materials segment, as well as persistent demand weakness in paints, coatings, and construction, impacting our Acetyl Chain segment, which deepened general demand softness. We are committed to taking actions that are expected to improve our earnings, accelerate deleveraging, and increase shareholder returns in this challenging, and any, environment.. We also intend to continue to closely monitor the impact of, and responses to, geopolitical effects on demand conditions and the supply chain.

BUSINESS
Overview
We are a global chemical and specialty materials company. We are a global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world's largest producers of acetyl products, which are intermediate chemicals for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, medical, consumer electronics, energy storage, filtration, paints and coatings, paper and packaging, industrial applications and textiles. Our products enjoy leading global positions due to our differentiated business models, large global production capacity, operating efficiencies, proprietary technology and competitive cost structures.
Our large and diverse global customer base primarily consists of major companies across a broad array of industries. We hold geographically balanced global positions and participate in diversified end-use applications. We combine a demonstrated track record of execution, strong performance built on differentiated business models and a clear focus on growth and value creation. Known for operational excellence, reliability and execution of our business strategies, we partner with our customers around the globe to deliver best-in-class technologies and solutions.
Celanese's history began in 1918, the year that its predecessor company, The American Cellulose & Chemical Manufacturing Company, was incorporated. The company, which manufactured cellulose acetate, was founded by Swiss brothers Drs. Camille and Henri Dreyfus. The current Celanese was incorporated in 2004 under the laws of the State of Delaware and is a U.S.-based public company traded on the NYSE under the ticker symbol CE.
Headquartered in Irving, Texas, our operations are primarily located in North America, Europe and Asia and consist of 56 global production facilities and an additional 20 strategic affiliate production facilities. As of December 31, 2024, we employed 12,163 people worldwide.
Business Segment Overview
We operate principally through two business segments: Engineered Materials and the Acetyl Chain. See "–Business Segments" and Note 21 - Segment Information and Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.

Business Segments
Engineered Materials

Products	Major End-Use Applications	Principal Competitors	Key Raw Materials
•Nylon compounds or formulations
•High temperature nylons ("HTN")
•Polyoxymethylene ("POM")
•Polyethylene terephthalate ("PET")
•Polybutylene terephthalate ("PBT")
•Ultra-high molecular weight polyethylene ("UHMW-PE")
•Long-chain polyamides ("LCPA")
•Long-fiber reinforced thermoplastics ("LFRT")
•Liquid crystal polymers ("LCP")
•Thermoplastic elastomers ("TPE")
•Thermoplastic vulcanizates ("TPV")
•Polypropylene compounds or formulations
•Polyphenylene sulfide ("PPS")
•Ethylene vinyl acetate ("EVA") pharmaceutical grade copolymers
•Ethylene acrylic elastomers ("EAE")
•Automotive •Medical •Industrial •Energy storage •Consumer electronics •Appliances •Construction •Filtration equipment •Telecommunications •Beverages •Electrical •Consumer apparel
•Anhui Jinhe Industrial Co., Ltd.
•Ascend Performance Materials LLC
•BASF SE
•Daicel Corporation ("Daicel")
•DOMO Chemicals
•Kingfa Science and Technology
•Korea Petrochemical Ind. Co, Ltd ("KPIC")
•Envalior GmbH
•SABIC Innovative Plastics
•Solvay S.A.
Other regional competitors:
•Asahi Kasei Corporation
•Braskem S.A.
•Mitsubishi Gas Chemical Company, Inc.
•Sumitomo Corporation
•Teijin Limited
•Toray Industries, Inc.

•HMD
•Adipic acid
•Formaldehyde
•DMT
•BDO
•Ethylene
•Fiberglass
•Polypropylene
•Acetic anhydride
•Propylene
•Ethylene propylene diene monomer
•Base Oil
•PA6
•PA66
•Para-dichlorobenzene
•Diketene
•TPEE
•PTMEG
•Flame Retardants
•DDDA
•PTA
•Methyl acrylate
•Precious metals
•PET

•Overview
Our Engineered Materials segment includes our engineered materials business and certain strategic affiliates. The engineered materials business leverages our leading project pipeline model to more rapidly commercialize projects. Our unique approach is based on deep customer engagement to develop new projects that are aligned with our skill domains to address critical customer needs and ensure our success and growth.
Engineered Materials is a project-based business where growth is driven by increasing new project commercializations from the pipeline. Our project pipeline model leverages competitive advantages that include our global assets and resources, marketplace presence, broad materials portfolio and differentiated capabilities. Our global assets and resources are represented by our operations, including polymerization, compounding, research and development, and customer technology centers in all regions of the world, including Belgium, Brazil, Canada, China, Germany, India, Italy, Japan, Luxembourg, Mexico, Singapore, South Korea, Switzerland, Taiwan, the United Kingdom and the U.S., along with sites associated with our 17 strategic affiliates in China, Germany, Japan, Luxembourg, Netherlands, Saudi Arabia, South Korea, United Kingdom and the U.S.

Our broad marketplace presence reflects our deep understanding of global and customer trends, including the growing global demand for more sophisticated vehicles, evolving environmental considerations, increased global connectivity, and improved health and wellness. These global trends drive a range of needed customer solutions, such as vehicle lightweighting, precise components, aesthetics and appearance, low emissions, heat resistance and low-friction for medical applications, that we are uniquely positioned to address with our materials portfolio. In addition, the opportunity pipeline process identifies a number of emerging trends early, enabling faster growth.
Our materials portfolio offers differentiated chemical and physical properties that enable them to perform in a variety of conditions. These include enduring a wide range of temperatures, resisting adverse chemical interactions and withstanding deformation. Nylon compounds are used in a range of applications including automotive, consumer, electrical, electronic and industrial. These value-added applications in diverse end uses support the business' global growth objectives. POM, PBT and LFRT are used in a broad range of performance-demanding applications, including fuel system components, automotive safety systems, consumer electronics, appliances, industrial products and medical applications. UHMW-PE is used in battery separators, industrial products, filtration equipment, coatings and medical applications. Primary end uses for LCP are electrical applications or products and consumer electronics. Thermoplastic elastomers offer unique attributes for use in automotive, appliances, consumer goods, electrical, electronic and industrial applications.
We also have several differentiated polymer technologies designed for the utility industry, the oil and gas industry, original equipment manufacturers and companies that enhance supply chain efficiency. These include composite technologies for the utility industry that deliver greater reliability, capacity and performance for utility transmission lines.
Our differentiated capabilities are highlighted in our intimate and unique customer engagement which allows us to work across the entirety of our customers' value chain. For example, in the automotive industry we work with original equipment manufacturers as well as system and tier suppliers and injection molders in numerous areas, including polymer formulation and functionality, part and structural design, mold design, color development, part testing and part processing. This broad access allows us to create a demand pull for our solutions. This business segment also includes 17 strategic affiliates that complement our global reach, improve our ability to capture growth opportunities in emerging economies.
In November 2022, we acquired a majority of the M&M Business of DuPont pursuant to a definitive transaction agreement entered into in February 2022 by us, DuPont and an affiliate of DuPont. The M&M Acquisition was completed for a purchase price of $11.0 billion, subject to transaction adjustments. The M&M Business is a global producer of engineering thermoplastics and elastomers serving a variety of end-uses including automotive, electrical and electronics, consumer goods and industrial applications. The acquired M&M Business product portfolio includes numerous specialty materials with global leadership positions in nylons, specialty nylons polyesters and elastomers. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
In September 2023, we formed a food ingredients joint venture with Mitsui & Co., Ltd. ("Mitsui") under the name Nutrinova. We contributed receivables, inventory, property, plant and equipment, certain other assets, liabilities, technology and employees of our food ingredients business while retaining a 30% interest in the joint venture. Mitsui acquired the remaining 70% interest in the food ingredients business for a purchase price of $503 million. See Note 4 - Acquisitions, Dispositions and Plant Closures in the consolidated financial statements included in our Form 10-K for further information.
•Key Products
Nylon. Our nylon products include Celanyl® (PA 6, PA 6.6), FRIANYL® (flame retardant PA 6, PA 66, PPA compounds), ECOMID® (recycled polyamide), Zytel® (PA, PA 6, PA 66, PA 610, PA 612), Zytel® HTN (PPA) and Zytel® LCPA and are used in automotive, appliances, electrical, medical, industrial and consumer applications due to their mechanical properties, dimensional stability, high impact resistance, resistance to organic solvents, high wear and fatigue resistance even at high temperatures, and easy processing and molding.

POM. Commonly known as polyacetal in the chemical industry, POM is sold by our engineered materials business under the trademarks Celcon® and Hostaform®. POM is used for diverse end-use applications in the automotive, industrial, consumer and medical industries. These applications include mechanical parts in automotive fuel system components and window lift systems, water handling, conveyor belts, sprinkler systems, drug delivery systems and gears in large and small home appliances.
We continue to innovate and broaden the portfolio of Celcon® and Hostaform® in order to support the industry needs for higher performing polyacetal. We have expanded our portfolio to include products with higher impact resistance and stiffness, low emissions, improved wear resistance and enhanced appearance such as laser marking and metallic effects. Our sustainable polyacetal, POM ECO-B, allows customers to realize reduction in carbon dioxide emissions in their end-use products and advance toward their renewable content goals.
Korea Engineering Plastics Co., Ltd., our 50%-owned strategic affiliate, manufactures POM and other engineering resins in the Asia-Pacific region. For further discussion, see "–Strategic Affiliates."
National Methanol Company, our 25% owned strategic affiliate, produces methanol which is a key feedstock for POM production. Its production facilities are located in Saudi Arabia. For further discussion, see "–Strategic Affiliates."
The primary raw material for POM is formaldehyde, which is manufactured from methanol. Raw materials are sourced from internal production and from third parties, generally through long-term contracts.
Polyesters. Our products include a series of thermoplastic polyesters including Celanex® PBT, Crastin® PBT and Thermx® PCT (polycyclohexylene-dimethylene terephthalate), as well as Rynite® PET, a polyester resin. These products are used in a wide variety of automotive, electrical, medical, industrial and consumer applications, including ignition system parts, radiator grilles, electrical switches, medical devices, insulation, photovoltaic panels, critical energy components, appliance and sensor housings, light emitting diodes and technical fibers.
UHMW-PE. GUR®, our UHMW-PE trademark, is a highly engineered thermoplastic designed for a variety of industrial, consumer and medical applications. Primary applications for the material include lead acid battery separators, heavy machine components, lithium ion separator membranes, and noise and vibration dampening tapes. Several specialty grades are also produced for applications in high performance filtration equipment, ballistic fibers, thermoplastic and elastomeric additives, as well as medical implants.
LFRT. Celstran® and Factor®, our LFRT products, impart extra strength and stiffness, making them more suitable for larger parts than conventional thermoplastics. These products are used in automotive, transportation and industrial applications, such as instrument panels, consoles and front end modules. LFRTs meet a wide range of end-user requirements and are excellent candidates for metal replacement where they provide the required structural integrity with significant weight reduction, corrosion resistance and the potential to lower manufacturing costs.
LCP. Vectra® and Zenite®, our LCP brands, are primarily used in electrical and electronics applications for precision parts with thin walls and complex shapes and applications requiring heat dissipation. They are also used in high heat cookware applications.
TPE. Forprene®, Sofprene® T, Laprene® and Hytrel®, our TPE brands, are primarily used in automotive, construction, appliances and consumer applications due to their ability to combine the advantages of both flexible and plastic materials. These materials are selected for their ability to stretch and return to their near original shape creating a longer life and better physical range than other materials.
TPV. SantopreneTM, DytronTM and GeolastTM, our TPV trademarks, are chemically cross-linked, high-performance materials which leverage a unique combination of engineering thermoplastic and elastomer properties. These products are used in future mobility, infrastructure, medical and sustainability applications.
Elastomers. Vamac® EAE, our elastomer brand, is primarily used in variety of demanding automotive applications, including electric and hybrid vehicle components. These materials can be formulated to provide excellent resistance to extreme temperatures and fluids.

Polypropylene. Our polypropylene products include Polifor® and Tecnoprene® and are primarily used in automotive, appliances, electrical and consumer applications due to their high impact and fatigue resistance, exceptional rigidity at high temperatures and an ability to withstand chemical agents.
VitalDose®. Our ethylene vinyl acetate ("EVA") copolymers, sold under the VitalDose® trademark, are an enabling technology used for controlled-release drugs, medical implants and combination devices, including drug-eluting implants, reliable controlled-release performance in subcutaneous and surgical implants, intravitreal and extraocular devices.
•Customers
Engineered Materials' principal customers are original equipment manufacturers and their suppliers serving the automotive, medical, industrial and consumer industries. We utilize our customer options mapping process to collaborate with our customers to identify customized solutions that leverage our broad range of polymers and technical expertise. Our engineered materials business has long-standing relationships through multi-year and annual arrangements with many of its major customers and utilizes distribution partners to expand its customer base.
Because Engineered Materials is a project-based business focused on solutions, the pricing of products in this segment is primarily based on the value-in-use and is generally independent of changes in the cost of raw materials. Therefore, in general, margins may expand or contract in response to changes in raw material costs.
See Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.
Acetyl Chain

Products(1)	Major End-Use Applications	Principal Competitors	Key Raw Materials
•Acetic acid
•Vinyl acetate monomer ("VAM")
•Vinyl acetate ethylene ("VAE") emulsions
•Conventional emulsions
•Ethylene vinyl acetate ("EVA") resins and compounds
•Low-density polyethylene resins ("LDPE")
•Redispersible Powders ("RDP")
•Acetic anhydride
•Ethyl acetate
•Formaldehyde
•Butyl acetate
•Acetate tow
•Acetate flake

•Paints
•Coatings
•Adhesives
•Textiles
•Paper finishing
•Flexible packaging
•Lamination products
•Pharmaceuticals
•Films
•Inks
•Plasticizers
•Solvents
•Automotive parts
•External thermal insulation composite systems
•Tiling
•Plasters and renders
•Lubricants
•Filtration
•Food and beverage
•Consumer goods
•Food packaging

•Arkema
•BASF SE
•Cerdia
•Chang Chun Petrochemical Co., Ltd.
•Daicel
•Dairen Chemical Corporation
•Dow Inc.
•Eastman Chemical Company
•ExxonMobil Chemical
•Huayi Chemical Co., Ltd.
•INEOS
•Jiangsu Sopo (Group) Co., Ltd.
•Kuraray Co., Ltd.
•LyondellBasell Industries N.V.
•Nippon Gohsei
•Showa Denko K.K.
•Sipchem
•Wacker Chemie AG
•Methanol •Carbon monoxide •Ethylene •Acetic acid •VAM •VAE emulsions •Conventional emulsions •Acrylate esters •Styrene •Polyvinyl alcohol •Wood pulp •Acetic anhydride
__________________
(1)Our globally-integrated value chain positions us to provide solutions with carbon capture content across all products in the Acetyl Chain as well as other methanol derived products like acetal copolymers, including POM.

•Overview
The Acetyl Chain segment, which includes the integrated chain of acetic acid, VAM, acetic anhydride, acetate esters, emulsion polymers, EVA polymers, redispersible powders, and acetate tow businesses, is active in every major global industrial sector and serves diverse consumer end-use applications. The Acetyl Chain operates as an integrated business with the breadth and flexibility to sell solutions across the segment and across global geographies utilizing various feedstocks. These solutions include traditional vinyl-based end uses, such as paints and coatings and adhesives, as well as other unique, high-value end uses including flexible packaging, thermal laminations, wire and cable, and compounds.
Our acetyl chain business produces and supplies acetyl products, including acetic acid, VAM, acetic anhydride and acetate esters. These products are generally used as starting materials for colorants, paints, adhesives, coatings and pharmaceuticals. Our acetyl chain business also produces organic solvents and intermediates for pharmaceutical, agricultural and chemical products.
We have focused in recent years on enhancing our ability to drive incremental value through our global production network and productivity initiatives as well as proactively managing the acetyl chain business in response to trade flows and prevailing industry trends.
Our Acetyl Chain segment has production sites in Belgium, Canada, China, Germany, Mexico, the Netherlands, Singapore, Sweden, Switzerland and the U.S. We are a global industry leader, with a broad acetyls product portfolio, leading technology, low cost production footprint and a global supply chain. We believe our production technology is among the lowest cost in the industry and provides us with global growth opportunities through low cost expansions and a cost advantage over our competitors. With decades of experience, advanced proprietary process technology and favorable capital and production costs, we are a leading global producer of acetic acid, VAM and VAE. AOPlus®3 technology extends our historical technology advantage in acetic acid and enables us to construct a world scale greenfield acetic acid facility at a lower capital cost than our competitors. Our VAntage®2 technology enables us to increase VAM capacity to meet growing customer demand globally with minimal investment. VAM produced by the acetyl chain business is a primary raw material for our emulsion polymers and EVA polymers businesses.
Our emulsion polymers business is a leading global producer of vinyl acetate-based emulsions and develops products and application technologies to improve performance, create value and drive innovation in applications such as paints and coatings, adhesives, construction, glass fiber, textiles and paper. Our emulsion polymers products are sold under globally and regionally recognized brands including EcoVAE®, Mowilith®, Vinamul®, Celvolit®, Dur-O-Set®, Avicor®, Flexbond® and Resyn®.
Our EVA polymers business is a leading North American manufacturer of a full range of specialty EVA resins and compounds, as well as select grades of LDPE. Sold under the Ateva® brand, these products are used in many applications, including flexible packaging films, lamination film products, hot melt adhesives, automotive parts and carpeting.
Our RDP business is a leading global producer of redispersible polymer powders, sold under the Elotex® brand. The business consumes polymer emulsions which are converted into powdered thermoplastic resin materials. RDP products are used in a variety of applications in the mortar industry, including decorative mortar, exterior insulation and finish systems, gypsum-based materials, plaster and render, self-leveling floor systems, skim coat and tile adhesives.
Our acetate tow business is a leading global producer and supplier of acetate tow and acetate flake, primarily used in filter products applications. We hold an approximately 30% ownership interest in three separate ventures in China that produce acetate flake and acetate tow. China National Tobacco Corporation, a Chinese state-owned tobacco entity, has been our venture partner for over three decades.

•Key Products
Acetyl Products. Acetyl products include acetic acid, VAM, acetic anhydride and acetate esters. Acetic acid is primarily used to manufacture VAM, purified terephthalic acid and other acetyl derivatives. VAM is used in a variety of adhesives, paints, films, coatings and textiles. Acetic anhydride is a raw material used in the production of cellulose acetate, detergents and pharmaceuticals. Acetate esters are used in solvents for ink formulations, surface coatings, adhesives and pharmaceutical industries. We manufacture acetic acid, VAM and acetic anhydride for our own use in producing downstream, value-added products, as well as for sale to third parties.
Acetic acid and VAM leverage global supply and demand fundamentals. The principal raw materials in these products are carbon monoxide, methanol and ethylene. We generally purchase carbon monoxide under long-term contracts. We generally purchase methanol and ethylene under both annual and multi-year contracts. Methanol and ethylene are commodity products and generally available from a wide variety of sources, while carbon monoxide is typically purpose-made in close proximity.
We have a joint venture, Fairway, with Mitsui, in which we own a 50% interest, for the production of methanol at our integrated chemical plant in Clear Lake, Texas. The methanol unit utilizes natural gas in the U.S. Gulf Coast region as a feedstock. Almost all of our North American methanol needs are met from our share of the production, as well as the long-term contract we have with our joint venture partner, Mitsui.
In December 2023, we began carbon capture and utilization ("CCU") operations at our Clear Lake site as part of our Fairway joint venture. The unit is capable of capturing CO2 industrial emissions and producing low-carbon methanol which would help our global customers meet the growing demand for more sustainable and circular solutions. The products will be launched under the ECO-CC name and be supported through third-party mass balance tracking and life cycle assessment processes.
Solvents and Derivatives. We manufacture a variety of solvents, formaldehyde and other chemicals, which in turn are used in the manufacture of paints, coatings, adhesives and other products. Many solvents and derivatives products are derived from our production of acetic acid. Primary products are:
•Ethyl acetate, an acetate ester that is a solvent used in coatings, inks and adhesives;
•Butyl acetate, an acetate ester that is a solvent used in inks, pharmaceuticals and perfume; and
•Formaldehyde and paraformaldehyde, which are primarily used to produce adhesive resins for plywood, particle board, coatings, POM engineering resins and a compound used in making polyurethane.
Emulsion Polymers. Our emulsion polymers business produces conventional vinyl- and acrylate-based emulsions and VAE emulsions. VAE emulsions are a key component of water-based architectural coatings, adhesives, non-wovens, textiles, glass fiber and other applications. VAE emulsions are in high demand in Europe and Asia as they enable low volatile organic compound paints, specifically in interior paints.
EVA Polymers. Our EVA polymers business produces low-density polyethylene, EVA resins and compounds. Low-density polyethylene is produced in high-pressure reactors from ethylene, while EVA resins and compounds are produced in high-pressure reactors from ethylene and VAM.
Redispersible Powders. Our RDP business uses a number of emulsions in manufacturing redispersible powders to meet requirements for various applications and formulated to fit our customers' needs for optimal production.
Acetate tow and acetate flake. Acetate tow is a fiber used primarily in cigarette filters. In order to produce acetate tow, we first produce acetate flake by processing wood pulp with acetic acid and acetic anhydride. Wood pulp generally comes from reforested trees and is purchased externally from a variety of sources, and acetic anhydride is an intermediate chemical that we produce from acetic acid in our intermediate chemistry business. Acetate flake is then further processed into acetate tow.

•Customers
Our acetyl chain business sells its products both directly to customers and through distributors. Acetic acid, VAM, acetate esters and acetic anhydride are global businesses, and we generally supply our customers under a mix of short- and long-term agreements. Acetic acid, VAM and acetic anhydride customers produce intermediate chemicals and polymers used in water-based paints, adhesives, paper coatings, polyesters, film modifiers, pharmaceuticals, cellulose acetate and textiles. We have long-standing relationships with most of these customers. Solvents and derivatives are sold to a diverse group of regional and multinational customers under multi-year contracts and on the basis of long-standing relationships. Solvents and derivatives customers are primarily engaged in the production of paints, coatings and adhesives. We manufacture formaldehyde for our own use as well as for sale to a few regional customers.
Emulsion, RDP and EVA polymers products are sold to a diverse group of regional, family owned and multinational customers. Customers of our emulsion polymers and RDP business are manufacturers of water-based paints and coatings, adhesives, paper, building and construction products, glass fiber, non-wovens, textiles and premixed dry mortars. Customers of our EVA polymers business are engaged in the manufacture of a variety of products, including hot melt adhesives, automotive components, thermal laminations, and flexible and food packaging materials.
Acetate tow is sold principally to the major tobacco companies that account for a majority of worldwide cigarette production. Many sales are conducted under contracts with pricing for one or more years. As a result, margins may expand or contract in response to changes in market conditions over these similar periods, and we may be unable to adjust pricing due to other factors, such as the intense level of competition in the industry.
Pricing of our products within the Acetyl Chain segment is influenced by industry utilization, changes in the cost of raw materials, sensitivity to demand and the value-in-use. Therefore, in general, there is a direct correlation between these factors and our net sales for most Acetyl Chain products. This impact to pricing typically lags changes in raw material costs over months or quarters and impacts profit margins over those periods.
See Note 22 - Revenue Recognition in the consolidated financial statements included in our Form 10-K for further information.
Other Activities
Other Activities primarily consists of corporate center costs, including administrative activities such as finance, taxes, information technology and human resource functions, interest income and expense associated with our financing activities and results of our captive insurance companies. Our two wholly-owned captive insurance companies are a key component of our global risk management program, as well as a form of self-insurance for our liability, property and workers compensation risks. The captive insurance companies retain risk at levels approved by management and obtain reinsurance coverage from third parties to limit the net risk retained. Other Activities also includes the interest cost, expected return on assets and net actuarial gains and losses components of our net periodic benefit cost for our defined benefit pension plans and other postretirement plans, which are not allocated to our business segments. Ongoing merger, acquisition and integration related costs are also included in Other Activities.
Strategic Affiliates
Our strategic affiliates represent an important component of our strategy. During 2022, we acquired interests in several global strategic affiliates as part of the M&M Acquisition, described further below. In September 2023, we formed a food ingredients joint venture with Mitsui under the name Nutrinova, also described below.
We have a substantial portfolio of affiliates in various regions, including Asia-Pacific, Europe, North America and the Middle East. These affiliates have sizeable operations and are significant within their industries.
With shared characteristics such as products, applications and manufacturing technology, these strategic affiliates complement and extend our technology and specialty materials portfolio. We have historically entered into these investments to gain access to local demand, minimize costs and accelerate growth in areas we believe have significant future business potential.
Our strategic affiliates contribute substantial earnings and cash flows to us. During the year ended December 31, 2024, our equity method strategic affiliates generated combined sales of $2.2 billion, resulting in our recording $149 million of equity in net earnings of affiliates and $130 million of dividends.

Our strategic affiliates as of December 31, 2024 are as follows:

	Location of Headquarters	Ownership	Partner(s)	Year Entered
Equity Investments
Engineered Materials
National Methanol Company	Saudi Arabia	25%	Saudi Basic Industries Corporation (50%); Duke Energy Arabian Ltd. (25%)	1981
Nutrinova Netherlands B.V.	Netherlands	30%	Mitsui & Co., Ltd. (70%)	2023
Korea Engineering Plastics Co., Ltd.	South Korea	50%	Mitsubishi Gas Chemical Company, Inc. (40%); Mitsubishi Corporation (10%)	1999
Fortron Industries, LLC	U.S.	50%	Kureha America Inc. (50%)	1992
Toray Celanese Co., Ltd.	Japan	50%	Toray (50%)	2022
DuBay Polymer GmbH	Germany	50%	Lanxess AG (50%)	2022
Mylar Specialty Films UK Limited	United Kingdom	50%	Teijin Limited (50%)	2022
Mylar Specialty Films Netherlands B.V.	Netherlands	50%	Teijin Limited (50%)	2022
Mylar Specialty Films Luxembourg S.A.	Luxembourg	50%	Teijin Limited (50%)	2022
Mylar Specialty Films U.S. Limited Partnership	U.S.	50%	Teijin Limited (50%)	2022
Mylar Specialty Films Incorporated	U.S.	50%	Teijin Limited (50%)	2022
Consolidated Investments
Engineered Materials
Mylar Specialty Films China Limited	China	51%	Teijin Limited (49%)	2022
DuPont Teijin Hongji Films Ningbo Co. Ltd.	China	26%	Teijin Limited (73.99%)	2022
Mylar Hongji Films Foshan Co., Ltd.	China	26%	Teijin Limited (73.99%)	2022
Celanese Filaments-Americas, LLC	U.S.	70%	Xingda (30%)	2022
Celanese Filaments-Europe B.V.	Netherlands	70%	Xingda (30%)	2022
Celanese Xingda Filaments Co., Ltd.	China	70%	Xingda (30%)	2022
Acetyl Chain
Fairway Methanol LLC	U.S.	50%	Mitsui & Co., Ltd. (50%)	2014
Equity Investments Without Readily Determinable Fair Value
Acetyl Chain
Kunming Cellulose Fibers Company, Limited	China	30%	China National Tobacco Corporation (70%)	1993
Nantong Cellulose Fibers Company, Limited	China	31%	China National Tobacco Corporation (69%)	1986
Zhuhai Cellulose Fibers Company, Limited	China	30%	China National Tobacco Corporation (70%)	1993
National Methanol Company. National Methanol Company ("Ibn Sina") is one of the world's largest producers of methyl tertiary-butyl ether, a gasoline additive. Its production facilities are located in Saudi Arabia. Saudi Basic Industries Corporation ("SABIC") is responsible for all product marketing. Methanol is a key feedstock for POM production and is produced by our Ibn Sina affiliate which provides an economic hedge against raw material costs in our engineered materials business.
Nutrinova Netherlands B.V. Nutrinova Netherlands B.V. ("Nutrinova") is a producer of Sunett® acesulfame potassium (Ace-K) and Nutrinova® sorbates, which are used to improve the safety, shelf-life and taste of its customers' products including food and beverages, personal care, pet food, household cleaning products and pharmaceutical products.
Korea Engineering Plastics Co., Ltd. Korea Engineering Plastics Co., Ltd. ("KEPCO") is a leading producer of POM in South Korea. KEPCO has polyacetal production facilities in Ulsan, South Korea, compounding facilities for PBT and nylon in Pyongtaek, South Korea, and participates with Mitsubishi Gas Chemical Company, Inc. in a world-scale POM facility in Nantong, China.
Fortron Industries, LLC. Fortron Industries, LLC ("Fortron") is a global producer of PPS, sold under the Fortron® brand, which is used in a wide variety of automotive and other applications, especially those requiring heat and/or chemical resistance. Fortron's facility is located in Wilmington, North Carolina. This venture combines our sales, marketing, distribution, compounding and manufacturing expertise with the PPS polymer technology expertise of Kureha America Inc.
Toray Celanese Co., Ltd. Toray Celanese Co., Ltd. manufactures Hytrel® for sale primarily in the Japanese market. Hytrel® is a versatile material with the ability to flex in multiple directions long after rubber would break. Its strength and durability, combined with its heat resilience and chemical resistance make it an essential ingredient in automotive and construction applications due to its ability to combine the advantages of both flexible and plastic materials.
DuBay Polymer GmbH. DuBay Polymer GmbH is a manufacturing joint venture with Lanxess AG for the production of PBT-based products.
Mylar Specialty Films. Mylar Specialty Films is a global producer of PET polyester films, which are used in a wide variety of end markets such as consumer, industrial, healthcare and electronics. Mylar® and Melinex® brand films, known for their wide range of performance capabilities, are used in a variety of applications.
Celanese Filaments. Celanese Filaments is a joint venture with Xingda for the production and sale of nylon and PBT-based filament products used in the personal care, construction and industrial end-markets.
Acetyl Chain strategic ventures. Our Acetyl Chain ventures generally fund their operations using operating cash flow and pay dividends based on each ventures' performance in the preceding year. In 2024, 2023 and 2022, we received cash dividends of $127 million, $125 million and $132 million, respectively.
Although our ownership interest in each of our Acetyl Chain ventures exceeds 20%, we account for these investments at cost after considering observable price changes for similar instruments, minus impairment, if any, because we determined that we cannot exercise significant influence over these entities due to local government investment in and influence over these entities, limitations on our involvement in the day-to-day operations and the present inability of the entities to provide timely financial information prepared in accordance with generally accepted accounting principles in the United States of America. Further, these investments were determined not to have a readily determinable fair value.

Other Equity Method Investments
InfraServs. We hold indirect ownership interests in several German InfraServ Groups that own and develop industrial parks and provide various technical and administrative services to tenants. Our ownership interest in the equity investments in InfraServ affiliates are as follows:

As of December 31, 2024
(In percentages)
InfraServ GmbH & Co. Gendorf KG	30
InfraServ GmbH & Co. Hoechst KG	31
Yncoris GmbH & Co. KG	22
Intellectual Property
We attach importance to protecting our intellectual property, including safeguarding our confidential information and through our patents, trademarks and copyrights, in order to preserve our investment in research and development, manufacturing and marketing. Patents may cover processes, equipment, products, intermediate products and product uses. We also seek to register trademarks as a means of protecting the brand names of our Company and products.
Patents. In most industrial countries, patent protection exists for new substances and formulations, as well as for certain unique applications and production processes. However, we do business in regions of the world where intellectual property protection may be limited and difficult to enforce.
Confidential Information. We maintain stringent information security policies and procedures wherever we do business. Such information security policies and procedures include data encryption, controls over the disclosure and safekeeping of confidential information and trade secrets, as well as employee awareness training.
Trademarks. Amcel®, AOPlus®, Ateva®, Avicor®, Celanese®, Celanex®, Celanyl®, Celcon®, Celstran®, Celvolit®, Clarifoil®, Crastin®, Dur-O-Set®, Dytron®, ECOMID®, EcoVAE®, Elotex®, Factor®, Flexbond®, Forprene®, FRIANYL®, Fortron®, Geolast®, GHR®, GUR®, Hostaform®, Hytrel®, Laprene®, Melinex®, MetaLX®, Micromax®, Mowilith®, MT®, Mylar®, NILAMID®, Nylfor®, OmniLon®, Pibifor®, Pibiter®, Polifor®, Resyn®, Rynite®, Santoprene®, SlideX®, Sofprene®, Sofpur®, Talcoprene®, Tarnoform®, Tecnoprene®, TufCOR®, Tynex®, Vamac®, VAntage®, Vectra®, Vinac®, Vinamul®, VitalDose®, Zenite®, Zytel® and certain other branded products and services named in this document are registered or reserved trademarks or service marks owned or licensed by Celanese. The foregoing is not intended to be an exhaustive or comprehensive list of all registered or reserved trademarks and service marks owned or licensed by Celanese. Fortron® is a registered trademark of Fortron Industries LLC. Hostaform® is a registered trademark of Hoechst GmbH. Mowilith® and NILAMID® are registered trademarks of Celanese in most European countries.
We monitor competitive developments and defend against infringements on our intellectual property rights. Neither Celanese nor any particular business segment is materially dependent upon any one patent, trademark, copyright or trade secret.
Environmental and Other Regulation
Matters pertaining to environmental and other regulations are discussed in "–Risk Factors," as well as Note 2 - Summary of Accounting Policies, Note 13 - Environmental and Note 19 - Commitments and Contingencies in the consolidated financial statements included in our Form 10-K.
We expect to incur approximately $20 million to $50 million in capital expenditures for environmental control measures in each of 2025 and 2026.

Climate Change
Climate change is a challenging issue. The nature of our operations is energy and fossil fuel intensive. We have therefore invested in capital projects to increase energy efficiency, improve reliability, recover and reuse waste heat, and increase our purchase of renewable energy as well as more sustainable raw materials. These include a combined heat and power unit at our Lanaken, Belgium facility, a waste-to-energy system in Nanjing, China, using solar energy at our Clear Lake, Texas facility designed for use by us and our onsite industrial partners, and a carbon dioxide capture and conversion to methanol project at our Clear Lake, Texas facility.
We are focused on developing products to help our customers meet their sustainability goals. Examples include products for improving the sustainability of building and construction materials, adhesives, fiber coatings, flexible packaging, stretch fabrics, vehicle lightweighting and powering electric vehicles. We are also focused on making our own products from more sustainable sources, including increasing our product offerings using bio-mass balanced, carbon capture and utilization, and recycled feedstocks. We believe these capabilities, together with trends such as the automobile industry's commitment towards improved energy efficiency and clean energy, present market opportunities for us.
With the fourth quarter 2024 publication of our 2023-2024 Sustainability Report, we have reported updated gross Scope 1 and Scope 2 GHG emissions for 2021, 2022, and 2023 using The Greenhouse Gas Protocol, A Corporate Accounting and Reporting Standard, as a guide. These emissions figures now include M&M facility manufacturing data. Updated 2024 emissions figures were not available at the time of the filing of our Form 10-K. We have announced a Scope 1 and 2 GHG emissions reduction target described in our 2023-2024 Sustainability Report, integrated the M&M Business into our GHG measurement and reporting process, obtained limited external assurance on our 2021-2023 environmental metrics, and are working to better understand where we can further reduce our GHG emissions sources.
For information on the risks we face related to climate change and other sustainability matters as well as, potential legislative and regulatory developments in this area that may increase our operating costs, potentially significantly, please see "Risk Factors–Regulatory, Legal, Environmental and Tax Risks–We are subject to financial, regulatory, physical and transition risks associated with climate change or other sustainability matters as well as potential legislation, regulation and international accords to address climate change and other sustainability matters," "Risk Factors–Regulatory, Legal, Environmental and Tax Risks–Changes in environmental, health and safety regulations in the jurisdictions where we manufacture or sell our products could lead to a decrease in demand for or significant restrictions on use and/or production of our products and raw materials" and "Risk Factors–Regulatory, Legal, Environmental and Tax Risks–Our aspirations, goals, and initiatives related to sustainability, and our public statements and disclosures regarding them, expose us to risks." Climate-related regulatory risks are assessed as a part of our Enterprise Risk Management process. However, due to the level of uncertainty regarding what legislative or regulatory requirements may be enacted, it is not possible for us to estimate the impact of climate-related developments on our results of operations or financial condition.

Human Capital Resources
Workforce Composition
Our business is operated by a global workforce, with employees in the following key geographies:

Employees as of December 31, 2024
North America
U.S.	4,085
Other North America	863
Total	4,948
Europe
Germany	1,736
Other Europe	2,469
Total	4,205
Asia
China	1,831
Other Asia	1,058
Total	2,889
Rest of World	121
Total	12,163
We believe that providing a workplace that promotes mutual respect and equal opportunity for all employees is critical to our success and to driving innovation and growth. To that end, we continue to make progress in our efforts to promote inclusion and equal opportunity in our Company. As part of this, we invest in initiatives in order to enhance our visibility to a broad pipeline of talent and broaden our candidate pool.
As of December 31, 2024:
•globally, women represented approximately 33% of our senior leadership team and 26% of our overall workforce; and
•in the U.S., people of color represented approximately 11% of our senior leadership team and 28% of our overall workforce.
The following shows our attrition rate for the year ended December 31, 2024:

Attrition Rate
Employee Category
Global employees	9.1%
Women (globally)	9.3%
People of Color (U.S.)	10.8%
Stewardship: Health, Safety and Environmental
We focus on more than the occupational health and safety of our employees, contractors and any visitors to our sites. We have an expanded view and measurement of "Stewardship" that includes process safety and environmental events since these incidents may have an impact on our communities. Our Stewardship values and guiding principles are centered on a commitment to do no harm to our workforce, environment, people or communities.

Achieving and maintaining stewardship excellence is a process of continuous improvement. Our values include a commitment to the health and safety of our employees, contractors, communities and the environment.
We utilize a mixture of leading and lagging indicators to assess the Stewardship performance of our operations. Lagging indicators for occupational health and safety include Total Recordable Incident Rate ("TRIR") and Lost Time Incident Rate ("LTIR") based upon the number of incidents per 200,000 work hours of both employees and contractors. Process Safety lagging indicators follow the industry standard from API RP 754 for Tier 1 and Tier 2 events for incident count, rate, and severity. In 2023, the criteria for tracking release to the environment was enhanced to a criteria that includes impact to the community and notification to a regulatory authority outside of routine communications.
Examples of Stewardship Tier 3 leading indicators include reporting and resolution of near miss events and high potential events, losses of primary containment releases and challenges to process safety systems.
For the year ended December 31, 2024, we had a TRIR of 0.15 and an LTIR of 0.02. These rates continue to reflect world class safety performance as compared to our industry peers. We remain committed to the value we have established for safety.
Rounding out our Stewardship performance in 2024, we had 12 Tier 1 and Tier 2 process safety incidents and 5 environmental incidents. Any other loss of primary containment incidents, challenges to pressure relief systems, safety instrumented systems and safe operating limits are tracked as Tier 3 leading indicators. Our expanded tracking of leading indicator events helps identify potential emerging deficiencies that enables us to take continuous improvement actions. For example, we concentrated heavily on improving our hazard identification and risk assessment and migration systems, which included expanding these concepts beyond process safety. We are also working to strengthen and fully integrate our stewardship management systems and developing new ways to establish and maintain an effective stewardship culture in a changing and evolving world around us so that all members of our workforce understand and act on their responsibilities seriously, leaders lead, and the entire workforce is fully involved and engaged. We continue to strive to create a workplace where every worker can return home safely every day.
Talent Development
We are committed to fostering an engaging and inclusive workplace with opportunities for collaboration, development and leadership. Our Talent Management strategies provide a consistent and efficient approach to how we acquire talent, manage performance, develop bench strength, support development and help employees reach their fullest potential.
We have a structured approach to reviewing talent with management, as well as with the Board of Directors. This includes discussions of employee development, executive succession, talent pipelines and workforce planning requirements. We regularly report to the Board of Directors on talent management strategies across functional areas, and annually review executive succession with the Board of Directors.

DESCRIPTION OF THE NOTES
For purposes of this section, the term "Issuer" refers only to Celanese US Holdings LLC, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under the subheading "— Certain Definitions." Certain defined terms used in this description but not defined below under "— Certain Definitions" have the meanings assigned to them in the indenture.
The notes will be issued under a base indenture, dated as of May 6, 2011, by and among the Issuer, the Guarantors and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the "Base Trustee"), as supplemented by a supplemental indenture, to be dated as of the closing date of this offering, by and among the Issuer, the Guarantors, the Base Trustee, U.S. Bank Trust Company, National Association, as series trustee (the "Trustee") and as registrar and transfer agent (the "Transfer Agent"), and U.S. Bank Europe DAC, UK Branch (formerly known as Elavon Financial Services DAC, UK Branch), as paying agent (the "Paying Agent"). As used in this section, all references to the "indenture" mean the base indenture as supplemented by the supplemental indenture for the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of the notes. A copy of the base indenture is available as set forth under "Incorporation by Reference", and a copy of the supplemental indenture for the notes will be filed on a current report on Form 8-K and will be available as set forth under "Incorporation by Reference."
The registered holder of any note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.
Principal, Maturity and Interest
The Issuer will issue €500,000,000 aggregate principal amount of its       % Senior Notes due 2031 (the "notes") in this offering.
The notes will mature on            , 2031. The indenture governing the notes will provide for the issuance of additional notes of the same class and series, subject to compliance with the covenants contained in the indenture. The notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest on the notes will accrue at the rate of       % per annum and will be payable annually in arrears on                 , commencing on                 ,          2025. If such date is not a Business Day, interest will be paid to registered holders on the next succeeding Business Day and no additional interest will accrue or be payable as a result. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding Business Day.
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or       ,                      , if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association.
Paying Agent and Payments on the Notes
Principal of, premium, if any, and interest on the notes will be payable at the office of the Paying Agent; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear will be made through the facilities of the common depositary. The Issuer may change the paying agent without prior notice to the holders and the Issuer or any of its Subsidiaries may act as paying agent. The Issuer undertakes to maintain a paying agent in a member state of the European Union that, to the extent permitted by law, will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income in relation to the notes.
The Paying Agent may be contacted at the following address:
U.S. Bank Europe DAC, UK Branch
125 Old Broad Street, Fifth Floor
London EC2N 1AR, United Kingdom
Attention: Relationship Management Group - Celanese
Registrar and Transfer Agent for the Notes
U.S. Bank Trust Company, National Association will initially be appointed as registrar and transfer agent. The Issuer may change the registrar and the transfer agent without prior notice to the holders, and the Issuer or any of its Subsidiaries may act as the registrar or the transfer agent.
The registrar and transfer agent may be contacted at the following address:
U.S. Bank Trust Company, National Association
Attention: Corporate Trust Services
13737 Noel Road, 8th Floor
Dallas, Texas 75240
United States of America
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the indenture. The Transfer Agent may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption or repurchase. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or repurchased.
Transfers of book-entry interests in the notes between participants in Euroclear or participants in Clearstream will be effected by Euroclear and Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by Euroclear or Clearstream and their respective participants.
Guarantees
The notes will be guaranteed by the Parent Guarantor and, initially, by each direct and indirect Subsidiary that guarantees the Issuer's obligations under the Credit Agreements (the "Subsidiary Guarantors"). The Guarantors will jointly and severally guarantee the Issuer's obligations under the indenture and the notes on a senior unsecured, full and unconditional basis. The obligations of each Guarantor (other than a company that is a direct or indirect parent of the Issuer) under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. By virtue of this limitation, a Guarantor's obligation under its Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Guarantee. See "Risk Factors — Risks Relating to the Notes, the Guarantees and Our Indebtedness — Federal and state statutes could allow courts, under specific circumstances, to void or subordinate the notes or any of the subsidiary guarantees and require note holders to return payments received from the Issuer or the Subsidiary Guarantors." In an effort to alleviate the effect of this limitation, each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor (if any) in an amount pro rata, based on the net assets of each Guarantor.
Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Person upon the terms and conditions set forth in the indenture. See "— Certain Covenants — Merger, Consolidation or Sale of Assets."

A Guarantor (other than a company that is a direct or indirect parent of the Issuer except in the case of clause (a)(i)(B) or (D) below) shall be automatically and unconditionally released and discharged from all of its obligations under its Guarantee of the notes if (a) (i) (A) all of its assets or Capital Stock is sold or transferred, (B) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with the covenant described under "— Certain Covenants — Merger, Consolidation or Sale of Assets," (C) such Guarantor ceases to be a Subsidiary of the Issuer in connection with any (direct or indirect) sale of Capital Stock or other transaction; or (D) the notes are subject to legal defeasance or the indenture is satisfied and discharged as provided below under the captions "— Legal Defeasance and Covenant Defeasance" and "— Satisfaction and Discharge;" and (ii) such Guarantor is released from its guarantee of the Credit Agreements or (b) such Guarantor ceases to, or substantially contemporaneously with the release of such Guarantor’s obligation under its Guarantee hereunder will cease to, or at such time does not, guarantee the Issuer’s obligations under the Credit Agreements; provided that such Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.
Issuance in Euro
Initial holders will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."
Ranking
Senior Debt
The notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated and will be effectively subordinated to (a) all of the Issuer's Secured Debt, if any, to the extent of the value of the assets securing such Indebtedness and (b) liabilities of our Subsidiaries that do not guarantee the notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Issuer or the Guarantors or upon a default in payment with respect to, or the acceleration of, any senior secured Indebtedness, the assets of the Issuer and the Guarantors that secure such senior secured Indebtedness will be available to pay obligations on the notes and the Guarantees only after all Indebtedness under such senior secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes and the Guarantees then outstanding.
Liabilities of Subsidiaries versus Notes
Some of the Subsidiaries of the Issuer will not guarantee the notes, and, as described above under "— Guarantees," Guarantees of Subsidiaries may be released under certain circumstances. In addition, future Subsidiaries of the Issuer may not be required to guarantee the notes. Claims of creditors of any Subsidiaries that are not Guarantors, including trade creditors and creditors holding indebtedness or guarantees issued by such Subsidiaries, and claims of preferred stockholders of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Issuer, including holders of the notes.

Accordingly, the notes and each Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such Subsidiaries that are not Guarantors.
As of December 31, 2024:
•the Issuer's non-guarantor Subsidiaries collectively held $27.8 billion in assets; and
•the Issuer's non-guarantor Subsidiaries had $9.8 billion of liabilities, including trade payables.
The indenture does not impose any limitation on the incurrence of unsecured Indebtedness and preferred stock by the Issuer and certain of its Subsidiaries.
Redemption
Optional Redemption
Prior to             , 20     (       months before the maturity date of the notes) (the "Par Call Date"), the Issuer may redeem the notes, at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:
•100% of the principal amount of the notes redeemed; and
•the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed that would be due if such notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ ACTUAL (ICMA)) at the Bund Rate plus                basis points.
On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The Issuer's actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notices under this optional redemption section will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary's procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made as set forth in "Selection and Notice" below.
Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
The Issuer may also acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.
Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment is announced and becomes effective after the date of this prospectus supplement, the Issuer becomes or will become obligated to pay Additional Amounts as described under the heading "— Payment of Additional Amounts" with respect to the notes (and such obligation cannot be avoided by taking reasonable measures available to the Issuer), then the Issuer may, at any time at its option, redeem, in whole, but not in part, the notes on not less than 15 nor more than 60 days prior notice to the holders of the notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest (if any) on the notes being redeemed to, but excluding, the redemption date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest date and Additional Amounts, if any, in respect thereof) and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise; provided, however, that the notice of redemption shall not be given earlier than 90 days before the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of the notes were then due and unless at the time such notice is given such obligation to pay Additional Amounts remains in effect (or will be in effect at the time of such redemption). Prior to any such notice of redemption, the Issuer will deliver to the Trustee (a) an Officer's Certificate stating that it is entitled to effect such redemption and that the obligation to pay Additional Amounts cannot be avoided by taking reasonable measures available to it and (b) a written opinion of independent counsel selected by the Issuer to the effect that the Issuer has been or will become obligated to pay Additional Amounts.
The Trustee and paying agent will accept and will be entitled to conclusively rely upon the Officer's Certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Issuer to exercise its right to redeem the notes, which determination will be conclusive and binding on the holders.
Payment of Additional Amounts
All payments by the Issuer or any Guarantor on the notes or any Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charges and any penalties, interest or additions to tax with respect thereto (each a "tax") imposed by the United States, unless the withholding or deduction of such taxes is required by law or the official interpretation or administration thereof.
If any taxes imposed by the United States are required to be withheld or deducted in respect of any payment made under or with respect to the notes or any Guarantee, the Issuer or applicable Guarantor will, subject to the exceptions and limitations set forth below, pay additional amounts ("Additional Amounts") as are necessary in order that the net amounts received in respect of such payments by each beneficial owner who is not a United States person after such withholding or deduction by any applicable withholding agent (including any withholding or deduction in respect of such Additional Amounts) will equal the amounts which would have been received in respect of such payments on any note or Guarantee in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(a)to any tax to the extent such tax is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or stockholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(i)being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;
(ii)having or having had any other connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment or the enforcement of any rights under the notes or any Guarantee), including being or having been a citizen or resident of the United States;
(iii)being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(iv)being or having been a "10-percent shareholder" of the Parent Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code"); or
(v)being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;
(b)to any holder that is not the sole beneficial owner of the notes or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(c)to any tax to the extent such tax would not have been imposed but for the failure of the holder or the beneficial owner to comply with certification, identification or other information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction of, such tax, but only to the extent that the holder or beneficial owner is legally eligible to provide such certification or other evidence;
(d)to any tax that is imposed otherwise than by withholding or deduction in respect of a payment on the Notes or any Guarantee;
(e)to any estate, inheritance, gift, sales, transfer, wealth or similar tax;
(f)to any withholding or deduction that is imposed on a payment to a holder or beneficial owner and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
(g)to any tax required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;
(h)to any tax to the extent such tax would not have been imposed or levied but for the presentation by the holder or beneficial owner of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(i)to any tax to the extent such tax is imposed or withheld solely by reason of the beneficial owner being a bank (1) purchasing the notes in the ordinary course of its lending business or (2) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;
(j)to any tax imposed under sections 1471 through 1474 of the Code as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing; or
(k)in the case of any combination of clauses (a) through (j).
The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading "— Payment of Additional Amounts," the Issuer (or any Guarantor, if applicable) will not be required to make any payment for any tax imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

The Issuer or applicable Guarantor will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld, or other evidence reasonably satisfactory to the Trustee, and will provide such copies or other evidence to the Trustee.
The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor.
Repurchase at the Option of Holders
Change of Control Offer
If a Change of Control Event occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control Event, the Issuer will send a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.
On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(a)accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;
(b)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and
(c)deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.
The Paying Agent will promptly distribute to each holder of notes properly tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control Event will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control Event, the indenture contains no provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
The Issuer will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "— Optional Redemption," unless and until there is a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Event or conditional upon the occurrence of a Change of Control Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.
Also see "Risk Factors — Risks Relating to the Notes, the Guarantees and Our Indebtedness — We may be unable to purchase the notes upon a change of control event."
Selection and Notice
If less than all of the notes under the indenture are to be redeemed at any time, the Transfer Agent will select the notes for redemption or purchase on a pro rata basis or by lot in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof based on a method that most nearly approximates pro rata or by lot selection as is practicable in accordance with Clearstream and Euroclear guidelines, unless otherwise required by law or applicable stock exchange or depositary requirements.
The Transfer Agent will promptly notify the Issuer in writing of the notes selected for redemption or purchase and, in the case of any note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. No notes having principal of less than minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof shall be redeemed in part; except that if all of the notes of a holder are to be redeemed or purchased, the entire outstanding amount of the notes held by the holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of the indenture that apply to the notes called for redemption or purchase also apply to portions of the notes called for redemption or purchase.
Notices of redemption will be sent at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.
Notice of any redemption of the notes in connection with a transaction or an event may, at our discretion, be given prior to the completion or the occurrence thereof. Any redemption or notice may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in us or another entity). At our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. We will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date if any such redemption has been rescinded or delayed. Upon receipt of such notice of the delay of such date of redemption or the rescission of such notice of redemption, such date of redemption shall be automatically delayed or such notice of redemption shall be automatically rescinded, as applicable, and the redemption of the notes shall be automatically delayed or rescinded and cancelled, as applicable, as provided in such notice.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. However, no notes of less than minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof will be redeemed in part. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption if funds sufficient to pay the redemption price have been deposited with a paying agent.
Certain Covenants
Liens
The Issuer will not, and will not permit any Subsidiary to, create, incur, issue, assume or guarantee any Indebtedness secured by a Lien (other than Permitted Liens) upon any Principal Property or Capital Stock of any Subsidiary that directly owns any Principal Property without in any such case making or causing to be made effective provision whereby the notes (together with, if the Issuer shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount (without duplication) of all such Indebtedness plus all Attributable Debt of the Issuer and its Subsidiaries in respect of any Sale and Leaseback Transaction would not exceed 15% of Consolidated Net Tangible Assets.
Sale / Lease-Back Transactions
The Issuer will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless,
(a)the Issuer or such Subsidiary would be entitled to create, incur, issue, assume or guarantee Indebtedness secured by a Lien pursuant to the provisions described under "Certain Covenants — Liens" on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes;
(b)the Issuer or such Subsidiary shall apply, within 180 days of the effective date of any such arrangement, an amount not less than the greater of (i) the net proceeds of the sale of such Principal Property or (ii) the fair market value (as determined by the Board of Directors) of such Principal Property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of Indebtedness incurred or assumed by the Issuer or such Subsidiary (other than Indebtedness owned by Issuer or any of its Subsidiaries) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Indebtedness, or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility; or
(c)the Attributable Debt of the Issuer or such Subsidiary in respect of such Sale and Lease-Back Transaction and all other Sale and Lease-Back Transactions entered into after the Issue Date (other than any such Sale and Lease-Back Transaction as would be permitted as described in clauses (a) and (b) of this covenant, plus the aggregate principal amount of Indebtedness secured by Liens then outstanding (not including any such Indebtedness secured by Permitted Liens) which do not equally and ratably secure the notes (or secure the notes on a basis that is prior to other Indebtedness secured thereby) would not exceed 15% of Consolidated Net Tangible Assets.
Merger, Consolidation or Sale of Assets
Consolidation, Merger or Sale of Assets of the Issuer
The Issuer may not, directly or indirectly: (a) consolidate or merge with or into or wind up into another Person (whether or not the Issuer is the surviving Person); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:
(i)either: (1) the Issuer is the surviving Person; or (2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of the Issuer or the United States, any state of the United States or the District of Columbia (the Issuer or such Person, as the case may be, hereinafter referred to as the "Successor Company");
(ii)the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the Trustee;
(iii)immediately after such transaction no Default or Event of Default exists;
(iv)each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under the notes and the indenture; and
(v)the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.
The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the notes. Notwithstanding the foregoing clauses (iii) and (iv), (x) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Subsidiary and (y) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in a (or another) state of the United States, so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.
Consolidation, Merger or Sale of Assets by a Guarantor
Subject to the provisions described under "— Guarantees — Release," no Guarantor shall consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person, unless:
(a)such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");
(b)the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(c)immediately after such transaction no Default or Event of Default exists; and
(d)the Issuer shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the indenture.
The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the indenture. Notwithstanding the foregoing, (i) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States or the District of Columbia, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (ii) any Guarantor may merge into or transfer all or part of its properties and assets to the Issuer or another Guarantor and (iii) a transfer of assets or Capital Stock of any Guarantor shall be permitted (including all or substantially all the assets of any Guarantor). Notwithstanding anything to the contrary herein, except as expressly permitted under the indenture no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to the Parent Guarantor.

Additional Guarantees
After the Issue Date, the Issuer will cause each Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors under the Credit Agreements, in each case, substantially at the same time, to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, interest and additional amounts, if any, on the notes and all other obligations under the indenture on the same terms and conditions as those set forth in the indenture.
Reports
Whether or not required by the Commission, so long as any notes are outstanding, the Issuer will electronically file with the Commission by the respective dates specified in the Commission's rules and regulations (each a "Required Filing Date"), unless, in any such case, such filings are not then permitted by the Commission:
(a)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and
(b)all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.
If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Issuer will, within 15 days of each Required Filing Date, transmit by mail to holders of the notes, as their names and addresses appear in the note register, without cost to such holders of the notes, and file with the Trustee copies of the information or reports that the Issuer would be required to file with the Commission pursuant to the first paragraph if such filing were then permitted.
So long as the Parent Guarantor complies with the requirements of Rules 3-10 and 13-01 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of the Parent Guarantor rather than the Issuer.
The availability of the foregoing reports on the Commission's EDGAR service (or successor thereto) shall be deemed to satisfy the Issuer's delivery obligations to the Trustee and holders.
Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee shall have no duty to monitor or confirm, on a continuing basis or otherwise, the Issuer's or any other person's compliance with any of the covenants under the indenture, to determine whether the Issuer posts reports, information or documents on the Commission's website (including via the EDGAR filing system), the Issuer's (or Parent's) website or otherwise, to collect any such information from the Commission's website (including via the EDGAR filing system), the Issuer's (or Parent's) website or otherwise, or to review or analyze reports delivered to it to ensure compliance with the provisions of the indenture, to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.
Events of Default and Remedies
Under the indenture, an "Event of Default" is defined as any of the following:
(a)the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes;

(b)the Issuer defaults in the payment when due of interest on or with respect to the notes and such default continues for a period of 30 days;
(c)the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (a) or (b) above) and such default or breach continues for a period of 60 days after the notice specified below;
(d)a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) or the payment of which is guaranteed by the Issuer or any Subsidiary Guarantor (other than Indebtedness under a Qualified Securitization Financing) (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (i) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;
(e)certain events of bankruptcy affecting the Issuer or any Guarantor that is a Significant Subsidiary; or
(f)any Guarantee of a Significant Subsidiary fails to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor (other than the Parent Guarantor) denies or disaffirms its obligations under its Guarantee and such Default continues for 10 days.
If an Event of Default (other than an Event of Default specified in clause (e) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes under the indenture (with a copy to the Trustee) may declare the principal of and accrued interest on such notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (e) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the notes.
The indenture will provide that, at any time after a declaration of acceleration with respect to the notes issued under the indenture as described in the preceding paragraph, the holders of a majority in principal amount of the outstanding notes issued under the indenture may rescind and cancel such declaration and its consequences:
(a)if the rescission would not conflict with any judgment or decree;
(b)if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;
(c)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(d)if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and
(e)in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.
The holders of a majority in principal amount of the notes issued under the indenture may waive any existing Default or Event of Default under the indenture, and its consequences, except a default in the payment of the principal of or interest on such notes.
In the event of any Event of Default specified in clause (e) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.
Holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the notes, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes issued under such indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the indenture. Within 30 days after it has actual knowledge of any Default or Event of Default, the Issuer is required to deliver to the Trustee an Officers' Certificate specifying the Default or Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any direct or indirect parent entity, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture, any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes issued under the indenture (Legal Defeasance) except for:
(a)the rights of holders of outstanding notes issued thereunder to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;
(b)the Issuer's obligations with respect to the notes issued thereunder concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(c)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and
(d)the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the indenture (Covenant Defeasance) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes issued thereunder. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but not its Subsidiaries) described under "— Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes issued thereunder.
In order to exercise either Legal Defeasance or Covenant Defeasance under the indenture:
(a)the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes issued thereunder, cash in euros, Euro-Denominated Designated Government Obligations, or a combination of cash in euros and Euro-Denominated Designated Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (in the event that Euro-Denominated Designated Government Obligations are deposited), to pay the principal of, or interest and premium, if any, on the outstanding notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;
(b)in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel confirming that the beneficial owners of the respective outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);
(e)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(f)the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and
(g)the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Amendment, Supplement and Waiver
Except as provided in the next three succeeding paragraphs, the indenture or the notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes issued thereunder may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).
Without the consent of each holder affected, an amendment or waiver of the indenture may not (with respect to any notes held by a non-consenting holder):
(a)reduce the principal amount of notes issued thereunder whose holders must consent to an amendment, supplement or waiver;
(b)reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes issued thereunder (other than provisions relating to the covenant described above under the caption "— Repurchase at the Option of Holders — Change of Control Offer");
(c)reduce the rate of or change the time for payment of interest on any note issued thereunder;
(d)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes issued thereunder (except a rescission of acceleration of the notes issued thereunder by the holders of at least a majority in aggregate principal amount of the notes issued thereunder and a waiver of the payment default that resulted from such acceleration);
(e)make any note payable in money other than that stated in the notes;
(f)make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on the notes issued thereunder;
(g)waive a redemption payment with respect to any note issued thereunder (other than a payment required by the covenant described above under the caption "— Change in Control Offer");
(h)modify the subsidiary Guarantees in any manner adverse to the holders of the notes;
(i)or make any change in the preceding amendment and waiver provisions.
Notwithstanding the preceding, without the consent of any holder of notes, the Issuer and the Trustee may amend or supplement the indenture or the notes issued thereunder:
(a)to cure any ambiguity, defect or inconsistency;
(b)to provide for uncertificated notes in addition to or in place of certificated notes;
(c)to provide for the assumption of the Issuer's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the assets of the Issuer and its Subsidiaries;
(d)to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;
(e)to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(f)to add a Guarantee of the notes; or
(g)to conform the text of any provision of the indenture, the notes or Guarantees to any provision of this description of the notes to the extent such provision was intended to be a verbatim recitation of such provision, which intent shall be conclusively evidenced by an Officers' Certificate to that effect.

Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:
(a)either:
(i)all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or
(ii)all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable by reason of the sending of a notice of redemption or otherwise within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in euros, Euro-Denominated Designated Government Obligations, or a combination of cash in euros and Euro- Denominated Designated Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants (in the event that Euro-Denominated Designated Government Obligations are deposited), to pay and discharge the entire Indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(b)the Issuer has paid or caused to be paid all sums payable by them under the indenture; and
(c)the Issuer has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes issued thereunder at maturity or the redemption date, as the case may be.
In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
If the Trustee becomes a creditor of the Issuer, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
The holders of a majority in principal amount of the then outstanding notes issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the same degree of care a prudent man would use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
Notices
Notices to holders of the notes will be sent by mail or email to the registered holders, or otherwise in accordance with the procedures of the applicable depositary.
Governing Law
The indenture, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
"Attributable Debt" in respect of a Sale and Lease-Back Transaction means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
"Board of Directors" means:
(a)with respect to a corporation, the board of directors of the corporation;
(b)with respect to a partnership (including a société en commandite par actions), the Board of Directors of the general partner or manager of the partnership; and
(c)with respect to any other Person, the board or committee of such Person serving a similar function.
Unless otherwise specified, "Board of Directors" refers to the Board of Directors of the Parent Guarantor.
"Bund Rate" means, with respect to any redemption date, the rate per annum equal to the annual equivalent yield to maturity of the Comparable German Bund Issue calculated by the Quotation Agent, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.
"Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York or the place of payment, provided such day is also a London banking day and is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System, or any successor thereto, operates.
"Capital Stock" means:
(a)in the case of a corporation, corporate stock;
(b)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(c)in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(d)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

"Change of Control" means the occurrence of any of the following:
(e)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than the Parent Guarantor or any Subsidiary of the Parent Guarantor; or
(f)the Issuer or any of its Subsidiaries becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any Subsidiary of the Parent Guarantor) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent entity.
"Change of Control Event" means the occurrence of both a Change of Control and a Rating Decline.
"Clearstream" means Clearstream Banking, S.A.
"Commission" means the Securities and Exchange Commission.
"Comparable German Bund Issue" means that German Bundesanleihe security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of the notes.
"Comparable German Bund Price" means, with respect to any redemption date, (a) the average of four Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or (b) if the Quotation Agent obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
"Consolidated Net Tangible Assets" means, at any particular time, Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, except for (i) notes and loans payable, and (ii) current maturities of the principal component of obligations in respect of capitalized leases, all as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
"Consolidated Tangible Assets" means, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent Guarantor and its consolidated Subsidiaries and computed in accordance with GAAP.
"Credit Agreements" means (i) that certain Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, Celanese Europe B.V., certain subsidiaries of the Issuer from time to time party thereto as borrowers, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C Issuer and other swing line lenders and L/C issuers party thereto, (ii) that certain Term Loan Credit Agreement, dated as of March 18, 2022, by and among the Parent Guarantor, the Issuer, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, a swing line lender and an L/C issuer and other swing line lenders and L/C issuers, and (iii) that certain Term Loan Credit Agreement, dated as of September 16, 2022, by and among the Parent Guarantor, the Issuer, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, and (iv) that certain Term Loan Credit Agreement, dated as of November 1, 2024, by and among the Parent Guarantor, the Issuer, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent, in each case including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.
"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
"Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
"Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System. "Euro-Denominated Designated Government Obligations" means direct non-callable and nonredeemable obligations denominated in euros (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union provided that such member state has a long term government debt rating of "A1" or higher by Moody's or A+ or higher by Standard & Poor's or the equivalent rating category of another internationally recognized rating agency.
"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
"GAAP" means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board Accounting Standards Codification or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. For purposes of this description of the notes, the term "consolidated" with respect to any Person means such Person consolidated with its Subsidiaries.
"Gradation" means a gradation within a Rating Category or a change to another Rating Category, which shall include: (a) "+" and "−" in the case of S&P's current Rating Categories (e.g., a decline from BB+ to BB would constitute a decrease of one gradation), (b) 1, 2 and 3 in the case of Moody's current Rating Categories (e.g., a decline from Ba1 to Ba2 would constitute a decrease of one gradation), or (c) the equivalent in respect of successor Rating Categories of S&P or Moody's or Rating Categories used by Rating Agencies other than S&P and Moody's.
"guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.
"Guarantee" means any guarantee of the obligations of the Issuer under the indenture and the notes by a Guarantor in accordance with the provisions of the indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.
"Guarantor" means any Person that incurs a Guarantee of the notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the indenture, such Person shall cease to be a Guarantor.
"Indebtedness" means any indebtedness for borrowed money.
"Investment Grade Rating" means a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody's, or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the date of the indenture or an equivalent rating by any other Rating Agency.
"Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
"Issue Date" means                      , 2025.
"Joint Venture" means any Person that is not a Wholly-Owned Subsidiary of the Issuer or any Subsidiary of the Issuer in which the Issuer or such Subsidiary makes an Investment.
"Lien" means any mortgage, security interest, pledge or lien.
"Moody's" means Moody's Investors Service, Inc. and its successors.
"Non-Recourse Indebtedness" means, with respect to any Joint Venture, any Indebtedness of such Joint Venture or its Subsidiaries that is, by its terms, recourse only to (i) the assets of, and/or Capital Stock in, such Joint Venture and its Subsidiaries and/or (ii) the assets of any Subsidiary that owns Capital Stock in such Joint Venture and owns no material assets other than (x) Capital Stock and other Investments in such Joint Venture and (y) cash and cash equivalents, and that is neither guaranteed by the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) or would become the obligation of the Issuer or any of its Subsidiaries (other than such Joint Venture and its Subsidiaries) upon a default thereunder, other than (i) recourse for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings, and (ii) the existence of a guarantee that does not constitute a guarantee of payment of principal, interest or premium on Indebtedness.
"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer.
"Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the indenture.
"Outstanding Notes" means, collectively, the Issuer's (i) 6.050% notes due March 15, 2025, (ii) 4.777% notes due July 19, 2026, (iii) 1.400% notes due August 5, 2026, (iv) 2.125% notes due March 1, 2027, (v) 6.165% notes due July 15, 2027, (vi) 0.625% notes due September 10, 2028, (vii) 6.350% notes due November 15, 2028, (viii) 5.337% notes due January 19, 2029, (ix) 6.330% notes due July 15, 2029, (x) 6.550% notes due November 15, 2030, (xi) 6.379% notes due July 15, 2032 and (xii) 6.700% notes due November 15, 2033.
"Parent Guarantor" means Celanese Corporation, a Delaware corporation.
"Permitted Liens" means the following types of Liens:
(a)Liens on such property, Capital Stock or Indebtedness existing as of the Issue Date;
(b)Liens on such property or Capital Stock or Indebtedness of, any Person, which Liens are existing at the time such Person is merged into or consolidated with the Issuer or any Subsidiary;
(c)Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(d)Liens on such property, Capital Stock or Indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation);
(e)Liens on such property, Capital Stock or Indebtedness to secure the payment of all or any part of the purchase price or improvement or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property Capital Stock or Indebtedness, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;
(f)Liens on any property of, or Capital Stock in, any Joint Venture (or any Subsidiary of a Joint Venture), or on any property of any Subsidiary of the Issuer that owns Capital Stock in such Joint Venture and owns no material assets other than (i) Capital Stock and other Investments in such Joint Venture and (ii) cash and cash equivalents, in each case, securing Non-Recourse Indebtedness of such Joint Venture;
(g)Liens incurred in connection with a Sale and Leaseback Transaction satisfying the provisions under "Certain Covenants — Limitations on Sale and Leaseback Transactions";
(h)any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens permitted by clauses (a) through (g); provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same such property or shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property); and
(i)Liens for current taxes not yet due and payable or taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company's consolidated financial statements in accordance with GAAP.
"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
"Principal Property" means any single parcel of real estate, any single manufacturing plant or any single warehouse, in each case owned by the Issuer or any of its Subsidiaries which is located within the U.S., the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such single parcel of real estate, any single manufacturing plant or any single warehouse that, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Issuer and its Subsidiaries as a whole.
"Qualified Securitization Financing" means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (b) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) and (c) the financing terms, covenants, termination events and other provisions thereof shall be substantially on market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.
"Quotation Agent" means a Reference German Bund Dealer appointed by the Issuer.
"Rating Agency" means each of (a) S&P and Moody's or (b) if either S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized United States rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody's or both, as the case may be.
"Rating Category" means (a) with respect to S&P, any of the following categories (any of which may include a "+" or "−"): AAA, AA, A, BBB, BB, B, CCC, CC, C, R, SD and D (or equivalent successor categories); (b) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C (or equivalent successor categories); and (c) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.
"Rating Decline" means that at any time within the earlier of (a) 90 days after the date of public notice of a Change of Control, or of the Issuer's or the Parent Guarantor's intention or the intention of any Person to effect a Change of Control, and (b) the occurrence of the Change of Control (which period shall in either event be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by a Rating Agency which announcement is made prior to the date referred to in clause (b)), the rating of the notes is decreased by either Rating Agency by one or more Gradations and the rating by both Rating Agencies on the notes following such downgrade is not an Investment Grade Rating.
"Reference German Bund Dealer" means any dealer of German Bundesanleihe securities selected by the Issuer in good faith.
"Reference German Bund Dealer Quotations" means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such redemption date.
"Sale and Lease-Back Transaction" means the leasing by the Issuer or any of its Subsidiaries of any Principal Property, whether owned on the Issue Date or acquired thereafter (except for temporary leases for a term, including any renewal term, of up to three years and except for leases between the Issuer and any of its Subsidiaries or between its Subsidiaries), which Principal Property has been or is to be sold or transferred by the Issuer or such Subsidiary to any party with the intention of taking back a lease of such Principal Property.
"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of S&P Global, Inc. and any successor to its rating agency business.
"Secured Debt" means any Indebtedness secured by a Lien.
"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
"Securitization Assets" means any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.
"Securitization Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any obligations in respect of any Swap Contract entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.
"Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
"Securitization Subsidiary" means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Parent Guarantor or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Parent Guarantor or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization

Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings) other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Parent Guarantor and (c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.
"Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
"Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and other obligations entered into by Parent Guarantor or any Subsidiary thereof which Parent Guarantor has determined in good faith to be customary in a Securitization Financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
"Subsidiary" means, with respect to any specified Person:
(a)any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(b)any partnership, joint venture, limited liability company or similar entity of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
"Swap Contract" means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross- currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
"United States Dollar Equivalent" means with respect to any monetary amount in a currency other than United States dollars, at any time of determination thereof, the amount of United States dollars obtained by translating such other currency involved in such computation into United States dollars at the spot rate for the purchase of United States dollars with the applicable other currency as published in the Financial Times on the date that is two Business Days prior to such determination.
"United States" means the United States of America, the states of the United States, and the District of Columbia.
"United States person" means any individual who is a citizen or resident of the United States for United States federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust, if (a) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in place under applicable United States Treasury regulations to be treated as a domestic trust.
"Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited on the closing date with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositories. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. So long as the notes are held in global form, Clearstream and Euroclear (or their respective nominees), as applicable, will be considered the sole holders of the global notes for all purposes under the Indenture governing the notes. As such, participants must rely on the procedures of Clearstream and Euroclear (or their respective nominees), as applicable, to exercise any rights of holders under the Indenture.
The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euros, except as described under the heading "Description of the Notes — Issuance in Euro."
Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. The book-entry interests in the notes will not be held in definitive form. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.
The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor's interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.
Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.
Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.
Euroclear
Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•transfers of securities and cash within Euroclear;
•withdrawal of securities and cash from Euroclear; and
•receipt of payment with respect to securities within Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.
Clearance and Settlement Procedures
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the Business Day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next Business Day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes. It is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service (the "IRS") has been or is expected to be sought with respect to any aspect of the transactions described herein. Accordingly, no assurance can be given that the IRS will agree with the views expressed in this summary or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary is limited to notes purchased for cash upon their initial issuance at their "issue price" (i.e., the first price at which a substantial amount of the notes are sold for money to investors, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and held as capital assets within the meaning of Section 1221 of the Code. This summary does not address all of the United States federal income tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders that may be subject to special tax treatment (such as banks and other financial institutions, real estate investment trusts and regulated investment companies, employee stock ownership plans, entities treated as partnerships for United States federal income tax purposes or investors therein, former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax, insurance companies, tax-exempt entities, dealers in securities, brokers, "United States holders" (as defined below) whose functional currency is not the United States dollar or who hold notes through a foreign entity or foreign account, non-United States trusts and estates with United States beneficiaries, persons subject to the alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement or persons who hold the notes as a hedge or who hedge the interest rate on the notes). In addition, this summary does not include any discussion of the tax laws of any state, local or non-United States government that may be applicable to a particular holder, and does not consider any aspects of United States federal tax law other than United States federal income taxation (such as estate and gift taxes).
For purposes of this discussion, a "United States holder" is a beneficial owner of the notes that is, for United States federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if (a) a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all of the substantial decisions of that trust or (b) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States trust.
For purposes of this discussion, a "non-United States holder" is a beneficial owner of the notes that is, for United States federal income tax purposes, an individual, corporation, estate or trust that is not a United States holder.
If an entity treated as a partnership for United States federal income tax purposes holds the notes, the United States federal income tax treatment of a partner in the partnership generally will depend on such partner's particular circumstances and on the activities of the partnership. Partners in partnerships considering an investment in the notes should consult their own tax advisors.

If you are considering the purchase of the notes, you should consult your own tax advisor concerning the United States federal income tax consequences to you in light of your own specific situation, and any consequences arising under other United States federal tax laws or the laws of any other taxing jurisdiction.
Certain Contingent Payments
We may be obligated to pay an amount in excess of the stated interest and principal amount of the notes or to make payments in advance of their scheduled time, as described under the headings "Description of the Notes — Redemption — Optional Redemption" and "— Repurchase at the Option of Holders — Change of Control Offer." The potential obligation to make payments described under the heading "— Repurchase at the Option of Holders — Change of Control Offer" could subject the notes to the provisions of the Treasury Regulations relating to "contingent payment debt instruments." We intend, however, to take the position that the obligation to make these payments does not cause the notes to be contingent payment debt instruments because of a sufficiently low likelihood of making the payments. However, this determination is not binding on the IRS and is inherently factual, and we can give you no assurance that our position would be sustained if challenged by the IRS. The remainder of this disclosure assumes that the notes will not be considered contingent payment debt instruments. Holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.
Consequences to United States Holders
Payment of Interest
It is expected, and this discussion assumes, that the notes will be issued without original issue discount for United States federal income tax purposes. Subject to the foreign currency rules discussed below, interest on the notes will generally be taxable to a United States holder as ordinary interest income as the interest accrues or is paid in accordance with the holder's regular method of tax accounting.
A United States holder that uses the cash method of accounting for United States federal income tax purposes that receives a payment of interest on the notes will be required to include in income (as United States source ordinary income) the United States dollar value of the euro interest payment (determined by translating the euro payment received based on the spot rate of exchange on the date such payment is received) regardless of whether the payment is in fact converted to United States dollars at such time. A cash method United States holder will not recognize foreign currency exchange gain or loss with respect to the receipt of such interest, but may have foreign currency exchange gain or loss attributable to the actual disposition of the euros so received. Under applicable U.S. Treasury regulations, the "spot rate" generally means a rate demonstrated to the satisfaction of the District Director or the Assistant Commissioner (International) that reflects a fair market rate of exchange available to the public for currency under a "spot contract" in a free market and involving representative amounts. A "spot contract" is a contract to buy or sell a currency on or before two business days following the date of the execution of the contract. If such a spot rate cannot be demonstrated, the IRS has the authority to determine the spot rate.
A United States holder that uses the accrual method of accounting for United States federal income tax purposes will be required to include in income (as United States source ordinary income) for each taxable year the United States dollar value of the interest in euros that has accrued with respect to the notes during such taxable year. In general, the United States dollar value of such accrued interest will be determined by translating such interest at the average spot rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average spot rate of exchange for the partial period within each taxable year. An accrual basis United States holder may elect, however, to translate such accrued interest into United States dollars using the spot rate of exchange on the last day of the interest accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate of exchange on the last day of the portion of the accrual period within each taxable year. Alternatively, if the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder that has made the election described in the prior sentence may translate such interest using the spot rate of exchange on the date of receipt. The above election will apply to all debt instruments held by an electing United States holder from year to year and may not be changed without the consent of the IRS.

A United States holder that uses the accrual method of accounting for United States federal income tax purposes will recognize foreign currency exchange gain or loss with respect to accrued interest on the date such interest is received (including upon the sale or other taxable disposition of a note, with respect to amounts attributable to accrued but unpaid interest). The amount of exchange gain or loss recognized will equal the difference, if any, between the United States dollar value of the euro payment received (determined based on the spot rate of exchange on the date such interest is received) and the United States dollar value of the interest income such United States holder previously included in income with respect to such payment, regardless of whether the payment is in fact converted to United States dollars at such time. Any such exchange gain or loss generally will constitute United States source ordinary income or loss.
Sale or Other Taxable Disposition of the Notes
Subject to the foreign currency rules discussed below, upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder generally will recognize taxable gain or loss equal to the difference, if any, between (a) the amount of the cash and the fair market value of any property received on the sale or other taxable disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income), and (b) the United States holder's adjusted tax basis in the note.
If a United States holder receives foreign currency on such a sale, exchange, redemption, retirement or other taxable disposition of a note, the amount realized generally will be based on the United States dollar value of such foreign currency translated at the spot rate of exchange on the date of such disposition. In the case of a note that is considered to be traded on an established securities market for tax purposes, a cash basis United States holder and, if it so elects, an accrual basis United States holder, will determine the United States dollar value of such foreign currency by translating such amount at the spot rate of exchange on the settlement date of the disposition. The special election available to accrual basis United States holders in regard to the sale or other disposition of notes traded on an established securities market must be applied consistently to all debt instruments held by the United States holder from year to year and cannot be changed without the consent of the IRS. If a note is not traded on an established securities market (or, if a note is so traded, but the relevant United States holder is an accrual basis taxpayer that has not made the settlement date election), a United States holder will recognize foreign currency exchange gain or loss to the extent that there are exchange rate fluctuations between the disposition date and the settlement date.
A United States holder's adjusted tax basis in a note generally will be equal to the holder's United States dollar cost therefor. If a United States holder uses foreign currency to purchase a note, the cost of the note generally will be the United States dollar value of the foreign currency purchase price determined at the spot rate of exchange on the date of purchase. The conversion of United States dollars to a foreign currency and the immediate use of that currency to purchase a note generally will not result in taxable gain or loss for a United States holder.
Any gain or loss (other than foreign currency exchange gain or loss, discussed below) realized on the sale, exchange, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the United States holder's holding period in the note exceeds one year. Long-term capital gains of non-corporate United States holders generally will be taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, United States holders may recognize exchange gain or loss that is attributable to fluctuations in currency exchange rates with respect to the principal amount of such note. Exchange gain or loss attributable to fluctuations in currency exchange rates with respect to the principal amount of a note generally will equal the difference, if any, between (a) the United States dollar value of the United States holder's foreign currency purchase price for the note, determined at the spot rate of exchange on the date the United States holder disposes of the note (or on the settlement date, if the notes are traded on an established securities market and the holder is either a cash basis United States holder or an electing accrual basis United States holder) and (b) the United States dollar value of the United States holder's purchase price for the note, determined at the spot rate of exchange on the date the United States holder purchased such note (or on the settlement date for such purchase, if the notes are traded on an established securities market and the holder is either a cash basis United States holder or an electing accrual basis United States holder). Any such exchange gain or loss generally will constitute United States source ordinary income or loss. In addition, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States holder may realize exchange gain or loss attributable to amounts received with respect to accrued and unpaid interest, if any, which will be treated as discussed above under "— Payment of Interest." However, upon a sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder will realize any exchange gain or loss (including with respect to principal and accrued interest) only to the extent of total gain or loss realized by such United States holder on such disposition.
Exchange of Foreign Currencies
On a sale or other taxable disposition of a euro, a United States holder generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of United States dollars, or the fair market value in United States dollars of any other property, received by such United States holder in such disposition and (b) the United States holder's tax basis in the euro. A United States holder will have a tax basis in any euros received as interest or upon the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the United States dollar value thereof at the spot rate of exchange in effect on the date of receipt of the euros.
Any gain or loss realized by a United States holder on a sale or other disposition of euros, including their exchange for United States dollars, will generally be United States source ordinary income or loss.
Reportable Transaction Reporting
Treasury Regulations meant to require the reporting of certain tax shelter transactions cover certain transactions generally not regarded as tax shelters, including, in certain circumstances, a sale, exchange, redemption or other taxable disposition of a note or euro received in respect of such a note on IRS Form 8886 (Reportable Transaction Disclosure Statement) if the holder recognizes a loss that equals or exceeds certain threshold amounts (including, in the case of a foreign currency loss, $50,000 in a single transaction for an individual or trust, and higher amounts for non-individual, non-trust taxpayers). United States holders are advised to consult their tax advisors to determine the reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 as part of their United States federal income tax returns.
Medicare Tax
Certain United States holders who are individuals, estates or certain trusts generally must pay an additional 3.8% Medicare tax on the lesser of (a) the United States person's "net investment income" for the relevant taxable year and (b) the excess of the United States person's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A United States holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.
Information Reporting and Backup Withholding
In general, a United States holder of the notes will be subject to backup withholding with respect to payments of interest on the notes, and the proceeds of a sale or other disposition (including a retirement or redemption) of the notes, at the applicable tax rate (currently at a rate of 24%), unless such holder (a) is an entity that is exempt from backup withholding and, when required, demonstrates this fact, or (b) provides the applicable withholding agent with its taxpayer identification number ("TIN"), certifies that the TIN provided is correct and that the holder has not been notified by the IRS that such holder is subject to backup withholding due to prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such amounts will generally be subject to information reporting requirements. A United States holder that does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld from a payment to a United States holder may be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Consequences to Non-United States Holders
Payment of Interest
Subject to the discussion below of information reporting and backup withholding and FATCA (as defined below), under the "portfolio interest exemption," a non-United States holder will generally not be subject to United States federal income tax (or any United States federal withholding tax) on payments of interest (including any additional amounts paid in respect of any tax withheld) on the notes that is not effectively connected with the non-United States holder's trade or business within the United States, provided that:
•the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote;
•the non-United States holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;
•the non-United States holder is not a "controlled foreign corporation" that is related (actually or constructively) to the Issuer; and
•certain certification requirements are met.
Under current law, the certification requirement will be satisfied in any of the following circumstances:
•If a non-United States holder provides to the applicable withholding agent a statement on an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the non-United States holder by name and address and stating, among other things, that the non-United States holder is not a United States person.
•If a note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, (a) the non-United States holder provides an IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, to such organization or institution, and (b) such organization or institution, under penalty of perjury, certifies to us that it has received such a form from the beneficial owner or another intermediary and furnishes the applicable withholding agent with a copy thereof.
•If a foreign financial institution or other foreign intermediary that holds the note on behalf of the non-United States holder has entered into a withholding agreement with the IRS and submits an IRS Form W-8IMY (or a suitable successor or substitute form), together with all appropriate attachments, and certain other required documentation to the applicable withholding agent.
If the requirements of the portfolio interest exemption described above are not satisfied, a 30% United States federal withholding tax will apply to the gross amount of interest on the notes that is paid to a non- United States holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the non-United States holder claims the benefit of that treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E (or a suitable successor or substitute form), as applicable, establishing qualification for benefits under the treaty, or (b) the interest is effectively connected with the non-United States holder's conduct of a trade or business in the United States and the non-United States holder provides an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI (or a suitable successor or substitute form), as applicable.
If a non-United States holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, the non-United States holder will be required to pay United States federal income tax on that interest on a net income basis in generally the same manner as a United

States holder, unless an applicable income tax treaty provides otherwise. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any interest income that is effectively connected with a United States trade or business will be subject to United States federal income tax in the manner specified by the treaty, provided that the non- United States holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN or W- 8BEN-E (or a suitable successor or substitute form), as applicable. In addition, a non-United States holder that is classified as a foreign corporation for United States federal income tax purposes may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Sale or Other Taxable Disposition of the Notes
Subject to the discussion below of information reporting and backup withholding and FATCA, a non- United States holder generally will not be subject to United States federal income tax (or any United States federal withholding tax) on any gain recognized by such holder upon a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued and unpaid interest, which will be taxable as interest income as discussed above), unless:
•the non-United States holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met; or
•the gain is effectively connected with the conduct of a United States trade or business of the non- United States holder.
If the first exception applies, the non-United States holder generally will be subject to United States federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its United States-source capital gains exceed certain United States-source capital losses. If the second exception applies, the non-United States holder will be subject to United States federal income tax on the net gain derived from the sale or other taxable disposition of the notes in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. In addition, corporate non-United States holders may be subject to a branch profits tax of 30% (or a lower applicable treaty rate) on any effectively connected earnings and profits, subject to adjustments. If a non-United States holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, the United States federal income tax treatment of any such gain may be modified in the manner specified by the treaty.
Information Reporting and Backup Withholding
When required, the applicable withholding agent will report to the IRS and to each non-United States holder the amount of any interest paid on the notes in each calendar year, and the amount of United States federal income tax withheld, if any, with respect to these payments. Copies of these information returns may also be made available to the tax authorities of the country in which you reside or are organized under the provisions of a specific treaty or agreement.
Payments of interest will be subject to backup withholding (currently at a rate of 24%) unless the non- United States holder certifies as to its non-United States status or otherwise establishes an exemption from backup withholding, and will be subject to information reporting in any event.
Payments of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, generally will apply to those payments (unless the non-United States holder certifies its non-United States status) if the broker is: (a) a United States person, (b) a controlled foreign corporation for United States federal income tax purposes, (c) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business, or (d) a foreign partnership with specified connections to the United States.

Payment of the proceeds from a sale or other disposition (including a retirement or redemption) of a note to or through the United States office of a broker will be subject to information reporting and backup withholding unless the non-United States holder certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amount withheld from a payment to a non-United States holder may be allowed as a credit against such holder's United States federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax ("FATCA Withholding") may apply to "withholdable payments," which include any interest income paid on the notes to (a) a foreign financial institution (whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution complies with the requirements imposed by FATCA to collect and report (to the United States or another relevant taxing authority) substantial information regarding such institution's United States account holders and meets certain other specified requirements or (b) a non-financial foreign entity (whether such non-financial foreign entity is the beneficial owner or an intermediary), unless such entity certifies that it does not have any "substantial United States owners" or provides certain information regarding the entity's "substantial United States owners" and such entity meets certain other specified requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. In addition, subject to the discussion below regarding proposed Treasury Regulations, FATCA Withholding may apply to the gross proceeds payable upon the sale, exchange, redemption, retirement of the notes. However, proposed Treasury Regulations eliminate FATCA Withholding on payments of gross proceeds. Taxpayers may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. There can be no assurance that final Treasury Regulations would provide an exemption from FATCA Withholding for gross proceeds.
You should consult your own tax advisors regarding FATCA and whether it may be relevant to your purchase, ownership and disposition of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
J.P. Morgan Securities plc is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of 2031 Notes
J.P. Morgan Securities plc	€
Citigroup Global Markets Limited
Deutsche Bank Securities Inc.
Merrill Lynch International
HSBC Securities (USA) Inc.
MUFG Securities EMEA plc
UniCredit Bank GmbH
PNC Capital Markets LLC
SMBC Bank International plc
Morgan Stanley & Co. LLC
Regions Securities LLC
Banco Santander, S.A.
TD Securities (USA) LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Total	€500,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have agreed to reimburse the underwriters for expenses relating to the review by FINRA of the terms of the sales of the notes up to $25,000.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price or any other terms of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.
The expenses of the offering, not including the underwriting discounts, are estimated to be $              and are payable by us.

New Issues of Notes
The notes are a new issue of securities with no established trading markets. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Although the underwriters have informed us that they currently intend to make markets in the notes after we complete the offering, they have no obligation to do so and may discontinue making markets in the notes at any time without notice. We cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the prices you receive when you sell will be favorable. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect the delivery of the notes will be made to investors on or about                               , 2025, which will be the                business day following the date of pricing of the notes (such settlement being referred to as T+                     ). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to one business day before their delivery will be required, by virtue of the fact that the notes initially settle in T+                     , to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before their delivery should consult their advisors.
Short Positions
In connection with the offering of the notes, J.P. Morgan Securities plc, as stabilizing manager (the "Stabilizing Manager") may engage in overallotment, stabilizing transactions and syndicate covering transactions to the extent permitted and in accordance with all applicable laws and regulations. Overallotment involves sales in excess of the offering size, which creates a short position for the Stabilizing Manager. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. Neither we nor the Stabilizing Manager make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. If the Stabilizing Manager engages in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.
Conflicts of Interest
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, financial advisory services and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Sales in the United States may be made through certain affiliates of the underwriters. One or more of the underwriters may use affiliates or other appropriately licensed entities for sales of the notes in jurisdictions in which such sales by underwriters are not otherwise permitted.

Certain of the underwriters or their respective affiliates have a lending relationship with us, and as a result certain of these underwriters or their respective affiliates routinely hedge, and certain of those underwriters or their respective affiliates may hedge or otherwise reduce, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Certain of the underwriters or their affiliates are agents, arrangers and/or lenders under our Credit Agreements. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the Trustee, Registrar and Transfer Agent
Certain of the underwriters and/or their affiliates may hold Tender Offer Notes or 6.050% Senior Notes due March 15, 2025 and are lenders under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement. As described in "Use of Proceeds," net proceeds from this offering will be used to repay outstanding borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement, and an affiliate of BofA Securities will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Five-Year Term Loan Credit Agreement and the U.S. Revolving Credit Agreement. Therefore, such underwriter is deemed to have a "conflict of interest" under Rule 5121. Accordingly, this offering is being conducted in compliance with the requirements of Rule 5121, which requires, among other things, that a "qualified independent underwriter" participate in the preparation of, and exercise the usual standards of "due diligence" with respect to, the registration statement and this prospectus supplement. Morgan Stanley has agreed to act as QIU for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Morgan Stanley will not receive any additional fees for serving as a QIU in connection with this offering. We have agreed to indemnify Morgan Stanley against liabilities incurred in connection with acting as a QIU, including liabilities under the Securities Act. BofA Securities will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the account holder. See "Use of Proceeds" for additional information.
Notice to Prospective Investors in the EEA
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a "qualified investor" as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this section, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to be enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
MIFID II product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who (a) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), (b) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Order, (c) are outside the United Kingdom or (d) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. The notes are being offered solely to "qualified investors" as defined in the UK Prospectus Regulation.
No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. No person may communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes other than in circumstances in which Section 21(1) of the FSMA does not apply to us.
This prospectus supplement and the accompanying prospectus are not prospectuses for the purposes of the UK Prospectus Regulation and has been prepared on the basis that any offer of the Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of securities.
UK MiFIR product governance / Professional investors and ECPs only target market
Solely for the purposes of each manufacturer's product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the COBS, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers' target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the "UK MiFIR Product Governance Rules") is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.
Notice to Prospective Investors in Hong Kong
Neither this prospectus supplement nor the accompanying prospectus has been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Australia
No prospectus, disclosure document, offering material or advertisement in relation to the notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, a person may not (a) make, offer or invite applications for the issue, sale or purchase of notes within, to or from Australia (including an offer or invitation which is received by a person in Australia) or (b) distribute or publish this prospectus supplement, the accompanying prospectus, or any other prospectus, disclosure document, offering material or advertisement relating to the notes in Australia, unless (i) the minimum aggregate consideration payable by each offeree is the United States dollar equivalent of at least A$500,000 (disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 of the

Corporations Act 2001 (CWLTH) of Australia; and (ii) such action complies with all applicable laws and regulations.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
Notice to Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Investors in Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA") and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). For a period of one year from the issue date of the notes, any acquirer of the Notes who was solicited to buy the notes in Korea is prohibited from transferring any of the Notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Each agent has represented and agreed that it has not offered, sold or delivered the notes directly or indirectly, or offered or sold the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea and will not offer, sell or deliver the notes directly or indirectly, or offer or sell the notes to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FSCMA, the FETL and other relevant laws and regulations of Korea.

LEGAL MATTERS
The validity of the notes and guarantees will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. The validity of the notes and the guarantees will be passed upon for the underwriters by Paul Hastings LLP, New York, New York.

EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Celanese Corporation
COMMON STOCK
PREFERRED STOCK
GUARANTEES OF DEBT SECURITIES
Celanese US Holdings LLC
DEBT SECURITIES

Celanese Corporation and/or Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese Corporation, may offer from time to time to sell one or more of the securities described in this prospectus separately or together in any combination. The direct and indirect wholly-owned subsidiaries of Celanese US Holdings LLC that are identified as co-registrants in the registration statement containing this prospectus may guarantee the debt securities of Celanese US Holdings LLC.
Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer these securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.
We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any commissions or discounts.
Celanese Corporation’s common stock is listed on the New York Stock Exchange under the symbol “CE.”
The principal executive offices of Celanese Corporation and Celanese US Holdings LLC are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039-5421, and the telephone number for each is (972) 443-4000.

Investing in our securities involves risks. We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K and in our subsequent periodic filings. The prospectus supplement relating to a particular offering of securities may discuss certain risks of investing in those securities. You should carefully consider these risk factors and risks before deciding to purchase any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2023.

i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds, the plan of distribution and the other specific terms related to the offering of the securities.
You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in this prospectus and any prospectus supplement may have changed since that date.
As used throughout this prospectus, unless the context otherwise requires or indicates:
•“Celanese” means Celanese Corporation, and not its subsidiaries;
•“Celanese US” means Celanese US Holdings LLC, a wholly-owned subsidiary of Celanese, and not its subsidiaries; and
•“Company,” “we,” “our” and “us” refer to Celanese and its subsidiaries, including Celanese US, on a consolidated basis.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain parts of this prospectus and any prospectus supplement, and the documents incorporated by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions, as they relate to us, are intended to identify forward-looking statements, including statements that relate to such matters as planned and expected capacity increases and utilization rates; anticipated capital spending; environmental matters; legal proceedings; sources of raw materials and exposure to, and effects of, hedging of raw material and energy costs and foreign currencies; interest rate fluctuations; global and regional economic, political, business and regulatory conditions; expectations, strategies and plans for individual assets and products, business segments, as well as for the whole Company; cash requirements and uses of available cash; financing plans; pension expenses and funding; anticipated restructuring, divestiture and consolidation activities; planned construction or operation of facilities; cost reduction and control efforts and targets and integration of acquired businesses.
These statements reflect our current views and beliefs with respect to future events at the time that the statements are made, are not historical facts or guarantees of future performance and are subject to significant risks, uncertainties and other factors that are difficult to predict and many of which are outside of our control. Further, certain forward-looking statements are based upon assumptions as to future events that may not prove to be accurate and, accordingly, should not have undue reliance placed upon them.

The following factors could cause our actual results to differ materially from those results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate;
•volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, wood pulp and fuel oil and the prices for electricity and other energy sources;
•the length and depth of product and industry business cycles particularly in the automotive, electrical, textiles, electronics and construction industries;
•the ability to pass increases in raw material prices, logistics costs and other costs on to customers or otherwise improve margins through price increases;
•the accuracy or inaccuracy of our beliefs or assumptions regarding anticipated benefits of the acquisition (the "M&M Acquisition") by us of the majority of the Mobility & Materials business (the "M&M Business") of DuPont de Nemours, Inc. ("DuPont");
•the possibility that we will not be able to realize anticipated improvements in the M&M Business's financial performance – including optimizing pricing, currency mix and inventory – or realize the anticipated benefits of the M&M Acquisition, including synergies and growth opportunities, within the anticipated timeframe or at all, whether as a result of difficulties arising from the operation or integration of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities;
•increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies;
•risks in the global economy and equity and credit markets and their potential impact on our ability to pay down debt in the future and/or refinance at suitable rates, in a timely manner, or at all;
•diversion of management's attention from ongoing business operations and opportunities and other disruption caused by the M&M Acquisition and the integration processes and their impact on our existing business and relationships;
•risks and costs associated with increased leverage from the M&M Acquisition, including increased interest expense and potential reduction of business and strategic flexibility;
•the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance;
•the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants;
•increased price competition and the introduction of competing products by other companies;
•the ability to identify desirable potential acquisition or divestiture opportunities and to complete such transactions, including obtaining regulatory approvals, consistent with our strategy;
•market acceptance of our products and technology;
•compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics, or supply chain disruptions, cybersecurity incidents, terrorism or political unrest, public health crises (including, but not limited to, the COVID-19 pandemic), or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the occurrence of acts of war (such as the Russia-Ukraine conflict) or terrorist incidents or as a result of weather, natural disasters, or other crises;
•the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to us;
•changes in applicable tariffs, duties and trade agreements, tax rates or legislation throughout the world including, but not limited to, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions;
•changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property;
•potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change or other sustainability matters;

•potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate;
•changes in currency exchange rates and interest rates; and
•various other factors, both referenced and not referenced in this prospectus.
Additional information regarding these and other factors may be contained in our filings with the SEC incorporated herein by reference, especially on Forms 10-K, 10-Q and 8-K. See “Incorporation by Reference” herein. Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, we neither intend nor undertake any obligation, and disclaim any duty, to update these forward-looking statements, which speak only as of their respective dates.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge on or through our website, http://www.celanese.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The website address of the SEC is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with them. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We specifically are incorporating by reference the following documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023;
•the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 9, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•our Current Reports on Form 8-K filed with the SEC on June 27, 2022, November 1, 2022 (including Amendment No. 1 filed on Form 8-K/A filed with the SEC on November 21, 2022), February 14, 2023, February 23, 2023 (Items 1.01 and 2.03 only) and March 31, 2023; and
•the description of our common stock, par value $0.0001, contained in our Form 8-A12B/A filed with the SEC on September 18, 2018 and any amendment or report updating such description.
We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities registered by this registration statement, with the exception of any information furnished to, and not deemed file with, the SEC.
You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us in writing or by telephone at the following address or telephone number:
Celanese Corporation
Attention: Investor Relations
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039-5421
Telephone: (972) 443-4000
OUR COMPANY
We are a global chemical and specialty materials company. We are a leading global producer of high performance engineered polymers that are used in a variety of high-value applications, as well as one of the world's largest producers of acetyl products, which are intermediate chemicals, for nearly all major industries. As a recognized innovator in the chemicals industry, we engineer and manufacture a wide variety of products essential to everyday living. Our broad product portfolio serves a diverse set of end-use applications including automotive, chemical additives, construction, consumer and industrial adhesives, consumer and medical, energy storage, filtration, food and beverage, paints and coatings, paper and packaging, performance industrial and textiles. For more information about our business, please refer to the “Business” section in our most recent Annual Report on Form 10-K filed with the SEC and incorporated by reference in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the SEC and incorporated by reference in this prospectus.
SUBSIDIARY GUARANTORS
Our subsidiary co-registrants, which we refer to as “subsidiary guarantors,” may fully and unconditionally guarantee any series of debt securities offered by this prospectus and related prospectus supplement. The applicable prospectus supplement for that series of debt securities will describe the terms of the guarantee by the subsidiary guarantors.

The subsidiary guarantors are US subsidiaries which are all direct or indirect, wholly-owned subsidiaries of Celanese US.
USE OF PROCEEDS
Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds from any sale of the securities for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of select provisions of Celanese’s capital stock, as well as other certain provisions of Celanese’s Second Amended and Restated Certificate of Incorporation, as amended (the “Charter”), and Seventh Amended and Restated By-laws (the “By-laws”). The descriptions set forth below are qualified in their entirety by reference to the relevant provisions of the Charter and By-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capitalization
As of February 24, 2023, the Company’s authorized capital stock consisted of (i) 400,000,000 shares of common stock (“Common Stock”), par value $0.0001 per share, of which 170,135,621 shares were issued and 108,474,128 shares were outstanding, and (ii) 100,000,000 shares of preferred stock, par value $0.01 per share, of which none were issued and outstanding.
Common Stock
Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters with respect to which the holders of Common Stock are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of Common Stock are entitled to receive dividends if, as and when dividends are declared from time to time by Celanese’s board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below, if any. The Company’s senior credit facilities and indentures impose restrictions on its ability to declare dividends with respect to Celanese’s Common Stock. Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual restrictions and factors that the board of directors may deem relevant.
Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of Common Stock will be entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock.
Other Matters. The Common Stock has no preemptive rights and, if fully paid, is not subject to further calls or assessment by Celanese. There are no redemption or sinking fund provisions applicable to the Common Stock. All shares of Celanese’s outstanding Common Stock are fully paid and non-assessable, and the shares of Celanese’s Common Stock offered under this registration statement, upon payment and delivery in accordance with the underwriting agreement, will be fully paid and non-assessable.
Preferred Stock
Celanese’s Charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•the designation of the series;

•the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Celanese;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Celanese or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of the holders of the series.
Anti-Takeover Effects of Certain Provisions of Our Charter and By-laws
Certain provisions of Celanese’s Charter and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Conflicts of Interest
As permitted by Delaware law, the Celanese’s Charter renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities specified in the Charter. The Celanese’s Charter provides that none of any director who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us. In addition, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for himself or his affiliates and for us or our affiliates, such non-employee director will have no duty to communicate or offer such transaction or business opportunity to us and may take any such opportunity for themselves or offer it to another person or entity. The Celanese’s Charter does not renounce our interest in any business opportunity expressly offered to a non-employee director solely in his or her capacity as a director or officer of Celanese. No business opportunity offered to any non-employee director will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under the Celanese’s Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Removal of Directors
Celanese’s Charter and By-laws provide that directors may be removed with or without cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, Celanese’s Charter also provides that any newly created directorships and any vacancies on the board of directors will be filled only by the affirmative vote of the majority of remaining directors.

No Cumulative Voting
The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the charter provides otherwise. Celanese’s Charter does not expressly provide for cumulative voting.
Calling of Special Meetings of Stockholders; Stockholder Action by Written Consent
Celanese’s Charter provides that a special meeting of stockholders may be called at any time only by the chair of the board of directors, the board or a committee of the board of directors which has been granted such authority by the board. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held in whole or in part by means of remote communication in accordance with Section 211(a)(2) of the DGCL. The board of directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled.
The DGCL permits stockholder action by written consent unless otherwise provided by a company’s charter. Celanese’s Charter precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Celanese’s By-laws provide that stockholders of record seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must deliver timely notice of their proposal in proper written form to the secretary of the corporation at the principal executive offices of the corporation.
Generally, to be timely, a stockholder’s notice must be received at Celanese’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date on which the proxy materials for the previous year’s annual meeting were first mailed. Celanese’s By-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Proxy Access
Celanese's By-laws provide that a stockholder, or a group of up to 20 stockholders, that has continuously owned at least three percent of the outstanding common stock for three years, may nominate and include in Celanese's annual meeting proxy materials a number of director nominees not to exceed the greater of two or 20% of the number of Celanese directors then serving on the Board of Directors (rounded down to the nearest whole number), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-laws. Such nominations are subject to additional eligibility, procedural and disclosure requirements set forth in the By-laws, including the requirement that Celanese must receive notice of such nominations not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.
Supermajority Provisions
Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation, and the affirmative vote of the majority of the shares entitled to vote, present in person or represented by proxy at any meeting at which a quorum is present, is required to amend a corporation’s by-laws, unless the certificate of incorporation or by-laws (in the case of amendments to the by-laws) requires a greater percentage. Celanese’s Charter provides that the following provisions in the Charter and By-laws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class:
•the removal of directors;
•the filling of vacancies on the board of directors and newly created directorships;
•the advance notice requirements for stockholder proposals and director nominations;

•the ability to call a special meeting of stockholders being vested solely in the chair of the board of directors, the board of directors, or a committee of the board of directors (if duly authorized to call special meetings);
•the provisions regarding stockholder action by written consent; and
•the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.
In addition, Celanese’s Charter grants the board of directors the authority to amend and repeal the By-laws without a stockholder vote in any manner not inconsistent with the laws of the State of Delaware or Celanese’s Charter.
Exclusive Forum
Celanese's By-laws provides that a state court located within the State of Delaware (or if no state court located in Delaware has jurisdiction, then the federal court for the District of Delaware) will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors or officers to us or our stockholders, any action asserting a claim against us or any of our directors or officers arising pursuant to any provision of the DGCL or our Certificate of Incorporation or By-laws (as either may be amended from time to time) or any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine, unless Celanese consents in writing to another jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Celanese’s Charter includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability:
•for breach of duty of loyalty;
•for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL (unlawful dividends or stock repurchases and redemptions); or
•for transactions from which the director derived improper personal benefit.
Celanese’s Charter and By-laws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the DGCL. Celanese is also required to advance certain expenses (including attorneys’ fees and disbursements and court costs) incurred by officers and directors in defending a covered proceeding and expressly authorize to carry directors’ and officers’ insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in Celanese’s Charter and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Celanese’s directors, officers or employees for which indemnification is sought.
Delaware Anti-takeover Statute
Section 203 of the DGCL applies to Celanese. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with Celanese for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15% or more of Celanese’s voting stock.
An interested stockholder may not engage in a business combination transaction with Celanese within the three-year period following the time that such stockholder became an interested stockholder unless:
•before such time, the board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85% of Celanese’s voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or
•at or subsequent to such time the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for Celanese’s Common Stock.
Listing
Celanese’s Common Stock is listed on the NYSE under the symbol “CE.”
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as Celanese’s Common Stock is listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock may be to enable Celanese’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
The registered holder of any debt security will be treated as the owner of it for all purposes. Only registered holders will have rights under the applicable indenture.
General
The debt securities that we may offer will be either senior debt securities or subordinated debt securities. Any senior debt securities will be issued under an indenture, which we refer to as the senior indenture, entered into or to be entered into between us and U.S. Bank Trust Company, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. Any subordinated debt securities will be issued under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and U.S. Bank Trust Company, National Association, or another trustee chosen by us and named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939.
Any senior debt securities that Celanese US may issue will be our unsubordinated obligations. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. Any subordinated debt securities that Celanese US may issue will be subordinated in right of payment to the prior payment in full of our senior debt. See “Ranking.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the amount of other indebtedness or securities that Celanese US may issue. Celanese US may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities with respect to which this prospectus is being delivered:
•the title of the debt securities;
•any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;
•the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, where the debt securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us with respect to the debt securities of such series and the applicable indenture may be served, and the method of such payment, if by wire transfer, mail or other means if other than as set forth in the applicable indenture;
•the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;
•any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at our option;
•our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•if other than denominations of $1,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the portion of the principal amount thereof that will be due and payable upon declaration of acceleration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
•the terms of any repurchase or remarketing rights;
•if the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the applicable indenture;
•whether the debt securities of the series will be convertible into or exchangeable for other securities, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;
•any provisions granting special rights to holders when a specified event occurs;
•if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
•any guarantees on the debt securities, supplemental to the guarantee by Celanese, and the terms and conditions upon which any guarantees, including the guarantee by Celanese, may be released or terminated;
•the provisions, if any, relating to any security provided for the debt securities of the series;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the applicable indenture;
•if the debt securities are subordinated debt securities, the subordination terms of the debt securities; and
•any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there will be no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and any debt securities that Celanese US may issue are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Payments on the Debt Securities
Principal of, premium, if any, and interest on the debt securities will be payable at the office or agency maintained by Celanese US for such purposes; provided that all payments of principal, premium, if any, and interest with respect to the debt securities represented by one or more global securities registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made through the facilities of DTC. Until otherwise designated by Celanese US, Celanese US’s office or agency will be the office of the trustee maintained for such purpose.
Paying Agent and Registrar for the Debt Securities
The trustee will initially act as paying agent and registrar. Celanese US may change the paying agent or registrar without prior notice to the holders, and Celanese US, Celanese or any of their subsidiaries may act as paying agent or registrar.
Transfer and Exchange
A holder may transfer or exchange debt securities in accordance with the applicable indenture. Holders will be required to pay all taxes due on transfer. Celanese US will not be required to transfer or exchange any debt security selected for redemption or repurchase. Also, Celanese US will not be required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or repurchased.
Guarantees
The debt securities of any series will be guaranteed by Celanese and, to the extent specified in the applicable prospectus supplement, may be guaranteed by subsidiary guarantors. Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by the subsidiary guarantors, including the terms of subordination, if any, of any such guarantee.
Ranking
Senior Debt Securities
Any series of senior debt securities will be general obligations of Celanese US that rank senior in right of payment to all existing and future indebtedness that is expressly subordinated in right of payment to the senior debt securities. Any series of senior debt securities will rank equally in right of payment with all existing and future liabilities of Celanese US that are not so subordinated. Any series of senior unsecured debt securities will be effectively subordinated to all of Celanese US’s secured indebtedness (to the extent of the value of the assets securing such indebtedness) and liabilities of our subsidiaries that do not guarantee the series of senior debt securities.
Subordinated Debt Securities
We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
•the indebtedness ranking senior to the debt securities being offered;
•the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and
•the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.
Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Certain Covenants
Merger, Consolidation or Sale of Assets
Neither Celanese US nor Celanese may, directly or indirectly: (1) consolidate or merge with or into or wind up into another person (whether or not Celanese US is the surviving person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another person; unless:
(1)either: (a) Celanese US or Celanese, as the case may be, is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than Celanese US or Celanese, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the jurisdiction of organization of Celanese US or the United States, any state of the United States, the District of Columbia or any territory thereof (Celanese US or such person, as the case may be, hereinafter referred to as the Successor Company);
(2)the Successor Company (if other than Celanese US or Celanese, as the case may be) expressly assumes all the obligations of Celanese US or Celanese, as the case may be, under the debt securities and the applicable indenture;
(3)immediately after such transaction no default or Event of Default exists; and
(4)Celanese US or Celanese, as the case may be, shall have delivered to the trustee a certificate from a responsible officer and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with the applicable indenture.
The Successor Company will succeed to, and be substituted for, Celanese US or Celanese, as the case may be, under the applicable indenture and the debt securities.
Reports
So long as any debt securities are outstanding, Celanese US shall file with the trustee, within 15 days after Celanese files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the forgoing as the SEC may from time to time by rules and regulations prescribe) that Celanese may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Celanese US shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Celanese US’s compliance with any of its covenants under the applicable indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Events of Default and Remedies
The following will be “Events of Default” with respect to debt securities of a particular series, except to the extent provided in the supplemental indenture or resolution of our board of directors pursuant to which a series of debt securities is issued:
(1)Celanese US defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;
(2)Celanese US defaults in the payment when due of interest on or with respect to the debt securities and such default continues for a period of 30 days;

(3)Celanese US defaults in the performance of, or breaches any covenant, warranty or other agreement contained in the applicable indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 90 days after the notice specified below;
(4)certain events of bankruptcy affecting Celanese US;
(5)Celanese’s guarantee with respect to such series of securities shall for any reason cease to be, or shall for any reason be asserted in writing by Celanese or Celanese US not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the applicable indenture and such guarantee; or
(6)any other Event of Default provided in the applicable supplemental indenture or resolution of the board of directors under which such series of securities is issued or in the form of security for such series.
A default under one series of debt securities issued under the applicable indenture will not necessarily be a default under another series of debt securities under such indenture. The trustee may withhold notice to the holders of a series of debt securities issued under such indenture of any default or event of default (except in any payment on the debt securities of such series) if the trustee considers it in the interest of the holders of the debt securities of that series to do so.
If an Event of Default (other than an Event of Default specified in clause (4) or (5) above) for a series of debt securities shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of and accrued interest on such debt securities to be due and payable by notice in writing to Celanese US and the trustee specifying the respective Event of Default and that it is a “notice of acceleration” (“Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (4) or (5) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding debt securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities.
The holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such debt securities.
Holders of debt securities of any series may not enforce the applicable indenture or the debt securities of that series except as provided in the applicable indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the holders of a majority in aggregate principal amount of a series of the then outstanding debt securities of such series issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
Celanese US and Celanese will be required to deliver to the trustee annually a statement regarding compliance with the indentures.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of Celanese, Celanese US or any guarantor subsidiary or any direct or indirect parent entity, as such, will have any liability for any obligations of Celanese, Celanese US or any guarantor subsidiary under the debt securities, the indentures, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge of Indentures
The applicable indenture shall cease to be of further effect with respect to a series of debt securities when either:
(1)Celanese US has delivered to the trustee for cancellation all outstanding securities of such series, other than any securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in such indenture;
(2)all outstanding securities of such series have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Celanese US or Celanese shall have irrevocably deposited with the trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay at maturity or upon redemption all securities of such series; or
(3)Celanese US has properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the securities of such series.
In each case, Celanese US will also pay all other sums payable by it under the applicable indenture with respect to the securities of such series.
Defeasance
The term defeasance means the discharge of some or all of Celanese US’s obligations under the applicable indenture. If Celanese US deposits with the trustee funds or government securities sufficient to make payments on any series of debt securities on the dates those payments are due and payable, then, at Celanese US’s option, either of the following will occur:
(1)Celanese US and Celanese will be discharged from obligations with respect to the debt securities of such series (legal defeasance); or
(2)Celanese US and Celanese will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us (covenant defeasance).
If Celanese US defeases any series of debt securities, the holders of the defeased debt securities of such series will not be entitled to the benefits of the indenture under which such series was issued, except for Celanese US’s obligation to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, Celanese US’s obligation to pay principal, premium and interest on the debt securities of such series will also survive. Celanese US will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes. If Celanese US elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, an indenture or the debt securities of any series issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the debt securities of each series at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing default or compliance with any provision of the indenture or the debt securities of any series issued thereunder may be waived with the consent of the holders of a majority in principal amount of each series of debt securities at the time outstanding that is affected voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder affected thereby, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
(1)reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;
(2)reduce the rate of or change the time for payment of interest on the debt securities of any series;
(3)reduce the principal or change the stated maturity of any debt securities of any series;
(4)reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;
(5)make payments on any debt security payable in currency other than as originally stated in such debt security;
(6)impair the holder’s right to institute suit for the enforcement of any payment on any debt security;
(7)make any change in the percentage of principal amount of the debt securities of any series necessary to waive compliance with certain provisions of the indenture under which such debt securities were issued or to make any change in this provision for modification; or
(8)waive a continuing default or event of default regarding any payment on the debt securities of any series.
Notwithstanding the preceding, without the consent of any holder of debt securities, Celanese US, Celanese and the trustee may amend or supplement an indenture or the applicable debt securities issued thereunder:
(1)to cure any ambiguity, omission, defect or inconsistency;
(2)to provide for the assumption of the obligations of Celanese or Celanese US under the indenture by a successor upon any merger, consolidation or transfer of substantially all of the assets of Celanese US or Celanese, as applicable;
(3)to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(4)to provide any security for or guarantees of the debt securities or for the addition of an additional obligor on the debt securities;
(5)to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, if applicable;
(6)to add covenants that would benefit the holders of any outstanding series of debt securities or to surrender any rights of Celanese US or Celanese under the indenture;
(7)to add additional Events of Default with respect to any series of debt securities;
(8)to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
(9)to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities;
(10)to permit or facilitate the defeasance and discharge of the debt securities;
(11)to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

(12)to make any change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect; or
(13)to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.
Concerning the Trustee
If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities issued under such indenture only after those holders have furnished the trustee indemnity reasonably satisfactory to it.
If the trustee becomes a creditor of ours, it will be subject to limitations in the indentures on its rights to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate such conflict, resign or obtain an order from the SEC permitting it to remain as trustee.
Governing Law
The indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.
PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus in any of the following ways:
•directly to one or more purchasers;
•through agents;
•through underwriters, brokers or dealers; or
•through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
Gibson, Dunn & Crutcher LLP, New York, New York, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audited historical financial statements of the M&M Business incorporated into this prospectus by reference to Celanese Corporation’s Current Report on Form 8-K dated June 27, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

Celanese US Holdings LLC
€500,000,000 % Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan	Citigroup		Deutsche Bank Securities Inc.
BofA Securities	HSBC	MUFG	UniCredit
PNC Capital Markets LLC		SMBC
Co-Managers

Morgan Stanley	Regions Securities LLC	Santander
TD Securities	Truist Securities	US Bancorp